Final Version SHARE PURCHASE AGREEMENT by and among: TENABLE, INC., as Purchaser; ERMETIC LTD., as the Company; THE SHAREHOLDERS OF THE COMPANY, as Sellers and THE SELLERS’ REPRESENTATIVE, as representative, agent and attorney-in-fact of the Indemnitors. Dated as of September 7, 2023

CONFIDENTIAL i TABLE OF CONTENTS Page 1. PURCHASE AND SALE ............................................................................................................... 2 1.1 Share Purchase ................................................................................................................... 2 1.2 Treatment of Equity Awards .............................................................................................. 2 1.3 Treatment of Company Warrants. ...................................................................................... 4 1.4 Consideration for Sale Shares ............................................................................................ 5 1.5 Escrow Contribution .......................................................................................................... 5 1.6 Closing Balance Sheet; Closing Consideration Spreadsheet. ............................................ 5 1.7 Purchase Price Adjustment ................................................................................................ 6 1.8 Withholding ....................................................................................................................... 9 1.9 Allocation of Consideration ............................................................................................. 12 1.10 Section 102 Trustee ......................................................................................................... 12 1.11 Issuance of Parent Common Stock .................................................................................. 12 2. CLOSING ..................................................................................................................................... 12 2.1 Closing Date .................................................................................................................... 12 2.2 Seller and Company Closing Deliverables ...................................................................... 13 2.3 Purchaser Closing Deliverables ....................................................................................... 14 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ......................................... 16 3.1 Organizational Matters .................................................................................................... 16 3.2 Capital Structure .............................................................................................................. 17 3.3 Authority and Due Execution .......................................................................................... 20 3.4 Non-Contravention and Consents .................................................................................... 21 3.5 Financial Statements ........................................................................................................ 22 3.6 No Liabilities; Indebtedness ............................................................................................ 24 3.7 Litigation .......................................................................................................................... 25 3.8 Taxes ................................................................................................................................ 25 3.9 Title to Properties; Sufficiency and Condition of Assets ................................................. 30 3.10 Bank Accounts ................................................................................................................. 32 3.11 Intellectual Property and Related Matters ........................................................................ 32 3.12 Government Contracting .................................................................................................. 40 3.13 Compliance with Laws; Permits ...................................................................................... 40 3.14 Brokers’ and Finders’ Fees .............................................................................................. 42 3.15 Restrictions on Business Activities .................................................................................. 42 3.16 Employee Matters; Benefit Plans ..................................................................................... 43 3.17 Environmental Matters .................................................................................................... 49 3.18 Material Contracts ............................................................................................................ 50 3.19 Insurance .......................................................................................................................... 51 3.20 Transactions with Related Parties .................................................................................... 51 3.21 Books and Records .......................................................................................................... 51 3.22 Absence of Changes ......................................................................................................... 52 3.23 Product and Service Warranties ....................................................................................... 52 3.24 Major Suppliers, Major Customers and Major Resellers ................................................. 52 3.25 Third Party Acquisition Proposals ................................................................................... 53 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER .............................................. 53 4.1 Authority and Due Execution .......................................................................................... 53

CONFIDENTIAL

	4.2	Non-Contravention and Consents.	53
	4.3	Litigation	54
	4.4	Title and Ownership	54
	4.5	Due Organization	54
	4.6	Brokers' and Finders' Fees	55
	4.7	Assets	55
	4.8	Sellers' Representative	55
5.	REPRESENTATIONS AND WARRANTIES OF PURCHASER		55
	5.1	Standing	55
	5.2	Authority and Due Execution	55
	5.3	Non-Contravention	56
	5.4	R&W Insurance Policy	56
	5.5	Litigation	56
	5.6	Cash Resources	56
6.	CERTAIN COVENANTS OF THE PARTIES		56
	6.1	Access and Investigation	56
	6.2	Operation of the Business of the Company and the Acquired Companies	57
	6.3	Notification	61
	6.4	No Solicitation or Negotiation	62
	6.5	Termination of Certain Company Employee Plans	62
	6.6	Termination/Amendment of Agreements	62
	6.7	FIRPTA Matters	63
	6.8	Repayment of Insider Receivables	63
	6.9	Communications with Employees	63
	6.10	Resignation of Officers and Directors; Releases	63
	6.11	Payoff Letters; Company Transaction Expenses	63
	6.12	Tail Insurance	64
	6.13	Restriction on Transfer	65
	6.14	Payment of Certain Liabilities	65
	6.15	Joinder Agreements	65
	6.16	Confidentiality	65
	6.17	Waiver of Pre-Emptive Rights and Restrictions	66
	6.18	Ancillary Agreements	66
	6.19	Additional Office Lease	67
	6.20	Ungranted Equity Award Acknowledgements	67
	6.21	Website Privacy Policy	67
7.	ADDITIONAL COVENANTS OF THE PARTIES		67
	7.1	Reasonable Best Efforts	67
	7.2	Public Announcements	69
	7.3	Tax Matters	70
	7.4	Parachute Payments	72
	7.5	Employee Matters	72
	7.6	R&W Insurance Policy	74
	7.7	Audited Financial Statements	74
	7.8	IIA Matters	74
	7.9	Israeli Tax Pre-Rulings	75

ii

CONFIDENTIAL

8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER		76
	8.1	Accuracy of Representations	76
	8.2	Performance of Covenants	77
	8.3	Governmental Consents	77
	8.4	No Material Adverse Effect	77
	8.5	No Restraints	77
	8.6	No Legal Proceedings	77
	8.7	Termination of Employee Plans	77
	8.8	Section 280G Shareholder Approval	77
	8.9	Collection of Insider Receivables	77
	8.10	Tail Insurance	77
	8.11	Employees	78
	8.12	No Outstanding Securities	78
	8.13	Restrictive Covenant Agreements	78
	8.14	IIA Redemption Fee	78
	8.15	R&W Insurance Policy	78
	8.16	Audited Financial Statements	78
	8.17	Joinder Agreements	78
	8.18	Other Closing Deliverables	78
9.	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS		79
	9.1	Accuracy of Representations	79
	9.2	Performance of Covenants	79
	9.3	No Restraints	79
	9.4	R&W Insurance Policy	79
	9.5	Other Closing Deliverables	79
10.	TERMINATION		79
	10.1	Termination Events	79
	10.2	Termination Procedures	80
	10.3	Effect of Termination	81
11.	INDEMNIFICATION, ETC.		81
	11.1	Survival of Representations, Etc.	81
	11.2	Indemnification	82
	11.3	Limitations	85
	11.4	No Contribution, Etc.	86
	11.5	Defense of Third-Party Claims	86
	11.6	Indemnification Claim Procedure	87
	11.7	Specified Tax Indemnity Procedures	92
	11.8	No Setoff	93
	11.9	Exercise of Remedies Other Than by Purchaser	93
	11.10	Exclusive Remedy	93
12.	MISCELLANEOUS PROVISIONS		94
	12.1	Sellers' Representative	94
	12.2	Further Assurances	97
	12.3	No Waiver Relating to Claims for Fraud	97
	12.4	Fees and Expenses	97
	12.5	Attorneys' Fees	98

iii

CONFIDENTIAL iv 12.6 Notices ............................................................................................................................. 98 12.7 Headings .......................................................................................................................... 99 12.8 Counterparts; Execution and Exchange by Electronic Means ......................................... 99 12.9 Governing Law; Dispute Resolution ............................................................................. 100 12.10 Successors and Assigns ................................................................................................. 100 12.11 Remedies Cumulative; Specific Performance................................................................ 101 12.12 Waiver ............................................................................................................................ 101 12.13 Waiver of Jury Trial ....................................................................................................... 101 12.14 Amendments .................................................................................................................. 101 12.15 Severability .................................................................................................................... 101 12.16 Parties in Interest ........................................................................................................... 102 12.17 Entire Agreement ........................................................................................................... 102 12.18 Disclosure Schedule ....................................................................................................... 102 12.19 Construction ................................................................................................................... 102 12.20 Agent for Service of Process.......................................................................................... 103 12.21 Waiver of Conflicts ........................................................................................................ 103

CONFIDENTIAL v EXHIBITS AND SCHEDULES EXHIBIT A Certain Definitions EXHIBIT B-1 Form of General Restrictive Covenant Agreement EXHIBIT B-2 Form of Institutional Holder Restrictive Covenant Agreement EXHIBIT C Form of Warrant Cancellation Agreement EXHIBIT D Form of Escrow Agreement EXHIBIT E Form of Release EXHIBIT F Form of Joinder Agreement EXHIBIT G Form of Paying Agent Agreement EXHIBIT H Form of Revesting Agreement EXHIBIT I Form of Accredited Investor Questionnaire EXHIBIT J Form of Optionholder Acknowledgement Agreement EXHIBIT K Form of Director and Officer Resignation Letter SCHEDULE 1 List of Selling Shareholders SCHEDULE 2 Key Employees and Founder Key Employees SCHEDULE 3 List of Certain Selling Shareholders SCHEDULE 4 Illustrative Closing Working Capital Amount Calculation SCHEDULE 5 Operating Lease Liabilities SCHEDULE 1.2(b) Alternative Vesting Schedule for certain Unvested RSU Awards SCHEDULE 1.6(b) Example Closing Consideration Spreadsheet SCHEDULE 1.8(b)(v) Form of Declaration SCHEDULE 6.6(a) Agreements to be Terminated/Amended as of the Closing SCHEDULE 6.6(b) Securityholders Agreements to Terminate as of the Closing SCHEDULE 6.11 Payoff Letters

CONFIDENTIAL SHARE PURCHASE AGREEMENT THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 7, 2023 (the “Agreement Date”), by and among: (a) TENABLE, INC., a Delaware corporation (“Purchaser”); (b) ERMETIC LTD., a company organized under the laws of the State of Israel (the “Company”); (c) the selling shareholders of the Company set forth on Schedule 1 hereto (together the “Sellers” and each a “Seller”); and (d) SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Indemnitors. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in Exhibit A. RECITALS A. Sellers collectively own and will own as of immediately prior to the Closing all of the issued and outstanding share capital of the Company, which consist as at the date hereof of (a) 9,176,692 Company Ordinary Shares, of which 34,311 are Restricted Shares; (b) 5,425,219 Series A Preferred Shares; (c) 6,589,257 Series A-1 Preferred Shares; (d) 954,964 Series A-2 Preferred Shares and (e) 7,683,020 Series B Preferred Shares (all issued and outstanding Company Ordinary Shares, Series A Preferred Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series B Preferred Shares being collectively referred to as the “Company Shares”) (all issued Company Shares as at the date hereof and all Company Shares issued after the date of this Agreement pursuant to the exercise of Company Warrants, Company Options or otherwise being collectively referred to as the “Sale Shares”). B. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser desires to acquire from Sellers all of the Sale Shares, and Sellers desire to sell to Purchaser all of the Sale Shares (the sale and purchase of the Sale Shares pursuant to the terms of this Agreement being referred to as the “Share Purchase”). C. As a material inducement and condition to the willingness of Purchaser to enter into this Agreement and consummate the Contemplated Transactions, concurrently with the execution and delivery of this Agreement, (i) each of the individuals listed on Schedule 2 to this Agreement (each such individual, a “Key Employee”) is entering into an employment agreement in a form acceptable to Purchaser (an “Employment Agreement”) describing the employment terms and conditions between the Company and such Key Employee, which shall each be contingent upon and become effective as of the Closing; (ii) each of the Sellers and holders of Company Options identified on Schedule 3 to this Agreement is entering into a restrictive covenant agreement in favor of the Company and Purchaser in the form of Exhibit B-1 hereto (a “General Restrictive Covenant Agreement”) or Exhibit B-2 hereto (an “Institutional Holder Restrictive Covenant Agreement” and together with the General Restrictive Covenant Agreement, the “Restrictive Covenant Agreements”), as set forth on Schedule 3, which shall each be contingent upon and become effective as of the Closing; (iii) each of the individuals identified on Schedule 2 as being a signatory thereto (a “Founder Key Employee”) is entering into a revesting and release agreement in the form of Exhibit H hereto (a “Revesting Agreement”), which shall each be contingent upon and become effective as of the Closing, and a related Accredited Investor Questionnaire in the form of Exhibit I hereto; and (iv) each of the executive officers of the Company and the Key Employees (other than the Founder Key Employees) is entering into an Optionholder Acknowledgement Agreement, which shall each be contingent upon and become effective as of the Closing. AGREEMENT The parties to this Agreement, intending to be legally bound, agree as follows:

CONFIDENTIAL 2 1. PURCHASE AND SALE 1.1 Share Purchase. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, in exchange for the payments set forth in Section 1.4, each Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from such Seller, all of the Sale Shares held by such Seller, in each case, free and clear of all Liens. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be obligated to complete the purchase and transfer of any Sale Shares unless the sale and transfer of all of the Sale Shares is completed simultaneously. 1.2 Treatment of Equity Awards. (a) Vested Company Options. Subject to Section 1.5, Section 1.7, Section 1.8, Section 1.10, Section 2, Section 8, Section 11 and Section 12.1(i), at the Closing, each Company Option (or portion thereof), other than an Underwater Option, that is outstanding, unexercised and vested immediately prior to the Closing (each, a “Vested Option”), shall, without any action on the part of Parent, Purchaser, the Company or the holder thereof, be cancelled, terminated and extinguished, and the holder thereof (including any Seller) shall be entitled to receive for each such Vested Option, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (i) the aggregate number of Company Ordinary Shares issuable upon the exercise of such Vested Option, multiplied by (ii) an amount equal to (A) the Post- Preference Per Share Amount minus (B) the per share exercise price of such Vested Option; provided that, subject to Section 1.2(g), as a condition to payment of any amounts owed to such holder in respect of such Vested Option, such holder shall have duly executed and delivered an Optionholder Acknowledgement Agreement to the Company. The aggregate amount payable to each holder of a Vested Option at the Closing shall be set forth on the Closing Consideration Spreadsheet. (b) Unvested Company Options. Subject to Section 1.8, Section 1.10, Section 2, Section 8 and the last sentence of Section 1.2(c), at Closing, each Company Option (or portion thereof), other than an Underwater Option, that is outstanding, unexercised and unvested immediately prior to the Closing and held by a then-current employee or service provider of the Company or any of its Subsidiaries (each, an “Unvested Option”), shall, without any action on the part of Parent, Purchaser, the Company or the holder thereof, be substituted as provided in this Section 1.2(b), and each holder thereof (including any Seller) who continues to be employed by or in service with Parent or any of its Subsidiaries (including the Company) as of immediately following the Closing shall be entitled to receive for each such Unvested Option, in full satisfaction of the rights of such holder with respect thereto, a Restricted Stock Unit Award (an “Unvested RSU Award”) which will be based on a number of shares of Parent Common Stock (rounded down to the nearest whole share of Parent Common Stock) equal to (i)(A) the aggregate number of Company Ordinary Shares issuable upon the exercise of such Unvested Option (assuming it were fully vested), multiplied by (B) an amount equal to (1) the Post-Preference Per Share Amount minus (2) the per share exercise price of such Unvested Option divided by (ii) the Parent Closing Stock Price; provided that such Unvested RSU Award (x) shall vest in substantially equal quarterly installments over the aggregate remaining vesting period applicable to the corresponding Unvested Option (or, with respect to the holders of Unvested Options who are identified on Schedule 1.2(b), in accordance with the applicable vesting schedule as set forth on Schedule 1.2(b)), subject to continued employment or service of the holder thereof with Parent or any of its Subsidiaries (including the Company) on the applicable vesting date with each such installment to be paid as soon as reasonably practicable (but no more than thirty (30) calendar days) following such vesting date, (and in each case subject to applicable withholdings and Taxes); provided, however, that the substitution for any Unvested Option held by a non-employee service provider of the Company or any of its Subsidiaries may be made with either an Unvested RSU Award or an equivalent cash payment at Parent’s sole discretion; provided, further, that any payment under this Section 1.2(b) may be aggregated when due and paid on a quarterly basis at Parent’s sole discretion; and (y) shall be subject to forfeiture on the same terms and conditions as were applicable to such Unvested Option (without regard to

CONFIDENTIAL 3 any provisions that would result in accelerated vesting). The size of the Unvested RSU Award to be granted to each holder of an Unvested Option in connection with the Closing shall be set forth on the Closing Consideration Spreadsheet. Purchaser shall procure that Parent issues the Unvested RSU Awards as promptly as reasonably practicable following the Closing. Notwithstanding anything to the contrary in this Agreement, Unvested RSU Awards issued as a result of the substitution of Section 102 Unvested Options, shall be issued under a qualified equity incentive plan adopted by Parent and filed with the ITA, and deposited with the Section 102 Trustee to be held and released in accordance with the provisions of Section 102, Israeli Option Tax Pre-Ruling, Interim Option Tax Ruling or any other approval that may be issued by the ITA. (c) Termination of Certain Company Options. Subject to Section 1.2(b), Purchaser shall not assume any Company Options under this Agreement or otherwise. At the Closing, any Underwater Options, any Company Option that is not a Vested Option or an Unvested Option shall be cancelled, terminated and extinguished at the Closing and no consideration shall be paid or payable with respect thereto. Notwithstanding anything to the contrary in this Section 1.2, in the event that prior to the Closing, Purchaser reasonably determines that any outstanding Unvested Option would reasonably be expected to violate Section 409A of the Code, then no Unvested RSU Award shall be required to be issued in respect thereof, and Purchaser and the Company shall discuss in good faith alternative methods to address such Unvested Options in a manner mutually acceptable to the Company and Purchaser (it being understood that any treatment that places the holders of such Unvested Options in substantially the same economic position as they would have been if the Unvested RSU Award were issued shall be acceptable to the Company). (d) Unvested Company RSUs. Subject to Section 1.8, Section 1.10, Section 2 and Section 8, at Closing, each Company RSU, that is outstanding and unvested immediately prior to the Closing and held by a then-current employee or service provider of the Company or any of its Subsidiaries (each, an “Unvested Company RSU”), shall, without any action on the part of Parent, Purchaser, the Company or the holder thereof, be substituted as provided in this Section 1.2(d), and each holder thereof (including any Seller) who continues to be employed by or in service with Parent or any of its Subsidiaries (including the Company) as of immediately following the Closing shall be entitled to receive for each such Unvested Company RSU, in full satisfaction of the rights of such holder with respect thereto, a Restricted Stock Unit Award (an “Unvested Replacement RSU Award”) which will be based on a number of shares of Parent Common Stock (rounded down to the nearest whole share of Parent Common Stock) equal to (i)(A) the aggregate number of Company Ordinary Shares issuable upon settlement of such Unvested Company RSU (assuming it were fully vested), multiplied by (B) the Post-Preference Per Share Amount divided by (ii) the Parent Closing Stock Price; provided that such Unvested Replacement RSU Award (x) shall vest in substantially equal quarterly installments over the aggregate remaining vesting period applicable to the corresponding Unvested Company RSU, subject to continued employment or service of the holder thereof with Parent or any of its Subsidiaries (including the Company) on the applicable vesting date with each such installment to be paid as soon as reasonably practicable (but no more than thirty (30) calendar days) following such vesting date, (and in each case subject to applicable withholdings and Taxes); provided, however, that any payment under this Section 1.2(d) may be aggregated when due and paid on a quarterly basis at Parent’s sole discretion and (y) shall be subject to forfeiture on the same terms and conditions as were applicable to such Unvested Company RSU (without regard to any provisions that would result in accelerated vesting). The size of the Unvested Replacement RSU Award to be granted to each holder of an Unvested Company RSU in connection with the Closing, shall be set forth on the Closing Consideration Spreadsheet. Purchaser shall procure that Parent issues the Unvested Replacement RSU Awards as promptly as reasonably practicable following the Closing. Notwithstanding anything to the contrary in this Agreement, Unvested Replacement RSU Awards issued as a result of the substitution of Unvested Company RSU, shall be issued under a qualified equity incentive plan adopted by Parent and filed with the ITA, and deposited with the Section 102 Trustee to be held and released in accordance with the provisions of Section 102, Israeli Option Tax Pre-Ruling, Interim Option Tax Ruling or any other

CONFIDENTIAL 4 approval that may be issued by the ITA. (e) Actions. Promptly following the Agreement Date, and in any event prior to the Closing, the Company shall take all actions that may be necessary or required (under any Stock Plan, any applicable Legal Requirement, the applicable stock option award agreements or otherwise) to: (i) ensure that, from and after the Closing, each holder of a Company Option shall have no rights with respect thereto other than the rights, if any, specifically provided to such holder in respect of such Company Option in this Section 1.2, (ii) to effectuate the provisions of this Section 1.2 and (iii) to effectuate a moratorium precluding the exercise of any Company Options granted under the Company’s 2022 Share Incentive Plan from and including the Agreement Date through and including the Closing Date (other than in respect of Company Options granted under such 2022 Share Incentive Plan which would otherwise expire such period). In addition, following the Closing, Parent shall use commercially reasonable efforts to take the requisite actions necessary in order for any non-cash consideration payable under this Agreement or the other Transaction Documents with respect to Unvested RSU Awards and Unvested Replacement RSU Awards (including filing the applicable notices and depositing the Unvested RSU Awards and Unvested Replacement RSU Awards) to be granted under the capital gains route of Section 102 of the Ordinance. (f) Restricted Shares. Subject to Sections 1.5 and 1.8, at the Closing, each Company Ordinary Share that is subject to forfeiture or a right of repurchase by the Company immediately prior to the Closing (each, a “Restricted Share”) shall accelerate and become fully vested and the restrictions and limitations applicable thereto shall lapse. (g) Optionholder Acknowledgement Agreement. Within five (5) Business Days of the Agreement Date, the Company shall send to each anticipated holder of a Vested Option an Optionholder Acknowledgment Agreement in the form attached hereto as Exhibit J (the “Optionholder Acknowledgement Agreement”) and shall use its reasonable best efforts to cause each such holder of a Company Option to execute and return such Optionholder Acknowledgement Agreement as promptly as practicable. The Company shall provide Purchaser with a copy of each Optionholder Acknowledgement Agreement promptly following receipt. Notwithstanding the foregoing, any failure of a holder of a Company Option to execute and return an Optionholder Acknowledgement Agreement shall not be deemed a breach of any provision of this Agreement or a failure of a condition contained herein, so long as the Company complies with its obligations in the immediately preceding sentence. (h) Payment. Following the Closing, and subject to Section 1.10 and the receipt of the Optionholder Acknowledgement Agreement duly executed by the applicable holder, if such holder is required to execute such Optionholder Acknowledgement Agreement, Purchaser shall cause to be paid (as applicable) through Purchaser’s or the Company’s standard payroll practices, to each holder of a Vested Option and/or an Unvested Option the consideration specified in Section 1.2 (subject to applicable withholding Tax), without interest. 1.3 Treatment of Company Warrants. (a) Company Warrant. No Company Warrant shall be assumed or continued by Purchaser or the Company in connection with the Share Purchase or the other Contemplated Transactions. Subject to Section 1.5, Section 1.7, Section 1.8, Section 2, Section 8, Section 11 and Section 12.1(i), each Company Warrant that is outstanding and unexercised immediately prior to the Closing (each, an “Outstanding Warrant”), shall be cancelled, terminated and extinguished, and the holder thereof (including any Seller) shall be entitled to, without any action on the part of Parent, Purchaser, the Company or the holder thereof, receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (i) the aggregate number of Company Ordinary Shares issuable upon the exercise of such Outstanding Warrant multiplied by (ii) an amount equal to, if any, (A) the Post-Preference Per Share Amount minus (B) the per share exercise price of such Outstanding Warrant; provided that as a condition

CONFIDENTIAL 5 to payment of any amounts owned to such holder, such holder shall have duly executed and delivered a warrant cancellation agreement in the form of Exhibit C (the “Warrant Cancellation Agreement”) to the Company. The Company shall enter into, and procure that the holder of any outstanding Company Warrant enters into, a Warrant Cancellation Agreement at or prior to Closing. The aggregate amount payable to each holder of an Outstanding Warrant at the Closing shall be set forth on the Closing Consideration Spreadsheet. (b) Payment. Promptly following the Closing and subject to the receipt of the Warrant Cancellation Agreement duly executed by the holder of the Company Warrant, Purchaser shall cause to be paid to the holder of the Outstanding Warrant, the consideration specified in Section 1.3(a), without interest. 1.4 Consideration for Sale Shares. Subject to Section 1.5, Section 1.7, Section 1.8, Section 2, Section 8, Section 11, Section 12.1(i) and, in the case of the Founder Key Employees, the applicable Revesting Agreement executed thereby, the consideration payable by or on behalf of Purchaser to each Seller for each Sale Share held by such Seller shall consist of (a) in the case of holders of Series B Preferred Shares, an amount in cash equal to the Series B Liquidation Preference Amount, (b) in the case of Founder Key Employees, (i) an amount in cash equal to (A) 0.80 multiplied by (B) the Post-Preference Per Share Amount and (ii) a number of shares of Parent Common Stock equal to the applicable Per Share Deferred Stock Consideration and (c) in the case of all other Sellers not described in the foregoing clauses (a) or (b), an amount in cash equal to the Post-Preference Per Share Amount. The aggregate amount payable to each Seller at the Closing shall be set forth on the Closing Consideration Spreadsheet. Furthermore, the aggregate number of shares of Parent Common Stock that will be issued to each Founder Key Employee pursuant to this Section 1.4 shall be rounded up or down to the nearest whole share as set forth in the Closing Consideration Spreadsheet. 1.5 Escrow Contribution. (a) Escrow Funding. At the Closing, Purchaser shall withhold from the consideration that would otherwise be payable to each Contributing Indemnitor pursuant to Section 1.2, Section 1.3 or Section 1.4 and deliver to the Escrow Agent an aggregate amount equal to (i) such Contributing Indemnitor’s Escrow Pro Rata Share of the Indemnity Escrow Amount and Adjustment Escrow Amount and (ii) in the case of the Specified Tax Indemnitors only, such Specified Tax Indemnitor’s Specified Escrow Pro Rata Share of the Specified Tax Indemnity Amount, in the case of each of clause (i) and (ii), as set forth on the Closing Consideration Spreadsheet (it being understood and agreed that the Founder Key Employees will fund such escrow contribution(s) out of the cash otherwise payable to them at the Closing under Section 1.4(b)(i)). (b) Escrow Agreement. The Escrow Fund: (i) shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of an escrow agreement to be entered into by and among Purchaser, the Sellers’ Representative, the Specified Tax Indemnitors and the Escrow Agent on the Closing Date, in substantially the form of Exhibit D (the “Escrow Agreement”); (ii) except as otherwise required by any Legal Requirement, shall be held as a trust fund and shall not be subject to any Lien, attachment, trustee process or other judicial process of any creditor of any Person; and (iii) shall be held, used and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement. Neither the Escrow Fund (or any portion thereof), nor any beneficial interest therein may be pledged, subjected to any Lien, sold, assigned or transferred by any Contributing Indemnitor. Neither the Tax Escrow Fund (or any portion thereof), nor any beneficial interest therein may be pledged, subjected to any Lien, sold, assigned or transferred by any Specified Tax Indemnitor. 1.6 Closing Balance Sheet; Closing Consideration Spreadsheet. (a) Estimate Delivery. At least five (5) Business Days prior to the Closing Date, the Company shall prepare in good faith and deliver to Purchaser a statement (the “Estimated Closing

CONFIDENTIAL 6 Statement”) setting forth (i) an estimated Closing Balance Sheet (the “Estimated Closing Balance Sheet”) and (ii) an estimated Closing Consideration Spreadsheet containing all of the information identified on Schedule 1.6(a) (the “Estimated Closing Consideration Spreadsheet”), in each case, in form and substance reasonably satisfactory to Purchaser, together with documentation reasonably satisfactory to Purchaser in support of the calculation of the amounts set forth therein. (b) Closing Balance Sheet; Closing Consideration Spreadsheet. On the Closing Date but prior to the Closing, the Company shall deliver to Purchaser (i) a consolidated balance sheet of the Acquired Companies as of the Closing Date (the “Closing Balance Sheet”), and (ii) a spreadsheet, in substantially the form and containing the information set forth on Schedule 1.6(b) (the “Closing Consideration Spreadsheet”), in the case of each of clause (i) and (ii), reflecting the changes agreed to the Estimated Closing Statement pursuant to Section 1.6(a). (c) Accounting Principles; Working Capital. Each of the Estimated Closing Balance Sheet and the Closing Balance Sheet shall: (i) be prepared in accordance with the Accounting Principles and (ii) set forth in reasonable detail the calculation of the Closing Cash Amount, the Closing Indebtedness Amount, the Company Transaction Expense Amount, the Closing Working Capital Amount and the Accrued Tax Amount in a manner consistent with the definitions thereof and otherwise in accordance with the terms of this Agreement. During the period after the delivery of the Estimated Closing Statement and prior to the Closing, the Company shall grant Purchaser and its Representatives access at reasonable times and places and upon reasonable advance written notice to the work papers (subject to the execution of customer work paper access letters, if requested) and other financial records of the Company relating to the preparation of the Estimated Closing Statement, Closing Balance Sheet and Closing Consideration Spreadsheet, in each case as Purchaser may reasonably request in connection with its review of the Estimated Closing Statement, Closing Balance Sheet and Closing Consideration Spreadsheet, and will otherwise cooperate in good faith with Purchaser’s and its Representatives’ review of the Estimated Closing Statement, Closing Balance Sheet and Closing Consideration Spreadsheet; provided that such access would not be in breach of any Legal Requirement and does not unreasonably interfere with the normal business operations of the Company. 1.7 Purchase Price Adjustment. (a) Closing Statement. Within one hundred twenty (120) days following the Closing Date, Purchaser shall prepare and deliver to the Sellers’ Representative a statement (the “Closing Statement”) setting forth Purchaser’s good faith determination of: (i) each of the Closing Cash Amount, the Closing Indebtedness Amount, the Closing Working Capital Amount, any Working Capital Surplus Amount, any Working Capital Shortfall Amount, the Accrued Tax Amount and the Company Transaction Expense Amount (each, an “Adjustment Amount”); (ii) the Final Adjustment Amount; and (iii) any Upwards Adjustment Amount or Downwards Adjustment Amount resulting therefrom. (b) Objection Period. The Sellers’ Representative shall have thirty (30) Business Days from its receipt of the Closing Statement (the “Objection Period”) to review the Closing Statement. Purchaser and the Acquired Companies (or any of their respective successors) shall provide the relevant working papers, documents and other related materials reasonably requested by Sellers’ Representative for the purpose of evaluating the Closing Statement, and grant the Sellers’ Representative and its Representatives access (including electronic access, if applicable) at reasonable times and places and upon reasonable advance written notice to the books and records of the Acquired Companies, work papers (subject to the execution of customer work paper access letters, if requested) and other financial records of any of the Acquired Companies relating to preparation of the Closing Statement, including the calculation of the Adjustment Amounts set forth in the Closing Statement and to Purchaser’s (or such Acquired Company’s) personnel directly involved in the preparation of the Closing Statement, as reasonably

CONFIDENTIAL 7 requested by the Sellers’ Representative in connection with its review of the Closing Statement during the Objection Period and Purchaser, the Company and their respective Representatives shall reasonably cooperate in good faith with the Sellers’ Representative, in connection with its review (at the Sellers’ Representative’s sole cost and expense); provided that such access would not be in breach of any applicable Legal Requirement and does not interfere with the normal business operations of Purchaser, the Company or any of their respective Affiliates, subject Purchaser or any of its Affiliates to any liability, or result in a breach of any confidentiality obligation or waiver of any legal privilege. Upon the expiration of the Objection Period, the Sellers’ Representative shall be deemed to have accepted the Closing Statement and the calculation of each Adjustment Amount set forth therein, which shall be deemed final, non-appealable and binding for all purposes under this Agreement, unless the Sellers’ Representative shall have provided Purchaser with a written notice of its disagreement with the Closing Statement prior to the expiration of the Objection Period (the “Objection Notice”), specifying each disputed Adjustment Amount (each, a “Disputed Item”) and setting forth in reasonable detail the basis for disputing each Disputed Item. All Adjustment Amounts that are not Disputed Items shall be deemed final, non-appealable and binding for all purposes under this Agreement following the earlier of the expiration of the Objection Period and the delivery of an Objection Notice. Purchaser shall have thirty (30) days from the date on which it receives the Objection Notice (such period, the “Response Period”) to review and respond to the Objection Notice, and the Sellers’ Representative and Purchaser shall work together in good faith during the Response Period or any mutually agreed extension thereof to resolve each Disputed Item. If at any time (including following referral of Disputed Items to the Accounting Referee) Purchaser and the Sellers’ Representative agree upon a mutually agreeable resolution of each Disputed Item (which shall be documented by a certificate to that effect, and executed by Purchaser and Sellers’ Representative), then the Closing Statement and the calculation of each Adjustment Amount and any Upwards Adjustment Amount or Downwards Adjustment Amount set forth therein, as adjusted to reflect such resolution, shall be deemed final, non-appealable and binding for all purposes under this Agreement. If any Disputed Item has not been resolved during the Response Period or any mutually agreed extension thereof, then either Purchaser or the Sellers’ Representative may refer such Disputed Item to Deloitte LLP or, if such Entity is unavailable or is conflicted with respect to the particular matter, another independent (as to Purchaser and the Company), mutually agreeable, internationally recognized public accounting firm (the “Accounting Referee”) to make a final, non-appealable and binding determination as to all Disputed Items that remain unresolved as of the time of such referral pursuant to the terms of this Agreement. The Accounting Referee shall act as an expert and not as an arbitrator and shall not consider any issues not raised in the Closing Statement or the Objection Notice. The Accounting Referee shall be directed to make a determination of each Disputed Item in accordance with Section 1.7(c) promptly, but no later than thirty (30) days, after its acceptance of its appointment. Purchaser and the Sellers’ Representative agree to reasonably cooperate with the Accounting Referee in the performance of its duties and use commercially reasonable efforts to effect the appointment (and if necessary, selection) of the Accounting Referee pursuant to this Section 1.7(b) as promptly as practicable, but not later than seven (7) days, after such referral, including executing an engagement agreement with the Accounting Referee providing for reasonable and customary compensation and other terms of such engagement. Purchaser and the Sellers’ Representative shall provide to the Accounting Referee all work papers and back-up materials relating to the Disputed Items requested by the Accounting Referee to the extent available to Purchaser or its Representatives or the Sellers’ Representative or its Representatives; provided, however, that any materials so provided to the Accounting Referee shall also be made available to the other disputing party hereto. (c) Dispute Resolution. (i) If any Disputed Item is referred to the Accounting Referee for resolution pursuant to Section 1.7(b), then the Accounting Referee shall determine only with respect to such Disputed Item submitted whether such Disputed Item as set forth in the Closing Statement requires adjustment based on the Accounting Principles and this Agreement and the amount of any such required adjustment.

CONFIDENTIAL 8 Purchaser and the Sellers’ Representative shall be entitled to submit presentations and other documentation to support their respective calculations of each such Disputed Item to the Accounting Referee and shall instruct the Accounting Referee to, and the Accounting Referee shall, make its determination based solely on such documentation and presentations submitted by the Sellers’ Representative and Purchaser in accordance with the guidelines and procedures set forth in this Agreement and not on the basis of an independent review; provided that the foregoing shall not preclude the Accounting Referee from conducting independent research as to proper application of the Accounting Principles or the terms of this Agreement. With respect to each submitted Disputed Item, the Accounting Referee’s determination shall be within the range of values assigned to such Disputed Item by Purchaser and the Sellers’ Representative. The Accounting Referee will not have the power to (A) alter, amend or otherwise affect any provision contained in this Section 1.7 or elsewhere in this Agreement or (B) make any determination regarding the Adjustment Amounts or this Agreement or the Contemplated Transactions other than with respect to the Disputed Items submitted to it pursuant to Section 1.7(b). Any finding by the Accounting Referee shall be in writing and shall: (1) include the Accounting Referee’s determination of each Disputed Item submitted to it; (2) state in reasonable detail the findings of fact and calculations on which its determination is based; (3) be final, non-appealable and binding upon Purchaser, the Sellers’ Representative and the Indemnitors, absent manifest error or fraud; and (4) be accompanied by a certificate from the Accounting Referee certifying that it reached such findings in accordance with the provisions of this Section 1.7. A judgment upon the award rendered by the Accounting Referee may be entered in any court having jurisdiction over the subject matter thereof, and each party agrees that it shall not have any right to, and shall not, initiate any other action, suit or other proceeding challenging the determination of the Accounting Referee other than to the extent that such action, suit or other proceeding is initiated in good faith to assert that such determination was inconsistent with the terms of this Section 1.7. The existence and terms of any dispute with respect to the Closing Statement shall be kept confidential by Purchaser, the Sellers’ Representative and the Indemnitors; provided, however, that: (I) Purchaser and the Sellers’ Representative may discuss such dispute with those of their respective advisors (with respect to Sellers’ Representative, including the Advisory Group or any of their Representatives), attorneys, directors, officers and employees who agree to keep the existence and the terms such dispute confidential or who are bound by confidentiality agreements which cover by their terms the relevant confidential information; (II) the Sellers’ Representative, Purchaser and its Affiliates may disclose such information to the extent such information is required to be disclosed by any applicable Legal Requirement; and (III) the Sellers’ Representative may discuss such dispute with the Indemnitors who have a reasonable need to know such information, provided that such Indemnitors are subject to confidentiality obligations with respect thereto. Notwithstanding anything to the contrary contained in this Agreement, this Section 1.7 shall not limit the indemnification obligations of any Indemnitor pursuant to Section 11 with respect to any Company Indebtedness, Accrued Tax Amount or Company Transaction Expense that was not included on the Closing Consideration Spreadsheet or the Closing Statement. (ii) The Expenses of the Accounting Referee shall be borne by Purchaser and the Sellers’ Representative (on account of the Expense Fund) in the same proportion that the aggregate dollar amount of Disputed Items that are not resolved in favor of such party, as applicable, bears to the total dollar amount of Disputed Items resolved by the Accounting Referee. For illustrative purposes only, if the Sellers’ Representative asserts Disputed Items in an amount equal to $1,000,000, but the Accounting Referee determines that the Sellers’ Representative has a valid claim for only $100,000, the Sellers’ Representative will bear ninety percent (90%) of the Expenses of the Accounting Referee and Purchaser will bear the other ten percent (10%) of such Expenses. Each of Purchaser and the Sellers’ Representative (on behalf of the Indemnitors) shall bear the Expenses of its own Representatives incurred by it in connection with the matters contemplated by this Section 1.7. (d) Adjustment. If, upon the final determination of the Closing Statement and each of the Adjustment Amounts as provided in Section 1.7(b) or Section 1.7(c), as applicable:

CONFIDENTIAL 9 (i) the Estimated Adjustment Amount exceeds the Final Adjustment Amount (such excess, expressed as a positive number, the “Downwards Adjustment Amount”), then: (A) the Sellers’ Representative and Purchaser shall issue joint written instructions to the Escrow Agent to pay the Downwards Adjustment Amount to Purchaser from the Adjustment Escrow Amount to the extent thereof; (B) if the Adjustment Escrow Amount exceeds the Downwards Adjustment Amount, then the Sellers’ Representative and Purchaser shall issue joint written instructions to the Escrow Agent to release to the Paying Agent from the Escrow Fund such excess amount for further distribution to each Contributing Indemnitor in an amount equal to such Contributing Indemnitor’s Escrow Pro Rata Share of such excess amount; and (C) if the Adjustment Escrow Amount is insufficient to cover the full Downwards Adjustment Amount (in such case, the difference between the Adjustment Escrow Amount and the full Downwards Adjustment Amount, expressed as a positive number, shall be referred to as the “Shortfall Adjustment Amount”), then, the Shortfall Adjustment Amount shall be paid to Purchaser as follows: (x) with respect to a Shortfall Adjustment Amount of up to $1,000,000, each Contributing Indemnitor shall pay such Contributing Indemnitor’s Escrow Pro Rata Share of the Shortfall Adjustment Amount (expressed as a positive number) to Purchaser; and (y) with respect to any amount of the Shortfall Adjustment Amount which exceeds $1,000,000, if any, each Indemnitor shall pay such Indemnitor’s Pro Rata Share of the amount of such excess (expressed as a positive number) in the Downwards Adjustment Amount to Purchaser; and (ii) the Final Adjustment Amount exceeds the Estimated Adjustment Amount (such excess, expressed as a positive number, the “Upwards Adjustment Amount”), then (A) Purchaser shall pay, or cause to be paid, to the Paying Agent an amount in cash equal to the Upwards Adjustment Amount for further distribution to each Indemnitor in an amount equal to such Indemnitor’s Pro Rata Share of the Upwards Adjustment Amount and (B) the Sellers’ Representative and Purchaser shall issue joint written instructions to the Escrow Agent to release to the Paying Agent from the Escrow Fund the Adjustment Escrow Amount, for further distribution to each Contributing Indemnitor in an amount equal to such Contributing Indemnitor’s Escrow Pro Rata Share of the Adjustment Escrow Amount. Any instruction to the Escrow Agent required to be delivered pursuant to Section 1.7(d)(i) shall be delivered, and any payment required to be made by the Sellers pursuant to Section 1.7(d)(i) or Purchaser pursuant to Section 1.7(d)(ii) shall be made: (x) if no Objection Notice is delivered by the Sellers’ Representative during the Objection Period, within ten (10) Business Days following the expiration of the Objection Period; or (y) if the Sellers’ Representative delivers an Objection Notice within the Objection Period, within ten (10) Business Days following the final determination of each of the Adjustment Amounts as provided in Section 1.7(b) or 1.7(c), as applicable. Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be required to make any payment pursuant to Section 1.7 (other than the deposit of the Adjustment Escrow Amount at Closing and any release of a respective amount on account thereof by the Escrow Agent in accordance with the terms herein) until it receives from the Sellers’ Representative an updated Closing Consideration Spreadsheet (or confirmation that Purchaser can rely on the Escrow Pro Rata Shares set forth in the Closing Consideration Spreadsheet delivered at Closing) setting forth the additional payments to be made to each Contributing Indemnitor based on its Escrow Pro Rata Share of the payment amount. To the extent permitted by applicable Legal Requirements, any payment made pursuant to this Section 1.7 shall be treated by all parties as an adjustment to the aggregate consideration paid for the Company Securities in connection with the Share Purchase. 1.8 Withholding. (a) Notwithstanding anything to the contrary contained in this Agreement, each of the Paying Agent, the Escrow Agent, Purchaser, the Section 102 Trustee, the Section 104H Trustee, the Company and each of their respective agents and Affiliates (each, a “Withholding Agent”) shall be entitled (a) to deduct and withhold from any amounts payable or otherwise deliverable to any Person pursuant to

CONFIDENTIAL 10 this Agreement such amounts as Purchaser and the applicable Withholding Agent reasonably determines are required to be deducted or withheld therefrom or in connection therewith under any U.S. Israeli or other Tax Legal Requirement, including the Code, the Ordinance and any provision of state, local or non-U.S. Tax law or any other Legal Requirement, and (b) to be provided with any necessary Tax forms, including Internal Revenue Service (“IRS”) Form W-9 or the appropriate version of IRS Form W-8, as applicable, or any similar information. (b) To the extent such amounts are so deducted or withheld and timely remitted to the applicable Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. (c) Notwithstanding the provisions of Section 1.8(a) above, if the Paying Agent provides Purchaser, prior to the Closing Date, with an undertaking as required under Section 6.2.4.3(c) of the Israeli Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes consideration that will be transferred to the Seller at future dates) (the “Paying Agent Undertaking”), with respect to Israeli Tax, the following provisions will apply: (i) Any consideration payable to any Person pursuant to this Agreement (excluding holders of Section 102 Securities and Section 3(i) Company Options) (a “Payee”) shall be retained by the Paying Agent for the benefit of each such Payee for a period of one hundred eighty (180) days from the Closing (or, with respect to any consideration payable or otherwise deliverable upon release from the Escrow Fund or Expense Fund after the Closing, ninety (90) days from the date on which such consideration, or portion thereof, is released to the Paying Agent for the benefit of the applicable Payee) or an earlier date required in writing by such Payee or as otherwise requested by the ITA (the “Withholding Drop Date”) (during which time no amount shall be withheld from such consideration payable to a Payee, except as provided below or as requested in writing by the ITA), and during which time each Payee may obtain (or, if one already exists, present to the Paying Agent) a certificate or ruling issued by the ITA in form and substance reasonably acceptable to Purchaser (which, for the avoidance of doubt, with respect to: (a) the Founder Key Employees; or (b) and any holders of Company Securities whose Company Shares (in whole or in part) originate from conversion of convertible securities, convertible loans, convertible instruments, SAFEs or like instruments; (c) any Payee that is, or has ever been, subject to any holdback or reverse vesting mechanism or has been an employee of any of any Acquired Company; (d) any Payee whose Company Securities are held by a trustee or nominee; or (e) any person with respect to which consideration is paid pursuant to this Agreement to a trustee or nominee (clauses (a) through (e), the “Specified Holders”) shall require that Purchaser is provided an opportunity to review, comment and approve the application to the ITA prior to its submission, which approval shall not be unreasonably withheld, conditioned or delayed), (i) exempting Purchaser from the duty to withhold Israeli Taxes with respect to such Payee; (ii) determining the applicable rate of Israeli Taxes to be withheld from the payment due to such Payee or (iii) providing any other instructions regarding the payment or withholding with respect to the applicable portion of the consideration due to such Payee (a “Valid Certificate”). For the avoidance of any doubt, the 104H Tax Ruling, the 104H Interim Tax Ruling and the Israeli Tax Rulings shall be considered a Valid Certificate. In the event that no later than three (3) Business Days prior to the Withholding Drop Date a Payee submits to Purchaser and the Paying Agent, a Valid Certificate, the Paying Agent, shall act in accordance with the provisions of such Valid Certificate, subject to any deduction and withholding as may be required to be deducted and withheld under the Code, or any provision of state, local or foreign Tax Legal Requirements (other than Israeli Tax Legal Requirements). (ii) If any Payee (i) does not provide Purchaser or the Paying Agent with a Valid Certificate, by no later than three (3) Business Days before the Withholding Drop Date, or (ii) submits a written request to Purchaser or the Paying Agent to release the amounts held by the Paying Agent to such Payee, prior to the Withholding Drop Date and fails to submit a Valid Certificate at or before such time,

CONFIDENTIAL 11 then the amount to be withheld from the amounts payable to such Payee shall be calculated according to the applicable withholding rate (calculated in NIS based on a US$:NIS exchange rate on the date of making such payment to such Payee) as reasonably determined by Purchaser and the Paying Agent. Such amount shall be delivered or caused to be delivered to the ITA by the Paying Agent, and the Paying Agent shall release to such Payee the balance of the amount due to such Payee that is not so withheld, subject to any deduction and withholding as may be required to be deducted and withheld under the Code, or any provision of state, local or foreign Tax Legal Requirements (other than Israeli Tax Legal Requirements). Any currency conversion commissions will be borne by the applicable Payee and deducted from payments to be made to such Payee, and in the absence of a Valid Certificate, which also applies to the Payee’s portion of the Expense Fund, the applicable amount to be withheld from such Payee’s portion of any amount deposited to such Payee will be calculated (as provided above) also on such Payee’s portion of the Expense Fund, and will be deducted from such consideration at Closing, and delivered to the ITA as provided above unless the ITA provides different written instructions satisfactory to Purchaser. (iii) Notwithstanding anything to the contrary herein, any payments made to holders of Section 3(i) Company Options, Section 102 Shares and Section 102 Options will be subject to deduction or withholding of Israeli Tax under the Ordinance on the sixteenth (16th) day of the calendar month following the month during which the Closing occurs, unless with respect to holders of Section 3(i) Company Options, Section 102 Options and/or Section 102 Shares, the Israeli Option Tax Pre-Ruling (or the Interim Option Tax Ruling) shall have been obtained before the sixteenth (16th) day of the calendar month following the month during which the Closing occurs, and in such case, Purchaser or the Company, or any Person acting on their behalf shall act in accordance with the Israeli Option Tax Pre-Ruling (or Interim Option Tax Ruling). (iv) Notwithstanding anything to the contrary in this Agreement or any Revesting Agreement, with respect to any payment payable or otherwise deliverable by Parent, Purchaser or any other applicable Withholding Agent to any Founder Key Employee (or to any other Person for the benefit of such Founder Key Employee) in the form of Parent Common Stock or any other non-cash form (“Stock Consideration”), then, prior to making such payment, Parent, Purchaser or any other applicable Withholding Agent will be entitled to request the Founder Key Employee to provide it with a cash amount sufficient to cover all the Stock Withholding Amount, or, alternatively, retain, sell or otherwise exercise the Stock Consideration, in part or in whole, in its discretion, in order to satisfy all such amounts that are required to be deducted or withheld from the Stock Consideration pursuant to this Section 1.8 (the “Stock Withholding Amount”) and retain all payments payable to such Payee until such Stock Withholding Amount is delivered by such Founder Key Employee. In cases where Parent, Purchaser or any other applicable Withholding Agent retains, sells or otherwise exercises the Stock Consideration, in part or in whole, such portion of Stock Consideration retained, sold or otherwise exercised by Parent, Purchaser or any other applicable Withholding Agent under this Section 1.8(c)(iv) will be treated for all purposes of this Agreement as having been delivered and paid to such Founder Key Employee, and Parent, Purchaser or any other applicable Withholding Agent under this Section 1.8(c)(iv) will furnish to such Founder Key Employee with documentary evidence of such withholding or deduction and the remittance of the Stock Withholding Amount to the relevant Taxing Authority. For the avoidance of doubt, the Stock Withholding Amount shall be calculated based on the higher of: (1) the Closing price of a share of the Stock Consideration on the Nasdaq on the date of the actual payment; or (2) the Closing price of a share of the Stock Consideration on the Nasdaq on the Closing Date. Notwithstanding anything to the contrary in this Agreement or any Revesting Agreement, if the 104H Tax Ruling or the 104H Interim Tax Ruling shall be received and delivered to Purchaser prior to the applicable withholding date in form and substance reasonably acceptable to Purchaser, then the provisions of the 104H Tax Ruling or the 104H Interim Tax Ruling, as the case may be, shall apply and all applicable withholding procedures with respect to any Electing Holders (including the Founder Key Employees) shall be made in accordance with Section 104H of the Ordinance, the provisions of the 104H Tax Ruling or 104H Interim Tax Ruling, as the case may be.

CONFIDENTIAL 12 (v) Notwithstanding anything to the contrary herein, with respect to holders of Company Options who are not Israeli residents for Israeli tax purposes and who did not receive such Company Options in consideration for work or services provided, in part or in whole, to the Company and who were granted such awards in consideration solely for work or services performed outside of Israel (and will provide Purchaser, prior to any payment to them, with a validly executed declaration in the form attached hereto as Schedule 1.8(b)(v) regarding their non-Israeli residence and confirmation that they were granted such awards in consideration solely for work or services performed outside of Israel and not for the Company), such payments shall not be subject to any withholding or deduction of Israeli Tax and shall be made directly through the Paying Agent or through Purchaser’s or its applicable Subsidiary’s payroll or accounts payable system, as applicable, subject to any withholding required under applicable Legal Requirements. 1.9 Allocation of Consideration. Each Seller hereby acknowledges and agrees that the payment by or on behalf of Purchaser to such Seller of the amounts contemplated by the Closing Consideration Spreadsheet as owed to such Seller pursuant to Section 1.4 shall, subject to Sections 1.5, 1.7, 1.8 and 11, collectively constitute all amounts owed, including all Per Share Deferred Stock Consideration, to such Seller by Purchaser, and shall fully satisfy and extinguish all obligations and Liabilities owed to such Seller, pursuant to this Agreement as consideration for the sale or other disposition of such Seller’s Company Securities. 1.10 Section 102 Trustee. Notwithstanding anything in this Agreement to the contrary, subject to the terms of the Israeli Option Tax Pre-Ruling and the Interim Option Tax Ruling, if obtained: (a) any cash consideration payable or otherwise deliverable to holders of Section 102 Securities and Section 3(i) Company Options shall be transferred to the Section 102 Trustee to be held in trust on behalf of the holders of Section 102 Securities, all pursuant to the requirements of the Israeli Option Tax Pre-Ruling and the Interim Option Tax Ruling, if obtained and Section 102 of the Ordinance and the Paying Agent shall deliver any cash received by it payable to a holder of Section 102 Securities and Section 3(i) Company Options to the Section 102 Trustee; and (b) all Unvested RSU Awards deliverable to holders of Section 102 Options, which shall be issued under an equity incentive plan adopted by Parent and filed with the ITA, shall be deposited with the Section 102 Trustee to be held in trust on behalf of the holders of Section 102 Options, all pursuant to the requirements of the Israeli Option Tax Pre-Ruling and the Interim Option Tax Ruling, if obtained. 1.11 Issuance of Parent Common Stock. Pursuant to Section 1.4, Parent intends to issue shares of Parent Common Stock to Accredited Investors as provided in this Agreement pursuant to a “private placement” exemption or exemptions from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder and applicable state securities laws. The Company and each Founder Key Employee agrees to reasonably cooperate with Purchaser and Parent in their efforts to ensure that such shares of Parent Common Stock may be issued pursuant to such exemptions. 2. CLOSING. 2.1 Closing Date. The consummation of the Share Purchase (the “Closing”) shall take place remotely by electronic exchange of documents and signatures unless another manner of Closing is mutually agreed upon by the Company and Purchaser, at 7:00 a.m. (Eastern Time), on a date to be designated by Purchaser, which shall be no later than the later of (x) the third (3rd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 8 and 9 (other than those conditions which, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) and (y) October 2, 2023. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”

CONFIDENTIAL 13 2.2 Seller and Company Closing Deliverables. At the Closing, Sellers and the Company shall deliver or cause to be delivered to Purchaser: (a) each of the following: (i) duly executed transfer deeds in form and substance reasonably satisfactory to Purchaser evidencing the transfer of such Company Shares to Purchaser free and clear of any Liens accompanied by their respective share certificates or an affidavit evidencing that such certificate was lost or never issued, all in form and substance reasonably satisfactory to Purchaser; (ii) a true and correct copy of the Company’s share register reflecting the transfer of all Company Shares to Purchaser, as confirmed by a duly executed certificate of a duly authorized executive officer of the Company; and (iii) a printout from the Israeli Registrar of Companies, dated no later than two (2) Business Days prior to the Closing Date, reflecting that (1) the Company is not delinquent in payment of its annual fees or of the filing of any annual reports, and (2) the Company has not been noted as being in breach of its legal filing requirements; and a printout from the Israeli Registrar of Companies with respect to the Company, dated no later than two (2) days prior to the Closing Date, reflecting that no Lien is registered on any of the Company Shares; (b) a certificate duly executed on behalf of the Company by the chief executive officer of the Company certifying that all of information set forth on the Closing Consideration Spreadsheet is accurate and complete (and in the case of dollar amounts, properly calculated) as of the Closing (the “Closing Consideration Spreadsheet Certificate”); (c) the Closing Consideration Spreadsheet in accordance with Section 1.6; (d) one or more release agreements, each substantially in the form of Exhibit E (the “Releases”), dated as of the Closing Date and duly executed by: (i) each Seller; and (ii) each individual who is a director or executive officer of any Acquired Company and has not executed and delivered an Optionholder Acknowledgement Agreement; (e) agreements terminating or amending the agreements identified on Schedule 6.6(a) and Schedule 6.6(b) in accordance with Section 6.6; (f) a certificate, duly executed on behalf of the Company by the chief executive officer of the Company and dated as of the Closing Date, certifying that each of the conditions set forth in Section 8 (other than, to the extent pertaining to a representation, warranty, covenant or obligation of any Seller, the conditions set forth in Sections 8.1 and 8.2) have been duly satisfied (the “Company Closing Certificate”); (g) the written Resignations, in accordance with Section 6.10; (h) the FIRPTA Statement with respect to Ermetic, Inc. and the other documentation required pursuant to Section 6.7; (i) certificates of good standing (or equivalents thereof to the extent applicable) dated no earlier than two (2) Business Days prior to the Closing Date as to the good standing (or equivalent thereof) of the Acquired Companies in its jurisdiction of incorporation or formation;

CONFIDENTIAL 14 (j) digital media evidencing the documents that were Made Available to Purchaser, which shall indicate, for each document, the date that such document was first uploaded to the virtual data room in connection with the Contemplated Transactions; (k) a certificate of any authorized officer of the Company, in form and substance satisfactory to Purchaser, certifying and attaching: (i) the Charter Documents of the Company in effect as of the Closing; (ii) a copy of the duly executed and dated written resolutions adopted by the Board approving this Agreement and the other Contemplated Transactions; (iii) a copy of the duly executed and dated written resolutions adopted by the shareholders of the Company waiving any preemption rights, approving the transfer of the Sale Shares and approving the Contemplated Transactions and (iv) if applicable, the resolutions adopted by the shareholders of the Company referred to in Section 8.8; (l) the Closing Balance Sheet; (m) the Escrow Agreement, duly executed by the Sellers’ Representative; (n) the Paying Agent Agreement, duly executed by the Sellers’ Representative; (o) acknowledgement letters (each, an “Ungranted Equity Award Acknowledgement”), in each case in a form reasonably acceptable to Purchaser, duly executed by each of the Option Release Individuals listed on Section 3.2(i) of the Disclosure Schedule, reflecting the cancellation of such Option Release Individual’s Ungranted Equity Awards; provided that no such Ungranted Equity Award Acknowledgement shall be required from any Option Release Individual who receives an equity award from the Company in full satisfaction of such individual’s Ungranted Equity Award; and (p) an executed version of IRS Form W-9 or appropriate IRS Form W-8, as applicable, duly executed by: (i) the Sellers’ Representative; and (ii) each Person identified on the Closing Consideration Spreadsheet as a recipient of any payment of any Company Transaction Expense or Company Indebtedness in connection with the Closing (other than payments that are identified on the Closing Consideration Spreadsheet as being paid through the payroll provider of any Acquired Company). 2.3 Purchaser Closing Deliverables. At the Closing: (a) Purchaser shall, subject to Section 1.8, transmit to the following Persons, by wire transfer of immediately available funds to such Person’s account set forth on the Closing Consideration Spreadsheet: (i) to the Paying Agent, for further distribution to each Seller and holder of an Outstanding Warrant at the Closing, an amount equal to (A) the aggregate amount payable to the Sellers and holder of an Outstanding Warrant at the Closing pursuant to Section 1.4 minus (B) the aggregate portion of the Adjustment Escrow Amount and Indemnity Escrow Amount payable by the Contributing Indemnitors in respect of Sale Shares at the Closing minus (C) the aggregate portion of the Specified Tax Indemnity Amount payable by the Specified Tax Indemnitors in respect of the Specified Tax Indemnity at the Closing minus (D) aggregate portion of the Expense Fund Amount payable by the Contributing Indemnitors in respect of Sale Shares at the Closing, in each case, as set forth on the Closing Consideration Spreadsheet;

CONFIDENTIAL 15 (ii) to the Paying Agent, for further distribution to the Section 102 Trustee, to hold in trust pursuant to the terms and conditions of Section 102 of the Ordinance and the Israeli Option Tax Pre-Ruling (and the Interim Option Tax Ruling, if obtained), on behalf of each holder of Section 102 Securities and Section 3(i) Company Options, an amount equal to (A) the aggregate amount payable to the holders of Section 102 Securities and Section 3(i) Company Options, minus (B) the aggregate portion of the Escrow Amount payable by the holders of such of Section 102 Securities and Section 3(i) Company Options, minus (C) aggregate portion of the Expense Fund Amount payable by the holders of such of Section 102 Securities and Section 3(i) Company Options, in each case, as set forth on the Closing Consideration Spreadsheet; (iii) to each creditor of any Acquired Company that delivers a Payoff Letter, the portion of the Closing Indebtedness Amount set forth in such Payoff Letter, as set forth on the Closing Consideration Spreadsheet; (iv) to each Person entitled to receive a payment included in the Company Transaction Expense Amount that is not subject to employment or similar Tax withholding by any Acquired Company, such payment, as set forth on the Closing Consideration Spreadsheet; (v) to the payroll account of the applicable Acquired Company, (A)(I) the aggregate consideration payable in respect of each Vested Option (other than a Section 102 Option or a Section 3(i) Company Option) minus (II) the aggregate portion of the Escrow Amount payable by the holders of such Vested Options, minus (III) aggregate portion of the Expense Fund Amount payable by the holders of such Vested Options and (B) any payment included in the Company Transaction Expense Amount that is subject to Tax withholding by any Acquired Company, in the case of each of clauses “(A)” and “(B),” as set forth on the Closing Consideration Spreadsheet; (vi) to the Escrow Agent, the Escrow Amount; and (vii) to the Sellers’ Representative, the Expense Fund Amount; (b) Purchaser shall procure that Parent delivers the applicable Per Share Deferred Stock Consideration to each Founder Key Employee in accordance with Section 1.4 and the Closing Consideration Spreadsheet on the Closing Date (it being understood that the delivery of such shares of Parent Common Stock will be made in book entry form in lieu of physical certificates and such shares of Parent Common Stock shall be subject to the terms and conditions of the applicable Revesting Agreements in all respects); provided that Purchaser shall have no obligation to procure that Parent delivers any shares of Parent Common Stock to a Founder Key Employee unless and until Parent has received a duly executed Accredited Investor Questionnaire from such individual certifying to the reasonable satisfaction of Parent in its sole discretion that such individual is an Accredited Investor; (c) Purchaser shall deliver to the Company the Escrow Agreement, duly executed by the Escrow Agent and Purchaser; (d) Purchaser shall deliver to the Company the Paying Agent Agreement, duly executed by the Paying Agent and Purchaser; and (e) Purchaser shall deliver, or cause to be delivered, to the Company a copy of the R&W Insurance Policy.

CONFIDENTIAL 16 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as specifically set forth in the Disclosure Schedule prepared by the Sellers and the Company in accordance with Section 12.18 and delivered to Purchaser prior to the execution and delivery of this Agreement, the Company represents and warrants, to and for the benefit of the Indemnitees as follows: 3.1 Organizational Matters. (a) Organization, Standing and Power to Conduct Business. Each Acquired Company: (i) has been duly organized, and is validly existing and in good standing (or equivalent status), under the Legal Requirements of the jurisdiction of its organization; (ii) has the requisite power and authority to own, lease, distribute and operate its properties and to carry on its business as now being conducted and as currently proposed by such Acquired Company to be conducted; and (iii) is duly qualified, licensed and admitted to do business, and is in good standing (or equivalent status), in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such qualification, license or admission necessary except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.1(a) of the Disclosure Schedule accurately sets forth each jurisdiction where each Acquired Company is qualified, licensed or admitted to do business. (b) Charter Documents. (i) The Company has Made Available to Purchaser accurate and complete copies of: (i) the Charter Documents of each Acquired Company, as amended to date, each in full force and effect as of the date of this Agreement; (ii) the share and other security registers with respect to each Acquired Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders and other securityholders, the board of directors (or similar body) and all committees of the board of directors (or similar body) of each Acquired Company. (ii) All actions taken and all transactions entered into by each Acquired Company have been duly approved by all necessary action of the board of directors (or similar body), shareholders and other securityholders of such Acquired Company to the extent such actions and transactions required such approval under applicable Legal Requirements. There has been no violation of any of the provisions of the Charter Documents of any Acquired Company or the Securityholders’ Agreements and no Acquired Company has taken any action that is inconsistent with any resolution adopted by such Acquired Company’s shareholders, other securityholders or board of directors (or similar body) other than for any inconsistency which would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies (taken as a whole). The books of account, share and other security registers and individual securityholders’ accounts, minute books and other records of each Acquired Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with commercially reasonable business practices and all applicable Legal Requirements in all material respects. (c) Directors and Officers. Section 3.1(c) of the Disclosure Schedule sets forth a correct and complete list of, as of the date of this Agreement: (i) the names of the members of the board of directors (or similar body) of each Acquired Company; (ii) the names of the members of each committee of the board of directors (or similar body) of each Acquired Company; and (iii) the names and titles of the officers of each Acquired Company. (d) Subsidiaries. Section 3.1(d) of the Disclosure Schedule sets forth a complete and accurate list identifying each Entity in which any Acquired Company owns, holds or has any right to acquire

CONFIDENTIAL 17 any share capital or other equity, voting, financial, beneficial or ownership interest, the jurisdiction of organization of such Entity, and the classification of such Entity for U.S. federal income tax purposes (e.g., as a corporation, partnership or disregarded entity) for all periods since such Entity’s formation. Except for the Equity Interests identified in Section 3.1(d) of the Disclosure Schedule, none of the Acquired Companies has ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity, voting, financial, beneficial or ownership interest in, any Entity. None of the Acquired Companies has agreed or is obligated to make any future investment in, or capital contribution to, any Entity. None of the Acquired Companies has guaranteed or is responsible or liable for any obligation of any other Entity. (e) Predecessors. There are no Entities that have been merged into or consolidated with or that otherwise are predecessors to any Acquired Company. (f) Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of any Acquired Company (except for any power of attorney executed on behalf of a Subsidiary of the Company in favor of the Company). (g) Bankruptcy. The Company and each of its Subsidiaries is in good standing and no formal request has been made for its annulment or its dissolution and it is not in bankruptcy or subject to any Insolvency Related Procedure. 3.2 Capital Structure. (a) Share Capital. (i) The authorized share capital of the Company consists of: NIS 1,000,000 divided into (A) 79,200,759 Company Ordinary Shares; (B) 5,572,000 Series A Preferred Shares; (C)6,589,257 Series A-1 Preferred Shares; (D) 954,964 Series A-2 Preferred Shares and (E) 7,683,020 Series B Preferred Shares. (ii) As of the date of this Agreement: (A) there are 9,176,692 Company Ordinary Shares issued and outstanding; (B) there are 20,652,460 Company Preferred Shares issued and outstanding, consisting of: (1) 5,425,219 Series A Preferred Shares; (2) 6,589,257 Series A-1 Preferred Shares; (3) 954,964 Series A-2 Preferred Shares and (4) 7,683,020 Series B Preferred Shares; and (C) the Company has no other issued or outstanding shares of Company Shares. All of the outstanding shares of Company Shares have been duly authorized and validly issued, are fully paid and non-assessable and, other than as set forth in the Company Articles, are not subject to any preemptive rights. Other than as set forth in Section 3.2(a)(ii) of the Disclosure Schedule, no Company Shares are subject to any right of repurchase, option or forfeiture provision or any restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws). (iii) No Company Shares are deferred shares or are held as treasury shares or are owned by the Company or any other Acquired Company. The Company has never declared or paid any dividends on any Company Shares, and there are no accrued dividends remaining unpaid with respect to any Company Shares. Each Company Preferred Share is convertible into one (1) Company Ordinary Share. (iv) Section 3.2(a)(iv) of the Disclosure Schedule sets forth an accurate and complete list as of the date hereof of the holders of all the issued and outstanding Company Shares, the address of each such holder and the class, series and number of Company Shares owned of record by each such holder, and whether such holder is a Specified Shareholder.

CONFIDENTIAL 18 (v) Section 3.2(a)(v) of the Disclosure Schedule sets forth an accurate and complete list as of the date hereof of the holders of outstanding share capital and other Equity Interests of each Acquired Company (other than the Company) and the class, series and number of such shares owned of record by each such holder. (b) Company Options. The Company has reserved 4,469,879 Company Ordinary Shares for issuance under the Company’s Stock Plan, as to which Company Options to purchase an aggregate of 3,645,615 Company Ordinary Shares are outstanding as of the date of this Agreement and Company Options to purchase an aggregate of 824,264 Company Ordinary Shares remain available for future grants as of the date of this Agreement. Section 3.2(b) of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the country of residence of the holder of such Company Option; (iii) the total number of Company Ordinary Shares that are subject to such Company Option and the number of Company Ordinary Shares with respect to which such Company Option is immediately exercisable; (iv) the date on which such Company Option was granted and the term of such Company Option; (v) the vesting schedule for such Company Option and the status of such Company Option as fully vested, partially vested or unvested; (vi) the exercise price per Company Ordinary Share purchasable under such Company Option; (vii) the Stock Plan under which such Company Option was granted; (viii) whether such Company Option is an “incentive stock option” as defined in Section 422 of the Code; (ix) whether such Company Option is subject to Section 409A of the Code; and (x) whether such Company Option was granted under Section 102 or Section 3(i) of the Ordinance, and with respect to Company Options granted under Section 102 whether it was elected to treat such option under the capital gain route or ordinary income route. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”). Each grant of a Company Option has been authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or similar body (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents. Each award agreement governing the grant of a Company Option was duly executed and delivered by each party thereto and is in full force and effect. Each grant of a Company Option was made under a Stock Plan and otherwise in accordance with the terms of the Stock Plan pursuant to which such Company Option was granted and all applicable Legal Requirements in all material respects. The per-share exercise price of each Company Option granted to a U.S. Taxpayer was equal to or greater than the fair market value of a Company Ordinary Share Grant Date, as determined in accordance with Section 409A of the Code. All Company Options with respect to Company Ordinary Shares that were ever issued by the Company ceased to vest on the date on which the holder thereof ceased to be an employee of, or a consultant to, any of the Acquired Companies. Each exercise of a Company Option complied with the terms of the Stock Plan pursuant to which such Company Option was granted, all Contracts applicable to such Company Option and all Legal Requirements. The Company has Made Available to Purchaser accurate and complete copies of each Stock Plan, each form of agreement used thereunder and each Contract pursuant to which any Company Option is outstanding. True, correct and complete copies of all material tax rulings, opinions, written correspondence and filings by the Company with the ITA relating to each Stock Plans and any awards thereunder have been Made Available to Purchaser. No Company Options have terms or provisions that differ from or are inconsistent in any material respect with such form agreements. Except as provided in Section 1.2, from and after the Closing, no individual who held a Company Option at any time prior to the Closing will have any rights with respect to such Company Option. From and after the Closing: (A) no holder of a Vested Option will have any rights with respect to such Vested Option other than the right to receive cash in respect thereof as contemplated by Section 1.2(a); (B) no holder of an Unvested Option will have any rights with respect to such Unvested Option other than the right to receive an Unvested RSU Award in respect thereof as contemplated by Section 1.2(b); and (C) no holder of any Underwater Option will have any rights with respect thereto in connection with the Contemplated Transactions or any right or claim arising from the cancellation and termination thereof for no consideration as provided in Section

CONFIDENTIAL 19 1.2(c). The treatment of the Company Options in accordance with Section 1.2 is permitted under each Stock Plan, all Contracts applicable to such Company Options and all Legal Requirements. All Company Options granted pursuant to Section 102 of the Ordinance were granted under an employee option plan deemed approved, or not rejected within thirty (30) days from filing, by the ITA under the capital gains route of Section 102 of the Ordinance, qualify for treatment under the capital gain route thereunder, were duly and timely deposited in accordance with the provisions of Section 102 of the Ordinance with the Section 102 Trustee and comply in all material respects with the requirements of Section 102 the rules and regulations promulgated pursuant thereto and the published guidelines of the ITA (including without limitation the guidance published by the ITA on July 24, 2012, and clarification dated November 6, 2012), and there is no reasonable basis for any liability, claim or demand against the Company with respect to the failure of the Company to comply with such requirements, nor any remedial action required, or disclosure to the ITA required in the context of the Israeli Tax Rulings, with respect to the failure of the Company to comply with such requirements. (c) Company Warrants. Section 3.2(c) of the Disclosure Schedule accurately sets forth, with respect to the Outstanding Warrant: (i) the name of the holder of the Outstanding Warrant; (ii) the class, series and total number of Company Shares that are subject to the Outstanding Warrant and the class, series and number of Company Shares with respect to which the Outstanding Warrant is immediately exercisable; (iii) the date on which the Outstanding Warrant was issued and the term of the Outstanding Warrant; (iv) the vesting schedule for the Outstanding Warrant; and (v) the exercise price per Company Share purchasable under the Outstanding Warrant. The Company has Made Available to Purchaser an accurate and complete copy of each Company Warrant. As of the Closing, no former holder of a Company Warrant will have any rights with respect to such Company Warrant other than the right to receive cash in respect thereof (if any) as contemplated by Section 1.3. (d) No Other Securities. The Sale Shares represent all of the issued and outstanding Company Shares. Except for the Equity Interests identified on Section 3.2(a)(iv) and Section 3.2(a)(v) of the Disclosure Schedule, the Company Options identified on Section 3.2(b) of the Disclosure Schedule, the Company Warrants identified on Schedule 3.2(c) of the Disclosure Schedule and the Ungranted Equity Awards identified on Section 3.2(i) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, restricted stock, restricted stock unit, stock appreciation right, call, convertible note, warrant or right (whether or not currently exercisable) with respect to any share of share capital or any other security of any Acquired Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any share of share capital (or cash or other property based on the value of such share) or any other security of any Acquired Company; (iii) Contract pursuant to which any Acquired Company is or may become obligated to sell, grant, deliver or otherwise issue any share of share capital or any other security, including any promise or commitment to grant or issue any security of any Acquired Company to an employee of, or other provider of services to, any Acquired Company; (iv) Contract pursuant to which any Acquired Company is or may become obligated to issue, distribute or otherwise deliver to any holder of any share of Company Shares any evidence of Indebtedness or asset of any Acquired Company; or (v) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person owns, or is entitled to acquire or receive, any share of share capital or other security of any Acquired Company. There are no physical certificates representing any Company Shares or Company Options. (e) No Agreements. Other than the Charter Documents, the relevant Securityholders’ Agreements Made Available to Purchaser or Contracts relating to the grant or exercise of Company Options, or the issuance of Company Shares upon the exercise of Company Options, in each case as Made Available to Purchaser, there is no Contract between any Acquired Company and any holder of securities of any Acquired Company, or between or among any holders of securities of any Acquired Company, relating to the issuance, acquisition (including any acquisition pursuant to any buy-sell agreement or any right of first

CONFIDENTIAL 20 refusal or preemptive right), disposition, registration under the Securities Act, or voting of any securities of any Acquired Company. Section 3.2(e) of the Disclosure Schedule accurately identifies each Company Contract relating to any securities of any Acquired Company that contains any information rights, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing. (f) Compliance with Laws. All shares, options and other securities that have ever been issued or granted by any Acquired Company have been issued and granted in material compliance with: (i) all applicable securities laws and all other applicable Legal Requirements; and (ii) all requirements set forth in all applicable Contracts (including the Securityholders’ Agreements Made Available to Purchaser, any Stock Plan, any Contract relating to any option and any Contract relating to any warrant) and in all applicable Charter Documents and Securityholders’ Agreements. No share or any other security issued by any Acquired Company was issued in violation of any preemptive right or other right to subscribe for or purchase any security of any Acquired Company. (g) Repurchased Shares. The Company has never repurchased, redeemed or otherwise reacquired, and there is no pending exercise of a right by the Company to repurchase, redeem or otherwise reacquire, any shares in its share capital or other securities. (h) Subsidiary Shares. All of the share capital of, and other equity, voting, beneficial or ownership interests in, each Acquired Company (other than the Company) are owned by another Acquired Company free and clear of any Liens. No Acquired Company has the right to vote on or approve any of the Contemplated Transactions. None of the share capital of, and no other equity, voting, beneficial, financial or ownership interest in, any Acquired Company is subject to any voting trust agreement or any other Contract relating to the voting, dividend rights or disposition of any share capital of, or any other equity, voting, beneficial, financial or ownership interest in, any Acquired Company. (i) Ungranted Equity Awards. Section 3.2(i) of the Disclosure Schedule set forth a complete and correct list of: (i) each Company Associate or other Person with an offer letter or other Contract that specifically contemplates a grant of any equity award to purchase Company Ordinary Shares or any other security of any Acquired Company, or who has otherwise been promised (verbally or in writing) any equity award or security of any Acquired Company (each, an “Option Release Individual”), that has not been granted or issued prior to the Agreement Date; and (ii) if applicable, the number, type and terms (including vesting terms, if any) of any such equity award or other security of the Company, or any other Acquired Company, promised to but not granted to each such Option Release Individual (each, an “Ungranted Equity Award”). 3.3 Authority and Due Execution. (a) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and each other Company Transaction Document and to consummate the Share Purchase and other Contemplated Transactions. The Company Shareholder Approval and the Preferred Majority Vote are the only votes, approvals or consents of the holders of any class or series of Company Securities that is necessary to adopt this Agreement and each of the Company Transaction Documents and to approve the Share Purchase and other Contemplated Transactions. The execution, delivery and performance of this Agreement and the other Company Transaction Documents by the Company, and the consummation of the Share Purchase and other Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of the Company and its board of directors, and no other corporate proceedings on the part of the Company or any other Acquired Company are necessary to authorize the execution, delivery or performance of this Agreement or any of the other Company Transaction Documents by the Company or to consummate the Share Purchase or any of the other Contemplated Transactions.

CONFIDENTIAL 21 (b) Due Execution. This Agreement has been, and each other Company Transaction Document has been or will be, duly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto (other than the Sellers) and thereto, constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. (c) There is no “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested shareholder” or other similar anti-takeover statute or regulation applicable to this Agreement or the Share Purchase, and any anti-takeover provision in the Charter Documents shall not be applicable to Purchaser or any of the Acquired Companies or to the execution, delivery or performance of the transactions contemplated by this Agreement, including the consummation of the Share Purchase or any of the other transactions contemplated by this Agreement. 3.4 Non-Contravention and Consents. (a) Non-Contravention. The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the Share Purchase or other Contemplated Transactions and the performance of this Agreement and the other Transaction Documents will not: (i) conflict with or violate any of the Charter Documents of any Acquired Company or any resolution adopted by the shareholders (or holders of other equity securities), the board of directors or any committee of the board of directors or similar governing body of any of the Acquired Companies; (ii) materially conflict with or violate any applicable Legal Requirement to which any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies is subject; (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the rights of any Acquired Company or materially alter the rights or obligations of any Person under, or give to any Person any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the assets of any Acquired Company pursuant to, any Company Contract (other than a Permitted Lien); or (iv) materially contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Permit that is held by any of the Acquired Companies or that otherwise relates to any Acquired Company’s business or to any of the assets owned or used by any Acquired Company. (b) Contractual Consents. Except as specified under Section 3.4(b) of the Disclosure Schedule, no Consent under any Company Contract is required to be obtained from, and no Acquired Company is or will be required to give any notice to, any Person in connection with the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of any of the Contemplated Transactions. (c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained, and no filing is required to be made with any Governmental Entity, by any Acquired Company in connection with the execution, delivery or performance of this Agreement or any other Transaction Document, or the consummation of any of the Contemplated Transactions other than filings with the Registrar of Companies of the State of Israel (which are required to be made following Closing) and the IIA Consent. (d) Size of Person. The Company’s total assets as stated on its last regularly prepared balance sheet prior to the Closing shall not exceed $22.3 million, as determined in accordance with the HSR Act and the applicable regulations thereunder.

CONFIDENTIAL 22 3.5 Financial Statements. (a) Financial Statements. (i) The Company has Made Available to Purchaser the following financial statements: (A) unaudited consolidated financial statements (consisting of consolidated balance sheets, consolidated statements of profit and loss, consolidated statements of cash flows and consolidated statements of changes in shareholders’ equity) of the Company as of and for the fiscal years ended December 31, 2022; (B) audited consolidated financial statements (consisting of consolidated balance sheets, consolidated statement of profit and loss, consolidated statements of cash flows and consolidated statements of changes in shareholders’ equity) of the Company as of and for the fiscal year ended December 31, 2021; and (C) unaudited monthly management accounts consisting of unaudited consolidated balance sheets (as of each monthly period in 2023 through July 31, 2023 (the balance sheet as of July 31, 2023, the “Latest Balance Sheet”)) and unaudited monthly consolidated statements of profit and loss (for each monthly period from January 1, 2022 until July 31, 2023). The financial statements referred to in the first sentence of this Section 3.5(a) are referred to collectively as the “Financial Statements.” (ii) The Financial Statements (A) are derived from and in accordance with the Books and Records of the Company and its Subsidiaries, (B) complied as to form, in all material respects, with applicable accounting requirements with respect thereto as of their respective dates, (C) fairly and accurately present, in all material respects, the consolidated financial condition of the Company and its consolidated Subsidiaries at the dates therein indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated Subsidiaries for the periods therein specified (subject, in the case of unaudited interim period financial statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate are or shall be material in amount), and (D) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated. The Pre-Closing Financial Statements will be prepared in accordance with the Accounting Principles and will fairly and accurately present, in all material respects, the consolidated financial position, results of operations and cash flows of the Acquired Companies as of the dates, and for the periods, indicated therein. Each Acquired Company maintains a standard system of accounting established and administered in accordance with GAAP, including complete Books and Records in written or electronic form. (b) Internal Controls. Each Acquired Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances: (i) that transactions, receipts and expenditures are executed in accordance with appropriate authorizations of management and the Board; (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability; (iii) that access to assets is permitted only in accordance with management’s general or specific authorization; (iv) regarding prevention of or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Companies; and (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no significant deficiencies or material weaknesses in the design or operation of any Acquired Company’s internal control over financial reporting that could adversely affect such Acquired Company’s ability to record, process, summarize or report financial information to such Acquired Company’s management and board of directors. There is not, and there has not been, any fraud, whether or not material, that involves or involved any, current or former, director, member of management, consultant or any other employee, including those who have or have had a significant role in any Acquired Company’s internal controls. Neither the Acquired Companies nor, to the Knowledge of the Company, any Representative of the Acquired Companies has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or

CONFIDENTIAL 23 methods of the Acquired Companies or their internal accounting controls or any material inaccuracy in the Acquired Companies’ financial statements. No attorney representing any Acquired Company has reported to the Board or any committee thereof or to any director or officer of any Acquired Company evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by such Acquired Company or its Representatives. Each Acquired Company’s internal controls over financial reporting have been, and are effective, with regular and periodic testing. Section 3.5(b) of the Disclosure Schedule lists, and the Company has Made Available to Purchaser, all written descriptions of, and all policies, manuals and other documents promulgating, such internal controls. There has been no material change in the Acquired Companies accounting policies since January 1, 2021, except as may be described in the Financial Statements. (c) Accounts Receivable. Section 3.5(c) of the Disclosure Schedule provides an accurate and complete breakdown of all outstanding accounts receivable of the Acquired Companies incurred since the date of the Latest Balance Sheet. All of the accounts receivable of the Acquired Companies arose in the Ordinary Course of Business, are carried on the records of the Acquired Companies at values determined in accordance with GAAP, are bona fide and collectible in full and are not contingent on any future deliverables. No Person has any Lien (other than Permitted Liens) on any of such accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable except as fully and adequately reflected in reserves for doubtful accounts set forth in the Latest Balance Sheet. (d) Insider Receivables. Section 3.5(d) of the Disclosure Schedule provides an accurate and complete breakdown of all amounts owed (including any Indebtedness) to any Acquired Company by any Company Associate or any Seller (any such amount owed to any Acquired Company, an “Insider Receivable”). (e) Certain Accounting Practices. Other than as identified in the footnotes to the Financial Statements, no Acquired Company has changed its accounting policies or practices in any material respect since January 1, 2021. (f) Except as set forth in Section 3.5(f) of the Disclosure Schedule, there are no government-sponsored tax incentive and grant programs of any Governmental Entity of which each of the Acquired Companies is, or has been, a beneficiary or which have been in effect prior to the date of this Agreement and no pending applications therefor (the “Government Programs”), including all those made available through IIA (the “IIA Programs”). Except for the details set forth in Section 3.5(f) of the Disclosure Schedule, there are: (i) no benefits received under any such Government Program and there are no further benefits available for future use by them under any such Government Program; (ii) there have been no time periods in which the Acquired Companies received benefits under any such Government Program; (iii) no research and development programs for which any such Government Program was approved; (iv) no current and future obligations of Acquired Companies under any such Government Program; (v) no royalty rates or other repayment amounts applicable to any such Government Program (and the total of any payment or repayment due as at the date hereof is set out in Section 3.5(f) of the Disclosure Schedule); (vi) no types of revenues/products from which royalty or other payments are required to be made under any such Government Program (vii) no payments made by the Acquired Companies prior to the date of this Agreement with respect to any such Government Program; and (viii) no currently outstanding financial Liabilities of the Acquired Companies under any such Government Programs. Except as set forth in Section 3.5(f) of the Disclosure Schedule, the Acquired Companies do not have obligations under IIA Programs except for general obligations as prescribed by applicable Legal Requirement. Except as set forth on Section 3.5(f) of the Disclosure Schedule, the consummation of the Contemplated Transactions shall not result in: (i) the payment of royalties or other fees to any Governmental Entity or (ii) any rights being

CONFIDENTIAL 24 required to be granted or transferred to any Governmental Entity, in each case pursuant to applicable Government Programs. 3.6 No Liabilities; Indebtedness. (a) Absence of Liabilities. No Acquired Company has any Liability of any nature, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements prepared in accordance with GAAP whether due or to become due and whether or not determinable), other than: (i) liabilities identified in the Latest Balance Sheet; (ii) current liabilities incurred subsequent to the date of the Latest Balance Sheet in the Ordinary Course of Business; (iii) obligations that (A) exist under Company Contracts, (B) are expressly set forth in and identifiable by reference to the text of such Company Contracts (other than the payment of liquidated damages or arising as a result of a default or breach thereof) and (C) are not required to be identified as liabilities in a balance sheet prepared in accordance with GAAP; and (iv) commitments that (A) were incurred in the Ordinary Course of Business and (B) are described in Section 3.6(a) of the Disclosure Schedule. The liabilities and obligations referred to in clauses “(ii)” and “(iii)” of the preceding sentence are not material, individually or in the aggregate, to the financial position, results of operations or cash flows of the Acquired Companies. None of the Acquired Companies is or has ever been a party to any “off balance sheet arrangement.” (b) Indebtedness. Section 3.6(b) of the Disclosure Schedule sets forth an accurate and complete list of all Company Indebtedness as of the date of this Agreement, identifying the name of the creditor or creditors to which such Indebtedness is owed, the type of instrument under which such Indebtedness is evidenced or the agreement under which such Indebtedness was incurred and the aggregate principal amount of such Indebtedness as of the close of business on the date of this Agreement. No Company Indebtedness contains any restriction upon: (i) the prepayment of any of such Indebtedness; (ii) the incurrence of any other Indebtedness by any Acquired Company; or (iii) the ability of any Acquired Company to grant any Lien on any of its assets. No Acquired Company is in default with respect to any Company Indebtedness and no payment with respect to any Company Indebtedness is past due. No Acquired Company has received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any Company Indebtedness. Neither the consummation of any of the Contemplated Transactions nor the execution, delivery or performance of any Transaction Document will, or could reasonably be expected to, cause or result in a default, breach or acceleration, automatic or otherwise, of any condition, covenant or other term of any Company Indebtedness. No Acquired Company has guaranteed or otherwise become liable for any Indebtedness of any other Person (other than another Acquired Company). No Company Indebtedness (i) grants to its holder the right to vote on any matters on which any holder of Company Securities may vote (or that is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from share capital of the Acquired Companies, issued or outstanding as of the Agreement Date (collectively, “Company Voting Debt”). (c) Director and Officer Indemnification. No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or could reasonably be expected to result in, any claim for indemnification, reimbursement or contribution by, or the advancement of any Expense to, any Company Associate (other than a claim for reimbursement from the Company of immaterial travel expenses in the Ordinary Course of Business or other immaterial out-of-pocket expenses of a routine nature incurred by such Company Associate in the course of performing such Company Associate’s duties for the Company) or any current or former agent of any Acquired Company pursuant to: (i) any term of any of the Charter Documents of any Acquired Company; (ii) any indemnification agreement or other Contract between any Acquired Company and such Company Associate or agent; or (iii) any applicable Legal Requirement.

CONFIDENTIAL 25 (d) Claims by Securityholders. No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or could reasonably be expected to result in, any Acquired Company incurring any Liability to, or any basis for any claim against any Acquired Company by, any current, former or alleged holder of Company Shares or other securities of any Acquired Company in their capacity as such. 3.7 Litigation. There is no Legal Proceeding pending, or, to the Knowledge of the Company, that has been threatened: (a) that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies; (b) that involves any Liability (of any director, officer or other employee or service provider or any other Person) that has been retained or assumed, indemnified against or guaranteed (either contractually or by operation of any Legal Requirement) by any Acquired Company; (c) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions, including a claim that a director, officer or any Company Associate breached a fiduciary duty in connection therewith; (d) that relates to the ownership or alleged ownership of any Company Shares or other securities of any of the Acquired Companies, or any Company Option or other right to acquire share capital or other securities of any of the Acquired Companies; (e) that relates to any right or alleged right to receive any consideration as a result of or in connection with this Agreement, any other Transaction Document or any of the Contemplated Transactions; or (f) that will or could reasonably be expected to result in a change in any allowable use of any Leased Real Property or a modification of any Acquired Company’s right to use any Leased Real Property for any of its current uses after the Closing. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will or could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. No Governmental Entity has at any time challenged or, to the Knowledge of the Company, investigated the legal right of the Acquired Companies to conduct their respective operations as presently or previously conducted or as currently contemplated to be conducted. There is no reasonable basis for any Person to assert a claim against the any of the Acquired Companies, their respective properties or assets (tangible or intangible) or any of their respective directors, officers or employees (in their capacities as such) based upon: (i) the Company entering into this Agreement, the Company or any of its Subsidiaries entering into the Transaction Documents or any of the transactions contemplated by hereby or thereby, including a claim that such director, officer or employee breached a fiduciary duty in connection therewith, or (ii) any claim that the Company or any of its Subsidiaries has agreed to sell or dispose of any of its assets to any party other than Purchaser, whether by way of merger, consolidation, sale of assets or otherwise. Section 3.7 of the Disclosure Schedule lists: (i) each Legal Proceeding that any Acquired Company has commenced against any other Person; and (ii) each Legal Proceeding that has ever been pending against any of the Acquired Companies. 3.8 Taxes. (a) Taxes. All income and other Tax Returns required to be filed by or with respect to the Acquired Companies have been duly and timely filed (taking into account any valid automatic extensions) with the appropriate Taxing Authority, and all items of income, gain, loss, deduction and credit or other items (“Tax Items”) required to be included in each such Tax Return have been so included, and all such Tax Items and any other information provided in each such Tax Return are accurate and complete in all material respects. All Taxes (whether or not shown on a Tax Return) owed by any of the Acquired Companies have been timely paid to the appropriate Taxing Authority, and to the extent any such Taxes are accrued, but not yet due and payable, appropriate reserves have been maintained in accordance with GAAP on the Financial Statements. No penalty, interest or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax. Each Acquired Company timely paid or, except as set forth on Section 3.8(a) of the Disclosure Schedule, withheld with respect to its employees, lenders, contractors, holders of any Equity Interests and other third parties (and timely paid over any withheld amounts to the appropriate Taxing Authority) all Taxes required to be paid or withheld. Each Acquired

CONFIDENTIAL 26 Company has each complied in all material respects with, and their records contain all information and documents necessary to comply with, all applicable Legal Requirements relating to information reporting and other similar filing requirements in each case, solely in relation to Taxes. There are no Liens on any of the assets of any of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for Taxes not yet due and payable. (b) Tax Returns. Section 3.8(b) of the Disclosure Schedule: (i) lists all U.S. federal, state, local and non-U.S. income Tax Returns filed or required to be filed with respect to each Acquired Company since incorporation or formation, as applicable; (ii) indicates those Tax Returns that are currently the subject of audits, enquiries, examinations or other similar proceedings; and (iii) indicates those Tax Returns that were the subject of audits, enquiries, examinations or other similar proceedings that have been closed. The Company has Made Available to Purchaser accurate and complete copies of all Tax Returns filed by any of the Acquired Companies during the past six (6) years and all correspondence to any of the Acquired Companies from, or from any of the Acquired Companies to, a Taxing Authority relating thereto. No election has been made with respect to Taxes of any Acquired Company in any Tax Return that has not been Made Available to Purchaser. (c) Claims; Proceedings. There is no written claim against any Acquired Company for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed or threatened in writing with respect to any Tax Return of or with respect to any of the Acquired Companies. No Tax audit, enquiry, examination or administrative or judicial proceeding is being conducted, is pending or has been threatened in writing with respect to any of the Acquired Companies. No written claim has ever been made by a Taxing Authority in a jurisdiction where any Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation in that jurisdiction or required to file Tax Returns in that jurisdiction. (d) Extensions. There is not in force any extension of time (other than valid automatic extensions obtained in the ordinary course of business) with respect to the due date for the filing of any Tax Return of or with respect to any of the Acquired Companies or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of the Acquired Companies. (e) Tax Sharing. No Acquired Company is a party to or bound by any Tax allocation, sharing or indemnity agreement or arrangement. No Acquired Company has any obligation under any Contract to pay the amount of any Tax benefits or Tax refunds realized or received by such Acquired Company (or an amount in reference to any such Tax benefits or Tax refunds) to any other Person. (f) Investments, Etc. No Acquired Company owns an interest in an Entity or arrangement that is or could be classified as a partnership for Tax purposes. No Acquired Company is, or owns or has owned (directly or indirectly) any interest in, a controlled foreign corporation (as defined in Section 957 of the Code), a passive foreign investment company (as defined in Section 1297 of the Code) or other Entity the income of which is or could be required to be included in the income of any Acquired Company. No Acquired Company has made an election under Section 965 of the Code. (g) Property. None of the property of the Acquired Companies is subject to a safe harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986), or is “tax exempt use property” (within the meaning of Section 168(h) of the Code), or “tax exempt bond financed property” (within the meaning of Section 168(g)(5) of the Code), or is subject to any provision of any state, local or non-U.S. Legal Requirement comparable to any of the provisions identified above. (h) Income. No Acquired Company (or Purchaser as a result of its acquisition of the Company) will be required to include any item of income in, or exclude any item of deduction from, taxable

CONFIDENTIAL 27 income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of any state, local or non-U.S. Legal Requirement); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Legal Requirement) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account, in each case described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Legal Requirement), consummated on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received or economically realized on or prior to the Closing Date; or (vi) Sections 951, 951A or 965 of the Code or any comparable provision of any state, local or non-U.S. Tax Legal Requirement with respect to income received or realized in a Pre- Closing Tax Period. As of the Closing Date, no Acquired Company will hold assets which constitute U.S. property within the meaning of Section 956 of the Code. (i) Group Liability. No Acquired Company has any Liability for any Tax of any Person under Treasury Regulation Section 1.1502-6 (or any corresponding provision of any state, local or non-U.S. Legal Requirement), or as a transferee or successor, or by Contract (other than Contracts entered into in the Ordinary Course of Business not primarily related to Taxes), assumption or otherwise by operation of applicable Legal Requirements. No Acquired Company is, and no Acquired Company has ever been, a member of an affiliated, consolidated, combined, unitary or similar group filing for Tax purposes, other than a group the common parent of which was and is the Company. (j) Tax Agreements. No Acquired Company has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Legal Requirement) or any other Contract or arrangement with any Taxing Authority that requires any Acquired Company to take any action or to refrain from taking any action. No Acquired Company has requested a private letter ruling, a request for technical advice, a request for a change of any method of accounting, or any other similar request that is in progress or pending with any Governmental Entity with respect to any Tax. No Acquired Company is a party to any Contract with any Taxing Authority that would be terminated or adversely affected as a result of the Contemplated Transactions. The Company has Made Available to Purchaser copies of all examination reports, statements of deficiencies assessed against or agreed to by each Acquired Company, Tax opinions and legal memoranda, audit reports, letter rulings and similar documents relating to the Acquired Companies for all periods since its inception, including any Tax ruling obtained from the ITA. There are no Tax rulings, requests for rulings, or closing agreements relating to Taxes for which any of the Acquired Companies may be liable that could affect any of the Acquired Companies’ liability for Taxes for any taxable period ending after the Closing Date. (k) Tax Shelters, Etc. No Acquired Company has participated, within the meaning of Treasury Regulation Section 1.6011-4(c), in any “reportable transaction” within the meaning of Section 6011 of the Code and the Treasury Regulations thereunder. Each Acquired Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of any state, local or non-U.S. Legal Requirement) and, except as set forth on Section 3.8(k) of the Disclosure Schedule, none has undertaken any transaction which requires special reporting under Sections 131(g), 131D or 131E of the Ordinance and the Israel Income Tax Regulations (Planning Requiring Reporting) 2006 promulgated therein, including any transaction that are the same as or substantially similar to one of the types of transactions that the ITA has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction or as a reportable transaction pursuant to the Ordinance and the regulations promulgated therein. Each Acquired Company has disclosed on its respective Tax Returns any Tax reporting position taken in any Tax Return that could result in the imposition of penalties under any provisions of applicable Legal Requirement.

CONFIDENTIAL 28 (l) Escheat. There is no material property or obligation of any Acquired Company, including any uncashed check to any vendor, customer, employee or other service provider, any non- refunded overpayment or any unclaimed subscription balance, that is or may become escheatable to any state or municipality under any applicable escheatment Legal Requirement. (m) Tax Residence; Transfer Pricing, Etc. No written claim has been made by any Taxing Authority that any Acquired Company is subject to Tax in any country, other than the country in which it is incorporated or organized, by virtue of having a permanent establishment, fixed place of business or otherwise. None of the Acquired Companies has ever (i) been treated for any Tax purpose as resident in a country other than its country of incorporation; and (ii) had any trade or business, branch, agency, or permanent establishment (within the meaning of an applicable Tax treaty) in a country other than the country of its incorporation and is not considered to be a branch, agency, or permanent establishment of an entity resident in a country other than the country of its incorporation; or (iii) otherwise become subject to Tax jurisdiction in a country other than the country of its incorporation. The Acquired Companies comply and have complied with all applicable transfer pricing Legal Requirements. The prices for any property or services (or for the use of any property) provided by or to Acquired Companies are arm’s length prices for purposes of all applicable transfer pricing Legal Requirements, including section 85A of the Ordinance. (n) Tax Incentives. None of the Acquired Companies is or has been subject to or benefited from any Tax exemption, grant, relief, subsidy, holiday or other Tax reduction agreement, incentive or Order or other special Tax regime. (o) Tax Provisions. The provisions for Taxes set forth on the balance sheets included in the Financial Statements have been made in accordance with GAAP, as of the respective dates thereof. Except for Company Transaction Expenses, no Acquired Company has incurred any Liability for Taxes since the date of the Latest Balance Sheet outside the Ordinary Course of Business. (p) Distributions. No Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify under Section 355 of the Code or in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code or analogous provision of any state, local or non-U.S. Legal Requirement) in conjunction with any of the Contemplated Transactions. (q) Powers of Attorney. No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Acquired Company after the Closing. (r) Property Tax. All of the Acquired Companies’ property that is subject to property Tax has been properly listed and described on the property Tax rolls of the appropriate taxing jurisdiction for all periods prior to the Closing, and no portion of any Acquired Company’s property constitutes omitted property for property Tax purposes. None of the Acquired Companies owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an Entity that owns an interest in real property as a transfer of the interest in real property. None of the Acquired Companies has ever been at any time a “real property” company (“Igud Mekarkein”) as such term is defined in the Israeli Real Property Taxation Law (Capital Gain, Sale and Purchase), 1963. (s) Sales Taxes; VAT. With respect to all sales and use Taxes collected by any Acquired Company: (i) in jurisdictions where any Acquired Company is registered for sales or use Tax purposes, each Acquired Company has properly remitted all sales and use Taxes collected in such jurisdictions to the applicable state Taxing Authority; and (ii) in jurisdictions where no Acquired Company is registered for sales or use Tax purposes, each Acquired Company has returned all sales or use Taxes

CONFIDENTIAL 29 collected from each Person located in such jurisdictions to such Person (or, if such Person cannot be located or is no longer in business, has remitted such sales or use Taxes to the unclaimed property office of such jurisdictions). No Acquired Company holds any amounts collected as sales or use Taxes from any Person. The Company and its Israeli tax resident Subsidiaries (if any): (A) have been duly registered for the purpose of value added Tax, as defined in the law concerning value added taxes in Israel, and are taxable persons; (B) have complied, in all material respects, with all statutory requirements, Orders, provisions, directives or conditions concerning value added taxes or sales tax or indirect taxation; (C) have not been required by the relevant authorities of customs and excise to give security; (D) have collected and timely remitted to the relevant Taxing Authority all output value added tax which they were required to collect and remit under any applicable Legal Requirements; (E) have not made any exempt transactions (as defined in the Israeli Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all value added tax chargeable or paid on inputs, and other transactions and imports made by it; and (F) have not received a refund for input value added tax for which they are not entitled under any applicable Legal Requirement. None of the Company’s Subsidiaries has ever been, and currently is not, required to effect Israeli VAT registration. (t) FIRPTA. No Acquired Company is or has been, during the period set forth in Section 897(c)(1)(A)(ii) of the Code a “United States real property holding corporation” within the meaning of Section 897 of the Code or elected to be treated as a U.S. corporation under Section 897(i) of the Code. (u) Partnerships, Etc. No Acquired Company is treated as a partnership and no Acquired Company is disregarded as an Entity separate from its owner, in each case, for U.S. federal income Tax purposes. (v) Inversions. No Acquired Company is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code (or any analogous provision of any state, local or non-U.S. Legal Requirement). (w) Boycott. No Acquired Company has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. (x) Gain Recognition. No Acquired Company is a party to any gain recognition agreement under Section 367 of the Code. (y) Domestic Use Election. No Acquired Company has made a “domestic use election” pursuant to Treasury Regulation Section 1.1503(d)-6 or will have recapture under the dual consolidated loss provisions of U.S. federal, state, local or non-U.S. Legal Requirements after Closing by reason of any such losses incurred prior to Closing. (z) CARES Act. No Acquired Company has benefited from any relief provisions related to COVID-19 for Tax purposes, whether federal, state, local or non-U.S., including the CARES Act and the regulations promulgated in connection therewith or any analogous provision of any state, local or non-U.S. Legal Requirement. (aa) Certain Employee Tax Matters. No employee of any Acquired Company who is the holder of an incentive equity award or similar type of arrangement that remains unvested has had a change in tax residence since receiving or becoming entitled to the applicable incentive equity or similar type of arrangement. (bb) For applicable Tax purposes, the Company (and not any other Acquired Company) is the sole and exclusive legal, beneficial and economic owner of all right, title and interest to and in the Acquired Company IP or, if such Acquired Company IP is in-licensed, holds a valid license thereto.

CONFIDENTIAL 30 (cc) Each Stock Plan qualifies as a capital gains route plan under Section 102(b)(2) of the Ordinance (each, a “102 Plan”) and has received a favorable determination or approval letter from, or is otherwise approved by, or deemed approved by passage of time without objection by, the ITA. All Section 102 Securities were issued under a 102 Plan and were and are currently in material compliance with the applicable requirements of Section 102(b)(2) of the Ordinance (including the relevant sub-section of Section 102 of the Ordinance) and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the grant of Section 102 Securities only following the lapse of the required thirty (30)-day period from the filing of the 102 Plan with the ITA, the receipt of the required written consents, the appointment of an authorized trustee to hold the Section 102 Securities, and the due deposit of such Section 102 Securities with such trustee pursuant to the terms of Section 102 of the Ordinance, and applicable regulations and rules and the guidance published by the ITA on July 24, 2012 and clarification dated November 6, 2012, as applicable. (dd) None of the Acquired Companies is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any tax ruling made with reference to the provisions of Part E2 of the Ordinance. (ee) None of the Acquired Companies owns any interest in any controlled foreign corporation pursuant to Section 75B of the Ordinance, or other Entity the income of which is required to be included in the income of the Acquired Company. (ff) For purposes of this Section 3.8, references to any Acquired Company shall be deemed to include any predecessor of any Acquired Company and any Person from which, or with respect to which, such Acquired Company has incurred or may incur any Liability for Taxes under any Contract or Legal Requirement. (gg) Notwithstanding anything to the contrary herein, none of the representations or warranties set forth in this Section 3.8 shall be interpreted as providing any representation, warranty or other assurance regarding the existence, amount, value or condition of any Tax loss carryforward, net operating loss, Tax basis of any asset or any similar Tax asset or Tax attribute of the Acquired Companies or the ability of Purchaser or any of its Affiliates (including, on or after the Closing Date, the Acquired Companies) to utilize such Tax assets or Tax attributes on or after the Closing Date. 3.9 Title to Properties; Sufficiency and Condition of Assets. (a) Personal Property. Each Acquired Company has good, valid and marketable title to, or a valid leasehold interest in, all Company Personal Property. The Company Personal Property constitutes all personal property necessary or useful to conduct each of the businesses of the Acquired Companies as they are currently conducted and as they are currently planned by the Acquired Companies to be conducted. None of the Company Personal Property is owned by any other Person without a valid and enforceable right of the Acquired Companies to use and possess such Company Personal Property, which right will remain valid and enforceable following the Closing. None of the Company Personal Property is subject to any Lien, other than Permitted Liens. All Company Personal Property: (i) is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for the conduct of each of the businesses of the Acquired Companies as they are currently conducted and as they are currently planned by the Acquired Companies to be conducted; (ii) is available for immediate use in the operation of each of the businesses of the Acquired Companies as they are currently conducted; and (iii) permits each Acquired Company to operate in accordance with applicable Legal Requirements. (b) Customer Information. The Acquired Companies collectively have sole and exclusive ownership, free and clear of any Liens, or have the valid right to use, unrestricted by any Contract, all customer lists, customer contact information, customer correspondence and customer licensing and

CONFIDENTIAL 31 purchasing histories relating to current and former customers of the Acquired Companies for which any Acquired Company has retained records. No Person other than an Acquired Company (and the applicable data subjects and customers) possesses any license, claim or right with respect to the use of any such customer information, except for customer contact information. (c) Leased Real Property. No Acquired Company owns, or has ever owned, any real property. Section 3.9(c) of the Disclosure Schedule sets forth: (i) all leases, subleases and occupancy agreements, together with all amendments and modifications thereto, pursuant to which any real property is leased by any of the Acquired Companies (each such lease, sublease or occupancy agreement being referred to as a “Real Property Lease” and any such real property leased by any of the Acquired Companies being referred to as “Leased Real Property”); and (ii) the address of each Leased Real Property and any security deposit, guaranty or letter of credit provided to the landlord under the related Real Property Lease. The applicable Acquired Company has a valid leasehold interest (or the equivalent in any jurisdiction outside of the United States) in each Leased Real Property, free and clear of all Liens other than Permitted Liens. True and correct copies of each Real Property Lease have been Made Available to Purchaser. Each Real Property Lease is valid, binding and in full force and effect with respect to the applicable Acquired Company and, to the Knowledge of the Company, each other party thereto. There is no material default under any Real Property Lease by any Acquired Company or, to the Knowledge of the Company, by any other party thereto and there is not any condition or event which, with notice or lapse of time or both, would constitute a material default under the provisions of any Real Property Lease by any Acquired Company or, the Knowledge of the Company, any other party to such Real Property Lease. The Company has not received written notice that a party to a Real Property Lease (other than an Acquired Company) intends to terminate such Real Property Lease. With respect to each Real Property Lease, the tenant thereunder enjoys peaceful, exclusive and undisturbed use and possession in all material respects of the demised premises thereunder. No Acquired Company has subleased or otherwise granted to any Person the right to use or occupy any Leased Real Property. (d) Except for the services, assets and properties listed on Section 3.9(d) of the Disclosure Schedule, the service, assets and properties owned, leased and licensed by the Acquired Companies constitute all of the services, assets and properties that are used in or necessary for the Acquired Companies to conduct, operate and continue the conduct of Business as currently conducted in all material respects. Except for Company Associates involved in the provision of the services listed on Section 3.9(d) of the Disclosure Schedule, the Company Associates constitute all the employees and personnel of Acquired Companies necessary for Purchaser to conduct the Business as currently conducted in all material respects. (e) Each building, structure, fixture, improvement, equipment and other tangible assets of the Acquired Companies located on any Leased Real Property is: (i) in good operating condition and repair in all material respects; (ii) free of any material defect; maintained in all material respects in accordance with generally accepted industry practice (giving due account to the age and length of use and ordinary wear and tear); and (iii) adequate for use in the operation of each of the businesses of the Acquired Companies as they are currently conducted at such location. No maintenance of such assets has been deferred in any material respects by the Acquired Companies. (f) To the Knowledge of the Company, each parcel of the Leased Real Property has (i) adequate rights of way and access to all water, sewer, sanitary and storm drain facilities, community services and all public utilities sufficient for the purposes of the operation of the Acquired Companies in the ordinary conduct of business consistent with past practice; and (ii) full and free legally enforceable access to and from public highways, roads, streets or the like, or valid perpetual easements over private streets, roads or other private property which access is sufficient for the purposes of the operation of the Acquired Companies in the Ordinary Course of Business, the Company does not have any Knowledge of any fact or condition that would result in the interruption or termination of such access. No condemnation

CONFIDENTIAL 32 is pending, or to the Knowledge of the Company, is threatened with respect to any of the Leased Real Property. (g) Compliance with Legal Requirements. All buildings, structures, fixtures and other improvements on the portion of any Leased Real Property that any of the Acquired Companies are responsible for (or, to the Knowledge of the Company, on any other portion of any Leased Real Property), in each case, are in material compliance with all applicable Legal Requirements, including all federal, state and local laws, zoning, land use and building ordinances and health and safety ordinances, and none of the Acquired Companies has received any notice or other communication from any Person regarding any actual or possible material violation of, or material failure to comply with, any such Legal Requirement. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened by any Person that will or would reasonably be expected to result in a change in any allowable use of any Leased Real Property or that will or would reasonably be expected to modify any right of any Acquired Company to use any Leased Real Property for any of its current uses after the Closing. 3.10 Bank Accounts. Section 3.10 of the Disclosure Schedule provides the following information with respect to each account or safe deposit box maintained by or for the benefit of each Acquired Company at any bank or other financial institution: (a) the name of the bank or other financial institution at which such account or safe deposit box is maintained; (b) as to each such bank account: (i) the account number; (ii) the type of account; (iii) the names of all Persons who are authorized to sign checks or other documents with respect to such account and the authorized powers of each such Person; and (iv) the balance held in such account as of a date no less than two (2) Business Days prior to the date hereof; and (c) with respect to each such safe deposit box: (i) the number thereof; and (ii) the names of all Persons having access thereto. 3.11 Intellectual Property and Related Matters. (a) Scheduled IP. (i) Section 3.11(a)(i) of the Disclosure Schedule accurately identifies: (A) each item of Registered IP in which any Acquired Company has (or purports to have) an ownership interest (whether exclusively, jointly with another Person or otherwise) or an exclusive license or similar exclusive right in any field or territory; (B) the jurisdiction in which such item of Registered IP has been registered or filed, the applicable application, registration or serial number and the date and status of such registration or filing, together with any actions, filings, or payments that must be taken or made on or before the date that is one hundred twenty (120) days after the Closing Date to maintain such Registered IP in full force and effect; and (C) the record owner and, if different, the legal owner and beneficial owner of each item of Registered IP (and if any other Person has an ownership interest in such item of Registered IP, the nature of such ownership interest). Each Acquired Company is and at all times has been in compliance with all Legal Requirements with respect to the Registered IP, and all filings, payments, and other actions required to be made or taken to maintain each item of Registered IP in full force and effect have been made and taken by the applicable deadline. The Company has Made Available to Purchaser complete and accurate copies of all applications, agreements with any Governmental Entity, licenses, assignments (including proof of recordation for any recorded assignments) and other material documents related to each item of Registered IP identified or required to be identified in Section 3.11(a)(i) of the Disclosure Schedule. (ii) Section 3.11(a)(ii) of the Disclosure Schedule sets forth (A) a list of all Company Products in which any Acquired Company has (or purports to have) an ownership interest (whether exclusively, jointly with another Person or otherwise) or an exclusive license or similar exclusive right in any field or territory and (B) the legal and beneficial owner thereof (and if any other Person has an ownership interest in any such Intellectual Property or Intellectual Property Right, the nature of such ownership interest).

CONFIDENTIAL 33 (b) Inbound Licenses. Section 3.11(b) of the Disclosure Schedule accurately identifies: (i) each Contract pursuant to which any Acquired Company has been granted any license under, in or to, or has otherwise received or acquired any right, title or interest (whether or not currently exercisable and including a right to receive a license) in, or any embodiment of, any Intellectual Property or Intellectual Property Right (other than, for listing purposes only: (A) agreements between the Acquired Company and its employees or consultants that are on the Acquired Company’s standard form of Acquired Company IP Contract described in Section 3.11(e)(iii) below; (B) non-exclusive licenses to third party Software, that is licensed to the Acquired Company on generally available, standard commercial terms for less than $50,000 per year, is not incorporated into any Company Product, and is not otherwise material to the business of any Acquired Company; and (C) licenses for the Open Source Code listed in Section 3.11(n)(i) of the Disclosure Schedule); and (ii) whether the licenses or rights granted to or received or acquired by the Acquired Company in each such Contract are exclusive or non-exclusive (collectively, including those falling within clauses (A) through (B) above (but excluding those at clause (C)), the “Inbound Licenses”). (c) Outbound Licenses. (i) Section 3.11(c)(i) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, in or to, or otherwise has received or acquired any right, title or interest (whether or not currently exercisable and including a right to receive a license) in, or any embodiment of, any Acquired Company IP or which otherwise limits or restricts the ability of any Acquired Company to assert or enforce any Acquired Company IP, except, for listing purposes only, (A) standard Company Contracts, (B) all customer agreements on the Acquired Company’s form of customer agreement, which has not been modified in a material way, or (C) implied licenses in any non-disclosure agreements (collectively, including those falling within clauses (A) through (C) above, the “Outbound Licenses”). (ii) No Acquired Company is bound by, and no Acquired Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of any Acquired Company to assert, enforce, use, distribute, sell or otherwise exploit any Acquired Company IP or any Company Product anywhere in the world. (d) Acquired Company IP Contract. No Acquired Company is in material default under or in material breach of any Acquired Company IP Contract. No event has occurred, and no circumstance or condition exists, that, with notice, the passage of time or both, will or could reasonably be expected to: (i) constitute a material default under, or result in a material violation or material breach by any Acquired Company of, any provision of any Acquired Company IP Contract; or (ii) give any Person the right to declare a material default or exercise any remedy under any Acquired Company IP Contract. None of the Acquired Companies has received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any Acquired Company IP Contract that has not been fully remedied and withdrawn. (e) Standard Form Acquired Company IP Contracts. The Company has Made Available to Purchaser an accurate and complete copy of each standard form of Acquired Company IP Contract used by any Acquired Company at any time, including each standard form of: (i) end-user license agreement, subscription agreement, terms of use or service, support agreement, maintenance agreement, statement of work or other end-customer agreement (each, a “EULA”); (ii) employee, consulting, development, or independent contractor agreement containing any assignment or license of Intellectual Property or any Intellectual Property Right or any confidentiality provision; and (iii) confidentiality or nondisclosure agreement (collectively, the “Standard Form Acquired Company IP Contracts”). Except as specified under Section 3.11(e) of the Disclosure Schedule, no Acquired Company has distributed or made available to any third party (except on a POC or evaluation basis) any Software that constitutes a Company

CONFIDENTIAL 34 Product except pursuant to a valid and enforceable EULA based on or in substantially the same form as the form Made Available to Purchaser pursuant to this Section 3.11(e). (f) Ownership. The Acquired Companies collectively are the sole and exclusive legal and beneficial owner of all right, title and interest to and in the Acquired Company IP (other than Intellectual Property and Intellectual Property Rights validly licensed to an Acquired Company, as identified in, or expressly exempted from the disclosure requirements of, Section 3.11(b) of the Disclosure Schedule), free and clear of any Liens. Without limiting the generality of the foregoing: (i) Each Company Associate which is involved in creating Intellectual Property for an Acquired Company has signed a valid and enforceable agreement containing (W) an irrevocable assignment of all Intellectual Property and Intellectual Property Rights pertaining to any Company Product and any derivative work thereof or modification thereto, or that were otherwise created or developed by such Person in the course of that Person’s activities with or for or otherwise for the benefit of any Acquired Company; (X) confidentiality provisions protecting the non-public information of the Acquired Companies; (Y) except as specified under Section 3.11(e) of the Disclosure Schedule, to the extent not assignable by law, a waiver of such Person’s moral rights in and to such Intellectual Property and Intellectual Property Rights; and (Z) a waiver by Company Associate for any compensation in respect of the foregoing assignments and rights including pursuant to Section 134 of the Israel Patent Law, 1967, or corresponding laws of other jurisdictions, if required under the applicable law. Each such agreement was made on a materially similar applicable Standard Form Acquired Company IP Contract that has been Made Available to Purchaser pursuant to Section 3.11(e) above, without any material exceptions or exclusions therefrom. No directors or executive officers of any of the Acquired Companies and, to the Company’s Knowledge, no other Company Associate has any obligation to any other Person (except for any licensors) with respect to such Company Products, or the Acquired Company IP, and no directors or executive officers of any of the Acquired Companies and, to the Company’s Knowledge, no other Company Associate is in violation of any term of any such agreement. No Intellectual Property or Intellectual Property Rights of any Company Associate are used in or required for the conduct of the business of the Company as now conducted or as proposed to be conducted; (ii) Except as specified under Section 3.11(f)(ii) of the Disclosure Schedule, (A) no funding, facilities or resources of any Governmental Entity or any university, college, hospital or other educational institution or government research center were used in the development of any Acquired Company IP; (B) no Governmental Entity, university, college or other educational institution or research center has any ownership in or rights to any Acquired Company IP or Acquired Company Data; and (C) to the Company’s Knowledge, no directors or executive officers of any of the Acquired Companies and, no other Company Associate was employed or engaged by, enrolled at or otherwise providing services to any Governmental Entity or any university, college, hospital or other educational institution or government research center during the period that such Company Associate was also involved in, or contributing to, the creation or development of any Acquired Company IP; (iii) Except as specified under Section 3.11(f)(iii)of the Disclosure Schedule, no current or former shareholder, officer, director or employee of any Acquired Company has any claim, right (whether or not currently exercisable) or interest in or to any Acquired Company IP or any Company Product; (iv) Except as specified under Section 3.11(f)(iv) of the Disclosure Schedule, to the Company’s Knowledge, no directors or executive officers of any of the Acquired Companies and, no other Company Associate is: (A) bound by or otherwise subject to any Contract restricting that officer or employee from performing the officer’s or employee’s duties for any Acquired Company; or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or

CONFIDENTIAL 35 confidentiality due to the officer’s or employee’s activities as an officer or employee of an Acquired Company; (v) Each Acquired Company has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets and other proprietary or Confidential Information pertaining to the Acquired Companies, the Acquired Company IP, the Company Products or the business of any of the Acquired Companies (including any Confidential Information owned by any Person to whom the Company has a confidentiality obligation) and no such Trade Secret or proprietary or Confidential Information has been disclosed to any Person except pursuant to a valid and binding confidentiality agreement; (vi) No Acquired Company has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Acquired Company IP to any other Person; (vii) Except as specified under Section 3.11(f)(vii) of the Disclosure Schedule, the Acquired Companies own or otherwise have the right to use, and after the Closing the Company and its Subsidiaries will have the right to use, all Intellectual Property and Intellectual Property Rights needed to conduct the business of each of the Acquired Companies in materially the same way as currently conducted and currently planned by each of the Acquired Companies to be conducted; (viii) No Acquired Company is, or ever was, a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any Acquired Company to grant or offer to any other Person any license or right to any Acquired Company IP; and (ix) Except as specified under Section 3.11(f)(ix) of the Disclosure Schedule, all Acquired Company Data is owned or licensed by an Acquired Company, free and clear of all Liens. Each Acquired Company has all necessary and required rights to use, reproduce, modify, create derivative works of, license, sublicense, transmit, distribute and otherwise exploit the Acquired Company Data as required for the operation of the businesses of the Acquired Companies. (g) Valid and Enforceable. All Acquired Company IP owned or exclusively licensed by Company is valid, subsisting and enforceable. Without limiting the generality of the foregoing: (i) Except as would not be, individually or in the aggregate, material to the Acquired Companies (taken as a whole), no Acquired Company IP owned, purported to be owned, used or for which registration has been applied for by any Acquired Company conflicts or interferes with any Intellectual Property or Intellectual Property Right owned, used or for which registration has been applied for by any other Person, and each Acquired Company has taken reasonable steps to police the use of its such Acquired Company IP and to protect such Acquired Company IP against third party infringement, violation, misappropriation or dilution, as applicable; (ii) No interference, opposition, cancellation, reissue, reexamination, review or other Legal Proceeding is or has been pending or, to the Knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any Acquired Company IP is being, has been or would reasonably be expected to be contested or challenged, and to the Knowledge of the Company, there are no specific facts that would form a reasonable basis for any such claim or Legal Proceeding; and (iii) no act has been done or omitted by any Acquired Company, which has, had or would reasonably be expected to have the effect of impairing or dedicating to the public, or entitling any Person to cancel, forfeit, modify or consider abandoned, any Acquired Company IP or give any Person any rights with respect thereto.

CONFIDENTIAL 36 (h) No Third-Party Infringement of Acquired Company IP. To the Knowledge of the Company, no Person has infringed, misappropriated, made unlawful use of or violated, and no Person is currently infringing, misappropriating, making unlawful use of or violating, any Acquired Company IP. Section 3.11(h) of the Disclosure Schedule accurately identifies (and the Company has Made Available to Purchaser a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent by or to any Acquired Company or any Representative of any Acquired Company regarding any actual, alleged or suspected infringement, misappropriation, misuse or other violation of any Acquired Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence. (i) Effects of This Transaction. Except as specified under Section 3.11(i) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement or any other Company Transaction Document nor the consummation of any of the Contemplated Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, alteration to, impairment in or Lien on, any Acquired Company IP; (ii) a breach of or default under any Acquired Company IP Contract; (iii) the release, disclosure or delivery of any Acquired Company IP or Company Product by or to any escrow agent or other Person; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Acquired Company IP or any Intellectual Property or Intellectual Property Right owned by Purchaser; or (v) by the terms of any Company Contract, a reduction of any royalties, revenue sharing or other payments any of the Acquired Companies would otherwise be entitled to with respect to any Acquired Company IP. (j) No Infringement of Third-Party IP Rights. No Acquired Company has ever infringed, misappropriated or otherwise violated or made unlawful use (directly, contributorily, by inducement or otherwise) of any Intellectual Property or Intellectual Property Right of any other Person. Except as specified under Section 3.11(j) of the Disclosure Schedule, and without limiting the generality of the foregoing: (i) Neither the operation of the business of the Acquired Companies (including the development, marketing, sale, distribution, and use of the Company Products and Acquired Company Software), nor the use of the Acquired Company IP, has ever infringed, violated, misappropriated or made unlawful use of any Intellectual Property Right of any other Person; (ii) no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the Knowledge of the Company, threatened against any Acquired Company or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Company with respect to such claim or Legal Proceeding, and, to the Knowledge of the Company, there are no facts or circumstances likely to give rise to any of the foregoing; and (iii) no Acquired Company has ever received any notice or other communication (in writing or otherwise): (A) relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use of any Intellectual Property or Intellectual Property Right of another Person; (B) challenging the right of any Acquired Company to use any Intellectual Property or Intellectual Property Right that is owned by any other Person; or (C) challenging the ownership rights of any Acquired Company in any Intellectual Property or Intellectual Property Rights or asserting any opposition, invalidity, termination, abandonment or unenforceability of any Acquired Company IP. (k) No Harmful Code. None of the Software owned, developed (or currently being developed), used, marketed, distributed, licensed, sold or otherwise made available at any time by any Acquired Company (collectively, “Acquired Company Software”) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the

CONFIDENTIAL 37 following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; (ii) damaging or destroying any data or file without the user’s consent; or (iii) transmitting data, in the case of each of clauses “(i),” “(ii)” and “(iii),” either automatically, with the passage of time or upon command by any Person other than the proper user. (l) Bugs. None of the Acquired Company Software: (i) contains any bug, defect, virus, malware or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of data) that materially and adversely affects the use, functionality or performance of such Acquired Company Software or any product or system containing or used in conjunction with such Acquired Company Software (excluding bugs in the Ordinary Course of Business). The Company has Made Available to Purchaser a complete and accurate list of all known material bugs, defects and errors in each version of the Acquired Company Software. (m) Source Code. Except as specified under Section 3.11(m) of the Disclosure Schedule, no source code for any Acquired Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of an Acquired Company. Except as specified under Section 3.11(m) of the Disclosure Schedule, no Acquired Company has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Acquired Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code for any Acquired Company Software to any other Person. (n) Use of Open Source Code. (i) Section 3.11(n)(i) of the Disclosure Schedule accurately identifies and describes: (A) each item of Open Source Code that is contained in, distributed or made available with or used in the development of any Acquired Company Software or from which any part of any Acquired Company Software is derived; (B) the applicable license terms for each such item of Open Source Code (including any attribution or other obligations associated with any Acquired Company’s use or distribution thereof); and (C) the source or location from which the Open Source Code was acquired or downloaded. (ii) The Acquired Companies’ use, marketing, distribution, licensing, making available and sale of Acquired Company Software does not violate any license terms applicable to any item of Open Source Code, and each of the Acquired Companies has all rights in each item of Open Source Code disclosed, or required to be disclosed, in Section 3.11(n)(i) of the Disclosure Schedule as needed for the Acquired Companies to conduct their business as currently conducted and currently planned by the Acquired Companies to be conducted, without violation of any license terms pertaining to such Open Source Code. (iii) No Acquired Company Software contains, is distributed or made available with, is being or was developed using, or is derived from Open Source Code in a manner that (A) imposes or could impose a requirement or condition that any Acquired Company grant a license under or refrain from asserting or enforcing any of its Patent rights, or that any Acquired Company Software or part thereof be: (1) disclosed, distributed or made available in source code form; (2) licensed for making modifications or derivative works; or (3) redistributable at no or nominal charge; or (B) imposes or could impose any other material limitation, restriction or condition on the right or ability of any Acquired Company to use, distribute, or make available any Acquired Company Software.

CONFIDENTIAL 38 (o) Privacy. (i) Each Acquired Company complies, and has at all times complied, in all material respects with all (A) Information Privacy and Security Laws, (B) all applicable Acquired Company Privacy Policies, (C) the terms of all Acquired Company Contracts relating to privacy or information security, and (D) applicable industry standards relating to privacy or information security (collectively, (A)- (D) are the “Privacy Requirements”). Each Acquired Company has implemented and maintained reasonable and appropriate measures to ensure that each Acquired Company complies with such Privacy Requirements. (ii) Each Acquired Company has provided legally adequate notice of its privacy practices in its Acquired Company Privacy Policies, and each Acquired Company’s privacy and security practices conform, and at all times have conformed, in all material respects to all of the applicable Acquired Company Privacy Policies. No disclosure made or contained in any Acquired Company Privacy Policy is, or has been, inaccurate, misleading, or deceptive in any way or has violated Privacy Requirements (including by containing any material omission). Each Acquired Company has, at all times, posted Acquired Company Privacy Policies on each of the Acquired Company’s websites, mobile applications, or where otherwise required under applicable Information Privacy and Security Laws or applicable Company Contracts. The Acquired Company has made available to Purchaser true, correct, and complete copies of all Acquired Company Privacy Policies. (iii) Where required by applicable Privacy Requirements, each Acquired Company has contractually obligated all third parties, including, without limitation, customers, suppliers, and service providers, that have access to Acquired Company Data or Acquired Company Systems to (i) comply with applicable Information Privacy and Security Laws; (ii) where the third party is a data processor, to act only in accordance with the instructions of each Acquired Company; (iii) take appropriate steps to protect and secure Personal Data from Security Incidents; and (iv) restrict the Processing of Personal Data to those authorized or required under the servicing, outsourcing, processing, or similar arrangement. To the Knowledge of the Company, no third parties with access to Acquired Company Data or Acquired Company Systems have failed to comply with any such obligations. (iv) Each Acquired Company has adopted and is and has been in compliance in all material respects with, reasonable and appropriate policies and procedures regarding each Acquired Company’s Processing of Acquired Company Data, and such policies and procedures comply with the Privacy Requirements. Acquired Company personnel who have access to Acquired Company Data or Acquired Company Systems have received professional, appropriate, and documented training (in accordance with applicable Privacy Requirements and industry standards) and each Acquired Company has promptly investigated and addressed any material deviations from the Privacy Requirements and taken corrective and mitigating actions designed to prevent the recurrence of any such deviations. (v) Each Acquired Company has sufficient rights and authority under the Privacy Requirements, to permit the use and other Processing of Personal Data by or for such Acquired Company, including in connection with the development, offering, and provision of its services. (vi) No Acquired Company has been subject to, or received any notice of or audit request relating to, any Legal Proceeding relating to any actual or alleged non-compliance with any Privacy Requirement. No Person has alleged in writing to any Acquired Company that such Acquired Company has failed to comply with any Privacy Requirement. (vii) None of the execution, delivery or performance of this Agreement or any of the other Transaction Documents, the consummation of any of the Contemplated Transactions or any Acquired Company’s provision to Purchaser, or Purchaser’s possession, transfer to or from any jurisdiction in the world or Processing of, Acquired Company Data or any other data or information in any Acquired

CONFIDENTIAL 39 Company Systems will or would reasonably be expected to result in any violation of any Privacy Requirement. Purchaser’s Processing of Acquired Company Data will not, and would not reasonably be expected to, result in any violation of any Privacy Requirement. so long as Purchaser Processes such Acquired Company Data in a manner consistent with any Processing restrictions set forth in such Privacy Requirements. (p) Systems and Data; Security. (i) All Acquired Company Systems are configured in accordance with, and perform, and have at all times performed, in compliance with industry security standards. The Acquired Company Systems are in good working condition and are sufficient in all material respects as is necessary for the businesses of the Acquired Companies as currently conducted and provide reasonable and appropriate up to date technical and organizational measures in accordance with applicable Privacy Requirements. No Acquired Company has experienced any material disruption to, or material interruption in, the conduct of its business attributable to a defect, error, or other failure or deficiency of any Acquired Company System. Each Acquired Company has implemented and routinely tested reasonable and appropriate business continuity and disaster recovery plans relating to Acquired Company Systems. (ii) Each Acquired Company has established, and is and has always been in compliance with, a written information security program that: (A) implements, monitors and improves reasonable and appropriate administrative, technical and physical safeguards that protect the security, confidentiality, and integrity of all Acquired Company Systems and all Acquired Company Data (including all Personal Data and data that is on the systems of third parties with access to such Acquired Company Systems or Acquired Company Data); (B) is designed to prevent Security Incidents; (C) complies with all applicable Privacy Requirements; (D) includes reasonable policies and procedures that apply to each Acquired Company’s Processing of Acquired Company Data; (E) identifies threats to the confidentiality or security of Acquired Company Data and intrusions into Acquired Company Systems; and (F) to the extent applicable, complies with PCI DSS. Each Acquired Company has performed security risk assessments in accordance with industry standards and has addressed and fully remediated all material threats and deficiencies identified in those security risk assessments. (iii) No Acquired Company, and to the Knowledge of the Company, no third- party Processing Acquired Company Data for or on behalf of the Company has experienced a Security Incident. No Acquired Company has received any claim or notice from any party that a Security Incident may have occurred or is being investigated and no Acquired Company is or has been required under any Privacy Requirement to notify any Person, Governmental Entity, or other third party of a Security Incident. No Acquired Company is aware of any circumstance that may result in any of the foregoing. (iv) Each Acquired Company has taken all reasonable and appropriate measures to secure all Company Products prior to selling, distributing, deploying or making it available and has made patches and updates to those Company Products available in accordance with industry standards. Without limitation to the foregoing, each Acquired Company has performed penetration tests and vulnerability scans of all Company Products and Acquired Company Systems and such tests and scans were conducted in accordance with industry standards. Each vulnerability identified by any such tests or scans has been fully remediated or addressed and no Acquired Company is aware of any currently critical, high or medium risk vulnerabilities affecting any Company Product or Acquired Company System. (q) IIA Funded Acquired Company IP. Except for restrictions imposed on the Company due to the IIA Programs as set forth in Section 3.11(q) of the Disclosure Schedule, all of which restrictions are covered by and subject to release upon payment of the Redemption Fee pursuant to the IIA Consent, there are no restrictions under applicable Legal Requirements, Contracts or otherwise on the

CONFIDENTIAL 40 transfer of any Acquired Company IP from Israel to any other jurisdiction, and no such restrictions shall come into effect following the Closing. (r) Rights of the Israel Defense Forces or Israel Ministry of Defense. Without limiting the generality of the foregoing: (i) no Company Associate who was involved in, or who contributed to, the creation or development of any Acquired Company IP was employed by or has performed services (either directly or as the employee of a subcontractor providing services) for, or was subject to any regulations, guidelines or directive of, the Israel Defense Forces or the Israel Ministry of Defense during a period of time during which such Company Associate was also involved in, or contributing to, the creation or development of any Acquired Company IP or otherwise performing services for any Acquired Company, or for the period of twelve (12) months prior thereto; and (ii) neither the Israel Defense Forces nor the Israel Ministry of Defense has any rights whatsoever in any Acquired Company IP. The Acquired Companies have not received any orders issued pursuant to Chapter 6 of the Israel Patent Law – 1967. 3.12 Government Contracting. No Acquired Company is, or has ever been, a party to or otherwise bound by a Contract that would constitute a Government Contract. No Acquired Company has, or has ever had, any obligation under any Contract that would constitute a Government Contract. 3.13 Compliance with Laws; Permits. (a) Compliance. Each of the Acquired Companies is and has been, at all times, in compliance in all material respects with all Legal Requirements and Orders applicable to such Person and any of such Person’s business, properties or assets. No investigation, allegation, inquiry or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Company. No event has occurred, and no condition or circumstance exists, that will or would reasonably be expected to (with or without notice or lapse of time) constitute or result in a violation by any of the Acquired Companies of, or constitute a failure on the part of any of the Acquired Companies to comply with, any applicable Legal Requirement, other than any violation or failure which would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies (taken as a whole). None of the Acquired Companies has received any written notice or other written communication or, to the Knowledge of the Company, any oral communication from any Person regarding any actual or possible violation of, or failure to comply with, any applicable Legal Requirement. (b) Orders. There is no material Order binding upon any Acquired Company or to which any material assets owned or used by any Acquired Company is subject (other than extension orders that apply to all employees in Israel generally). To the Knowledge of the Company, no Company Associate is subject to any Order that prohibits such Company Associate from engaging in or continuing any conduct, activity or practice relating to any Acquired Company’s business. (c) Permits. Each Acquired Company holds, to the extent required by applicable Legal Requirements, all material Permits from, and has made all declarations and filings with, all Governmental Entities for the operation of its business as currently conducted, including the sale, transport, export, import or shipment of any items or materials (whether in tangible form or otherwise) to any jurisdiction and the use or occupancy of any Leased Real Property. No suspension or cancellation of any such Permit is pending or, to the Knowledge of the Company, has been threatened. Each such Permit is valid and in full force and effect, and each Acquired Company is and always has been in compliance with the terms, conditions and requirements of each such Permit, other than any non-compliance which would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies (taken as a whole). Section 3.13(c) of the Disclosure Schedule provides an accurate and complete list of all Permits held by each Acquired Company, and the Company has Made Available to Purchaser accurate and complete copies of all such Permits. No Acquired Company has received any notice or other written communication from any Governmental Entity regarding: (i) any actual or possible violation of or failure to comply with any term,

CONFIDENTIAL 41 condition or requirement of any Permit; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit. (d) Export and Import Laws and Sanctions. No Acquired Company has violated any U.S. Export and Import Law or made a voluntary or directed disclosure with respect to any potential violation of any U.S. Export and Import Law. Each Acquired Company: (i) is and has at all times been in compliance in all material respects with applicable U.S. Export and Import Laws and Foreign Export and Import Laws; and (ii) has prepared and timely applied for all import and export licenses required under any U.S. Export and Import Law or Foreign Export and Import Law for the conduct of its business. No Acquired Company and no director, officer, employee or agent of any Acquired Company: (A) is or has ever been a Person with whom transactions are prohibited or limited under any Legal Requirement relating to trade embargoes or sanctions, including those administered by Israel, the Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other sanctions authority; or (B) has ever violated or made a voluntary or directed disclosure regarding any such Legal Requirement. No product, service or financing provided by any Acquired Company has been, directly or indirectly, provided to, sold to or performed for or on behalf of national of, or Persons located in, Russia, the Crimea, Donetsk or Luhansk Regions of Ukraine, Cuba, Iran, Lebanon, North Korea, Sudan, Syria or any other country, region or Person against which the United States or Israel maintains economic sanctions (“Sanctioned Countries”). No Acquired Company (i) has engaged in any export, reexport, transfer, service, transaction or other activities directly or indirectly with or involving Sanctioned Countries or any Person with whom transactions are prohibited or limited under any Legal Requirement relating to trade embargoes or sanctions, including those administered by Israel, the Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other sanctions authority; and (ii) is or is required to be registered under the U.S. International Traffic in Arms Regulations. The Acquired Companies have Made Available to Purchasers copies of all export and encryption control licenses that the Acquired Companies have received, and the Acquired Companies are in compliance with all such export and encryption control licenses. (e) Export, Import and Sanctions Proceedings. No sanctions-related, export-related or import-related Legal Proceeding, investigation or inquiry is or has ever been pending or, to the Knowledge of the Company, threatened against any Acquired Company or any officer or director of any Acquired Company (in such Person’s capacity as an officer or director of any Acquired Company) by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity. (f) No Subsidies. None of the Acquired Companies possesses, or has ever possessed, or has, or has ever had, any right or interest with respect to, any grant, incentive or subsidy from any Governmental Entity. (g) Anti-Corruption and Anti-Bribery. None of the Acquired Companies or any of their respective Affiliates, officers, directors, or employees, or, to the Company’s Knowledge, their agents, Representatives or consultants has, and no other Person associated with or acting for or on behalf of any of the Acquired Companies in connection with the conduct of any business of any Acquired Company has (with respect to the operation of the Acquired Companies and the matters contemplated by this Agreement): (i) directly or indirectly violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., the UK Bribery Act of 2010, Sections 291 and 291A of the Israeli Penal Law, 1977, the Israeli Prohibition on Money Laundering Law, 2000 or any other applicable anti-corruption or anti-bribery law or similar Legal Requirement (each, an “Anti-Corruption Law”); (ii) directly or indirectly made, offered, promised, given, authorized, solicited, or accepted anything of value, including any unlawful payment, loan, reward, bribe, payoff, influence

CONFIDENTIAL 42 payment, kickback, rebate, contribution, gift, entertainment, advantage or benefit of any kind, to or for the benefit of any Person, including a Foreign Official, for the purpose of: (A) influencing any act or decision of such Person; (B) inducing such Person to do or omit to do any act in violation of a lawful duty; (C) obtaining or retaining business for or with any Person; (D) expediting or securing the performance of official acts of a routine nature; or (E) otherwise securing any improper advantage; (iii) established or maintained any unlawful fund of corporate monies or other properties; (iv) created or caused the creation of any false or inaccurate Books and Records of any Acquired Company related to any of the foregoing; or (v) been the subject of any actual or threatened investigation, allegation, inquiry or enforcement proceeding by any Governmental Entity regarding any offense or alleged offense under any Anti-Corruption Law, and no event has occurred and no condition or circumstance exists that will or could reasonably be expected to give rise to any such investigation, allegation, inquiry or proceeding. No Acquired Company and no director, officer, employee or agent of any Acquired Company is (A) directly or indirectly owned or controlled, in whole or in part, by any Governmental Entity or Government Official or (B) a Government Official who, in such capacity, is in a position to make or influence any action or decision related to the Acquired Companies or this Agreement. (h) IIA. The Company has Made Available to Purchaser accurate and complete copies of (i) all applications and related documents and material correspondence submitted or received by any Acquired Company to or from the IIA or to or from any other Governmental Entity in connection with a Governmental Grant or application therefore, and (ii) all certificates of approval and letters of approval (and supplements or amendments thereto) and certificates of completion issued to any Acquired Company by the IIA or any other such Governmental Entity in connection with a Governmental Grant or application therefore. In each application or report submitted by or on behalf of an Acquired Company, all information required by such application or report has been disclosed accurately and completely and no Acquired Company has made any misstatements of fact or disclosures that are not accurate or complete. Section 3.13(h) of the Disclosure Schedule sets forth: (i) all undertakings given in connection with each of the Governmental Grants; and (ii) the aggregate amount of each payment or transfer made on account of each Governmental Grant; and (iii) the aggregate outstanding obligations of the Company under each Governmental Grant with respect to royalties or other payments. Except for undertakings set forth in letters of approvals provided under any applicable Israeli law, there are no undertakings on the part of any Acquired Company that were given in connection with any Governmental Grant by any Acquired Company. Each Acquired Company is in compliance with the terms, conditions, requirements and criteria of all Governmental Grants (including any reporting requirements) and has duly fulfilled all conditions, undertakings and other material obligations relating thereto. No Acquired Company has, prior to the date of this Agreement, transferred any Acquired Company IP that was developed with the support of IIA funding or in consequence thereof outside of Israel. No claim or challenge have been made by any Governmental Entity with respect to the entitlement of any Acquired Company to any Governmental Grant or the compliance with the terms, conditions, obligations or laws relating to the Governmental Grants. 3.14 Brokers’ and Finders’ Fees. No Acquired Company has incurred, or will incur, directly or indirectly, any Liability for any brokerage or finder’s fee, agent’s commission or any similar charge in connection with this Agreement, any other Company Transaction Document or any of the Contemplated Transactions. 3.15 Restrictions on Business Activities. There is no Contract or commitment pursuant to which any Acquired Company is subject which may reasonably be expected to have the effect of (a)

CONFIDENTIAL 43 prohibiting or materially impairing (i) any material business practice of any Acquired Company, (ii) any acquisition of property (tangible or intangible) by any Acquired Company or (iii) the conduct of business by any Acquired Company, including the ability of the Company or any of its Subsidiaries to operate in any geography of the world or with any Person, including any Contract (A) that contains covenants of noncompetition, rights of first refusal or negotiation, non-solicitation of customers or employees, and exclusive dealings arrangements or (B) under which any Acquired Company is restricted from hiring or soliciting potential employees, consultants or independent contractors or (b) otherwise limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, no Acquired Company has entered into any Contract under which any Acquired Company is restricted from selling, licensing or otherwise distributing any of its technology or products or on providing any service to any customer or potential customer or any class of customers, in any geographic area, during any period of time or in any segment of any market. 3.16 Employee Matters; Benefit Plans. (a) Employee List. Section 3.16(a) of the Disclosure Schedule contains a list of all current Company Associates as of the date of this Agreement, and correctly states as of such date: (i) their dates of commencement of engagement or employment; (ii) their job titles and positions; (iii) their fees, rates of pay or annual salaries; (iv) any other compensation payable to them (including overtime entitlement, vacation day entitlement, housing allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation, and any components of compensation that are not included in the basis for calculation of amounts set aside for purposes of statutory severance pay and pension); (v) their classification as exempt or non-exempt under the Fair Labor Standards Act, The Israeli Work and Rest Law, 1951, and other applicable Legal Requirements; (vi) their status as full-time, part-time, or temporary; (vii) their visa status; (viii) each Company Employee Plan in which they participate or are eligible to participate, if any; (ix) any material promise made to them by an authorized manager of the Company with respect to changes or additions to their compensation or benefits; (x) the location of their principal place of employment or service; (xi) the country in which the services are exclusively or primarily performed; (xii) their employer or applicable service recipient; (xiii) accrued but unused vacation or paid time off; (xiv) active or inactive status and, if applicable, the reason for inactive status; (xv) accrued but unused sick days; (xvi) other cash compensation; (xvii) remote status; (xviii) leave status; and (xix) labor union representation. There are no written or unwritten policies or customs that, by extension, could result in any Company Associate being entitled to material benefits in addition to those to which they are entitled pursuant to applicable Legal Requirements or collective agreements (including unwritten customs concerning the payment of statutory severance pay when it is not legally required), other than those included in any Company Employee Plans or the Company Associate Agreements. To the Knowledge of the Company, no employee is engaged in any employment, occupation or business enterprise that would interfere with the performance of such employee’s job duties, responsibilities or fiduciary duties to, or create an apparent or perceived conflict of interest with, the Company. To the Knowledge of the Company, no Company Associate is in violation of any term of any employment agreement, non-competition agreement or any restrictive covenant to a former employer or other Entity relating to the right of any such Person to be employed by or perform services to the Company. (b) Company Associate Documents. The Company has provided to Purchaser true, correct and complete copies of each of the following with respect to current Company Associates: (i) all forms of offer letters, (ii) all forms of employment, severance, retention, or change of control agreements, (iii) all forms of independent contractor agreements for individual independent contractors or consultants, (iv) all forms of confidentiality, non-competition or inventions agreements used with Company Associates, (v) the most current management organization chart(s), (vi) all bonus plans and any form award agreement thereunder, and a schedule of bonus commitments made to Company Associates by the Company, (vii) any commission plan or other incentive compensative agreement, and a schedule of the actual or estimated

CONFIDENTIAL 44 commission payments owed but unpaid to each eligible Company Associate, and (viii) any such document in clauses (i) through (vii) that is currently in effect and deviates materially from the form document. The Company has provided to Purchaser a list, true, correct and complete as of the Agreement Date, identifying any such document in clauses (i) through (vii) that deviates materially from the form document and for each, specifying how the document materially deviates from the form document. (c) Leave of Absence. Except as set forth on Section 3.16(c) of the Disclosure Schedule, there is no current Company Associate who is not fully available to perform work because of long-term sickness, disability, maternity, parental, military reserve duty, or other leave. (d) Employment Termination. The employment or engagement of each of the current Company Associates whose services are exclusively or primarily performed outside of the United States is terminable by the applicable Acquired Company, subject only to the terms of the respective Company Associate Agreements, collective agreements and applicable Legal Requirements. Except as set forth on Section 3.16(d) of the Disclosure Schedule, the termination of the employment of no Israeli Employee (as defined below) is prohibited or requires a special permit under applicable Legal Requirements as a result of such Israeli Employee’s personal or leave status or otherwise. The employment or engagement of each of the current Company Associates whose services are exclusively or primarily performed in the United States is terminable by the applicable Acquired Company at will and without penalty or Liability, whether in respect of severance payments, benefits or otherwise, subject only to the terms of the respective Company Associate Agreements. The Company has Made Available to Purchaser accurate and complete copies of all Company Associate Agreements, employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Company Associates. No Company Associate has given notice to the Company to terminate such Company Associate’s employment with the Company and, to the Knowledge of the Company, no Company Associate intends to terminate such Company Associate’s employment with the Company. There are no performance improvements or disciplinary actions contemplated or pending against any of the Company Associates. (e) Employee Plans and Agreements. Section 3.16(e) of the Disclosure Schedule contains an accurate and complete list of each Company Associate Agreement and each Company Employee Plan, if any, as of the date hereof, separately identifying the applicable Acquired Company that is a party to each Company Associate Agreement and the plan sponsor of each Company Employee Plan, if any. No Acquired Company has committed to establish or enter into any new Company Employee Plan or Company Associate Agreement, or to modify any Company Employee Plan or Company Associate Agreement (except to conform any such Company Employee Plan or Company Associate Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Purchaser in writing or as required by this Agreement). (f) Compliance. Except as set forth in Section 3.16(f) of the Disclosure Schedule, each Acquired Company: (i) is and has at all times been in compliance with all applicable Legal Requirements, collective bargaining agreements, Contracts and Orders, rulings, decrees, judgments or arbitration awards of any arbitrator or any court or other Governmental Entity respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements, Contracts, Orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, overtime, pay transparency, labor relations, collective bargaining, leave of absence requirements, worker classification, occupational health and safety, retirement benefit provision, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of Company Associates or prospective Company Associates; (ii) has withheld and reported all amounts required by any Legal Requirement, collective agreement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no Liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no material Liability for any

CONFIDENTIAL 45 payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate. All amounts due and payable by any Acquired Company in respect of any Company Employee Plan have been paid by the Acquired Company. Each Company Employee Plan and Company Associate Agreement has been established, operated, funded, registered and maintained in compliance in all material respects with its terms and with all applicable Legal Requirements. All contributions and premiums required to have been made to date by any Acquired Company by applicable Legal Requirements or by the terms of any Company Employee Plan, Company Associate Agreement or any agreement relating thereto have been made by the Acquired Companies (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith. None of the Acquired Companies nor any other Entity which, together with the Acquired Companies, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) contributes to or has a Liability in respect of, and since inception no Acquired Company has sponsored, maintained, contributed to, been required to contribute to or had any Liability in respect of, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. No event has occurred, and to the Knowledge of the Company, no condition exists that would, directly or by reason of any Acquired Company’s affiliation with any of its ERISA Affiliates (other than the Acquired Companies themselves), subject any Acquired Company to any material Tax, fine, Lien, penalty or other Liability imposed by applicable Legal Requirements. (g) Delivery of Documents. As applicable with respect to any existing Company Employee Plan as of the date hereof, the Company has Made Available to Purchaser: (i) correct and complete copies of the current plan document for such Company Employee Plan, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description, together with the summaries of material modifications thereto, if any, with respect to each Company Employee Plan; (iii) all material written Contracts relating to such Company Employee Plan, including administrative service agreements and group insurance contracts; (iv) all material, non-routine correspondence to or from any Governmental Entity relating to such Company Employee Plan in the past one year; (v) all insurance policies in the possession of the Company pertaining to fiduciary liability insurance covering the fiduciaries for such Company Employee Plan; (vi) all coverage and nondiscrimination testing results for each Company Employee Plan for the past three (3) years; and (vii) all available documentation relating to any claims raised and investigations performed alleging harassment, misconduct or violations of Company policies by any Company Associate in the past three (3) years. (h) No Breach of Employee-Related Obligations. Each Acquired Company has complied with each obligation imposed on it by all applicable Legal Requirements, collective agreements, codes of conduct, collective agreements, customs or practices in connection with: (i) all Company Associates; and (ii) any relationship with a labor organization or other employee representative body if applicable. (i) No Conflict. Except as specified under Section 3.16(i) of the Disclosure Schedule and as contemplated by this Agreement, neither the execution, delivery or performance of this Agreement, nor the consummation of any of the Contemplated Transactions, will or would reasonably be expected to (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any Company Employee Plan, trust or loan that will or would reasonably be expected to result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits (through a grantor trust or otherwise) with respect to any Company Associate; or (ii) create or otherwise result in any Liability with respect to any Company Employee Plan.

CONFIDENTIAL 46 (j) Absence of Certain Retiree Liabilities. No current or past Company Employee Plan, if any, provides (except at no cost to any Acquired Company), or reflects or represents any Liability of any Acquired Company to provide, nor is any Company Employee Plan required to provide, retiree life insurance, retiree health benefits or other post-employment welfare benefits to any Person for any reason, except as may be required by applicable Legal Requirements. No Acquired Company has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or to Company Associates as a group) or any other Person that such Company Associate or other Person would be provided with retiree life insurance, retiree health benefits or other post-employment welfare benefits, except to the extent required by applicable Legal Requirements. (k) Claims Against Plans. There are no pending or, to the Knowledge of the Company, threatened claims or Legal Proceedings (other than routine, uncontested benefit claims) against any Company Employee Plan, the assets of any Company Employee Plan, or any Acquired Company, or any Company Employee Plan administrator or any fiduciary of any Company Employee Plan with respect to the operation of any Company Employee Plan (other than routine, uncontested benefit claims) or asserting any rights or claims to benefits under any Company Employee Plan. Notwithstanding the immediately preceding sentence, via this Section 3.16(k), the Company makes no representations regarding claims or Legal Proceedings relating to the PEO Plans, except with respect to any claims or Legal Proceedings (other than routine claims for benefits) of which the Company has direct Knowledge. (l) Labor Compliance. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting any Acquired Company. No event has occurred, and to the Knowledge of the Company, no condition or circumstances exist that might, directly or indirectly, give rise to, or provide a basis for, the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No Acquired Company and, to the Knowledge of the Company, no Company Associate or other Representative of any Acquired Company has committed or engaged in any unfair labor practice in connection with the conduct of the business of any of the Acquired Companies. No Legal Proceeding, claim, charge or complaint against any Acquired Company is pending or, to the Knowledge of the Company, has been threatened or is reasonably anticipated relating to any labor, safety, discrimination matter, wage and hour matter or any other employment related Legal Requirements involving any Company Associate, including any charge of any unfair labor practice brought before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor (or any similar state or non-U.S. agency) and any discrimination complaint. No Acquired Company has received or been subject to any demand letter, civil rights charge, settlement, suit, draft of suit, administrative or other claim from any of its Company Associates for which such Acquired Company must pay any amount prior to the Closing Date. (m) WARN Act, Notice and Consultation. No Acquired Company has ever had any plant closing, mass layoff, relocation or other termination of any Company Associate that has imposed or will or would reasonably be expected to impose any obligation or other Liability upon any Acquired Company, Purchaser or any of Purchaser’s Affiliates under WARN. None of the Acquired Companies, Purchaser or any of its Affiliates has or will become subject to any obligation under applicable Legal Requirements or otherwise to notify or consult with, prior to or after the Closing, any Company Associates whose services are exclusively or primarily performed outside of the United States, Governmental Entity or other Person with respect to the impact of any of the Contemplated Transactions on the employment of any Company Associate or the compensation or benefits provided to any Company Associate. No Acquired Company is a party to any Contract or arrangement, or is subject to any requirement, that in any manner restricts any Acquired Company from relocating, consolidating, merging or closing any portion of the business of any of the Acquired Companies.

CONFIDENTIAL 47 (n) No Misclassification. Except as set forth on Section 3.16(n) of the Disclosure Schedule, each individual who currently is providing or has ever provided services to an Acquired Company that has been characterized as a secondee, consultant or independent contractor is and has always been properly characterized as such. No Acquired Company has, and to the knowledge of the Company none will have, any Liability to any individual who is not currently on an Acquired Company’s payroll for any claim, demand or entitlement based upon employment status. No independent contractor of any Acquired Company is eligible to participate in any Company Employee Plan subject to ERISA. No Acquired Company has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of the applicable Acquired Company. No person who is or was an employee of an Acquired Company is or has ever been incorrectly classified as to such employee’s status as exempt from overtime wages other than as would not result in Liability to an Acquired Company under the Legal Requirements of the applicable jurisdiction in which the applicable Acquired Company maintains (or maintained in the past) such employment relationship. Each Acquired Company maintains accurate and complete records of all overtime hours worked by each employee eligible for overtime compensation and compensates all employees in accordance with the Legal Requirements of all jurisdictions in which such Acquired Company maintains employees. (o) No Unions, Etc. No Acquired Company is a party to or bound by, or has ever been a party to or bound by, any union contract, collective bargaining agreement or similar Contract; no Acquired Company recognizes and none has established any trade union, works council or other employee representative body; and to the Knowledge of the Company there are no outstanding applications or requests for the establishment or recognition of the same. No Acquired Company is, and none has ever been, a member of any employers’ organization and there is no, and never has been, an employees’ committee in an Acquired Company, and there are no outstanding applications or requests for the same. (p) Labor Relations. Each Acquired Company has good labor relations, and, to the Knowledge of the Company, there are no facts indicating that the consummation of the Share Purchase or any of the Contemplated Transactions will have an adverse effect on the labor relations of any Acquired Company in any material respect. There are no pending or, to the Knowledge of the Company, threatened claims or Legal Proceedings against any Acquired Company under any workers’ compensation policy or long-term disability policy or similar policy subject to non-U.S. Legal Requirements. (q) Severance, Etc. Except as set forth on Section 3.16(q) of the Disclosure Schedule, the employment or engagement of each current Company Associate is subject to termination upon not more than thirty (30) days prior written notice (i) under the termination notice provisions included in the applicable Company Associate Agreement with such Company Associate identified or required to be identified in Section 3.16(a) of the Disclosure Schedule and (ii) under applicable Legal Requirements. No current Company Associate’s employment by an Acquired Company, or termination of such employment, requires any Permit. (r) Harassment Claims. (i) No allegation, complaint or claim (formal or otherwise) of sexual harassment, harassment, retaliation, discrimination, sexual misconduct or similar behavior (a “Harassment Claim”) has been made against any Person who is or was an officer or director or supervisory- level employee of any Acquired Company in such Person’s capacity as such or, to the Knowledge of the Company, in any other capacity, or to the Knowledge of the Acquired Company, any other Company Associate; and (ii) no Acquired Company has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement, non-disclosure agreement or Contract similar to any of the foregoing relating directly or indirectly to any Harassment Claim against any Acquired Company or any Person who is or was an officer, director, employee or independent contractor of any Acquired Company.

CONFIDENTIAL 48 (s) Modern Slavery and Human Rights. Each Acquired Company has been, and is, compliant with all applicable human rights statutory requirements, including respect and support for human rights, and each Acquired Company rejects and does not support modern slavery, child labor, human trafficking, and forced marriage. (t) Immigration Matters. Section 3.16(t) of the Disclosure Schedule sets forth a true, correct and complete list of (i) all Company Associates working in the United States who are not citizens or permanent residents of the United States, and indicates their immigration status, the sponsoring Entity, and the date the work authorization is scheduled to expire and (ii) all Liabilities associated with the sponsorship by the Company with respect to such Company Associates. All other Company Associates employed by the Company are citizens or permanent residents. No Acquired Company has any employees for whom it currently has petitions or any types of applications for immigration benefits pending with any Governmental Entity and none of the Acquired Companies has made any representations to any Person concerning any sponsorship for temporary or permanent immigration status. Each Company Associate working in a country other than the one of which such Company Associate is a national, has a valid work permit or visa enabling such Company Associate to work lawfully in the country in which such Company Associate is employed. (u) Parachute Payments. Except as identified in Section 3.16(u) of the Disclosure Schedule, no amount paid or payable as a result of the transactions contemplated by this Agreement, whether alone or in connection with any other event, could reasonably be expected to result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code. (v) Israeli Employees. Solely with respect to Company Associates who reside or work in Israel or whose employment is otherwise subject to the law of the State of Israel (“Israeli Employees”), and without derogating from the application of other sub-sections of this Section 3.16 on Israeli Employees as well, the Company is not and has never been a party to any collective bargaining contract, collective labor Contract or other contract or arrangement with a labor union, trade union or other organization or body involving any of its Israeli Employees, or is otherwise required (under any legal requirement, under any contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable Legal Requirements, or pursuant to extension orders generally applicable to all employers in Israel. The Company has not recognized or received a demand for recognition from any collective bargaining representative with respect to any of its Israeli Employees and to the Knowledge of the Company there are no labor organizations purporting to represent or seeking to represent any Israeli Employees. The Company is not and was never a member of any employers’ association or organization, and no employers’ association or organization has made any demand for payment of any kind from the Company. The Company does not have Knowledge of any activities or proceedings of any labor union to organize any Israeli Employees. The Company is not engaged, and has never been engaged, in any unfair labor practice of any nature. The Company has not had any strike, slowdown, work stoppage, lockout, job action or threat thereof, or question concerning representation, by or with respect to any of the Israeli Employees. The Company has no Knowledge of any union organizing activity or any similar activity or dispute now or in the future. The Company does not have and is not subject to, and no Israeli Employee of the Company benefits from, any extension order (tzavei harchava) except for extension orders generally applicable to all employers in Israel. All of the Israeli Employees are subject to the termination notice provisions included in employment Contracts or applicable Legal Requirement. Without derogating from any of the above representations, the Company’s liability towards its Israeli Employees regarding severance pay, accrued vacation and contributions to all Company Employee Plans are fully funded or if not required by any source to be funded are accrued on the Financial Statements as of the date of such financial statement. The Company has no Knowledge of any circumstance that could give rise to any valid claim by a current or former Israeli Employee for unlawful employment termination or compensation on termination of

CONFIDENTIAL 49 employment (beyond the statutory severance pay and the redemption of any accrued entitlements to which employees are entitled); all amounts that the Company is legally or contractually required either (i) to deduct from its Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (ii) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Governmental Entity as required by the Ordinance and Israeli National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice), and the Company does not have any materially outstanding obligation to make any such deduction, transfer, withholding or payment. The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and other compensation matters and terms and conditions of employment related to its Israeli Employees, including but not limited to the Israeli Prior Notice to the Employee Law 2002, the Israeli Notice to Employee (Terms of Employment) Law 2002, the Israeli Prevention of Sexual Harassment Law (5758- 1998), and the Israeli Employment by Human Resource Contractors Law 1996, the Israeli Notification to an Employee (Terms of Employment) Law, 5762-2002, Hours of Work and Rest Law, 5711-1951, the Wage Protection Law 5718-1958 and Employment by Human Resources Contractors Law, 5756-1996, the Law for Strengthening the Enforcement of Labor Laws, 5771- 2011. 3.17 Environmental Matters. (a) Each Acquired Company is, and each has at all times been, in material compliance with all Environmental Laws, and no Legal Proceeding, Order, complaint, demand, penalty, citation, letter, request for information from a Governmental Entity or notice has been made, given, filed or commenced (or, to the Knowledge of the Company, has been threatened) by any Person against any Acquired Company alleging any failure to comply with or material Liability under any Environmental Law or seeking contribution towards, or participation in, any remediation of any contamination of any real property or thing located on or under any real property with Hazardous Materials. (b) Each Acquired Company has timely applied for, obtained, maintained and is and has at all times been in material compliance with all of the terms and conditions of, all Permits that are required under any Environmental Law to own or operate its assets as owned or operated and has at all times complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables that are contained in any applicable Environmental Law, other than any non-compliance which would not reasonably be expected to result in a Material Adverse Effect. (c) No circumstance or physical condition exists, on or under any real property currently or formerly owned, operated or leased by any Acquired Company that will or would reasonably be expected to give rise to: (i) any investigative, remedial or other obligation under any Environmental Law; (ii) any Liability on the part of any Acquired Company to any Person; or (iii) any claim of damage to Person or property against any Acquired Company. (d) All properties and equipment used in the business of each Acquired Company are, and have always been, free of Hazardous Materials, except for any Hazardous Materials in small quantities found in products used by the Acquired Companies for office or janitorial purposes in compliance with Environmental Law. (e) No Acquired Company has arranged, by contract, agreement or otherwise, for the transportation, treatment or disposal of Hazardous Materials at any location, such that it has, or would reasonably be expected to incur material Liability under Environmental Laws or with respect to Hazardous Materials.

CONFIDENTIAL 50 (f) The Company has Made Available to Purchaser accurate and complete copies of all internal and external environmental audits (including environmental compliance audits), assessments, reports permits and studies in its possession or control, if any, relating to each Acquired Company’s compliance with Environmental Laws, the environmental condition of any real property currently or formerly owned, operated or leased by any Acquired Company and all correspondence on substantial environmental matters relating to each Acquired Company or its operations. 3.18 Material Contracts. (a) List. Section 3.18(a) of the Disclosure Schedule identifies each Material Contract in existence as of the date of this Agreement (categorized by the applicable section and subsection of the definition of “Material Contract” to which it relates), and sets forth the names of the parties to such Material Contract, the date of such Material Contract and the date of each amendment to such Material Contract. (b) Enforceability; No Breach. All Material Contracts are in full force and effect. All Material Contracts are valid and enforceable by and against each of the parties thereto, in accordance with their terms, subject only to the Enforceability Exception. No Acquired Company, and, to the Knowledge of the Company, no other party, is in default under or in breach of any Company Contract. No payment or other obligation of any Acquired Company is past due under any Company Contract. No event has occurred, and no circumstance or condition exists, that, with notice, the passage of time or both, could reasonably be expected to: (i) constitute a default under or result in a violation or breach of any of the provisions of any Company Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract; (iii) give any Person the right to accelerate the maturity or performance of any Company Contract; or (iv) give any Person the right to cancel, terminate or modify any Company Contract or cause the breach of any Company Contract by any Person. No party to any Material Contract has exercised or, to the Knowledge of the Company, threatened to exercise any termination right with respect to any Material Contract. No Acquired Company has received any written notice of a default, an alleged failure to perform or an offset or counterclaim with respect to any Company Contract that has not been fully remedied and withdrawn. (c) Delivery of Contracts. The Company has Made Available to Purchaser accurate and complete copies of all Material Contracts in existence as of the date of this Agreement, including all amendments, terminations and modifications thereof. There are no Company Contracts in existence as of the date of this Agreement that are not in written form. (d) Proposed Contracts. Section 3.18(d) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any offer, award, counterpart, written proposal, term sheet or similar document (that would contain or give rise to any binding obligation of any Acquired Company if accepted by the recipient) has been submitted or otherwise transmitted by any Acquired Company on or prior to the date of this Agreement, other than proposed Contracts submitted or otherwise transmitted in the Ordinary Course of Business to potential customers of the Company. (e) Reseller Contracts. There is no Company Contract involving a reseller, distributor, sales representative or other Person involved in the marketing, sale or solicitation of orders for any Company Product (a “Channel Partner”) that, if terminated by an Acquired Company or not renewed in accordance with the terms of such Company Contract, would result in any Liability, penalty or payment to any Person in excess of such Acquired Company’s obligations under the express terms of such Company Contract. (f) Delivery Obligations. No Acquired Company is party to any Contract under which the relevant counterparty’s obligation to pay any amount to, or reimburse any expense of, the relevant Acquired Company is (in whole or in part) conditioned or otherwise dependent upon (i) any Acquired

CONFIDENTIAL 51 Company’s fulfillment of any milestone or similar commitment pursuant to the relevant Contract; (ii) any Acquired Company’s performance of any service, or delivery or completion of any deliverable or work product pursuant to the relevant Contract; or (iii) the relevant counterparty’s acceptance of any deliverable or work product furnished by or on behalf of an Acquired Company pursuant to the relevant Contract, in each case of clauses “(ii)” and “(iii)”, other than the relevant Acquired Company’s commitment to provide off-the-shelf, non-customized Company Products that are generally available to all customers. 3.19 Insurance. Each Acquired Company and its assets and operations have at all times been covered by insurance in scope and amount customary and reasonable for the business in which it has been engaged during such period. The Company has Made Available to Purchaser an accurate and complete copy of each insurance policy (including policies providing property insurance, casualty insurance, directors and officers liability insurance, professional liability insurance, errors and omissions insurance, workers’ compensation coverage and bond and surety arrangements) with respect to which any Acquired Company has been a party, a named insured or otherwise the beneficiary of coverage at any time since January 1, 2020. There are and have been no claims since January 1, 2020, for which an insurance carrier has denied or threatened to deny coverage. Each of such insurance policies is legal, valid, binding, enforceable and in full force and effect subject to the Enforceability Exceptions, and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following consummation of the Contemplated Transactions subject to the Enforceability Exceptions. No Acquired Company or, to the Knowledge of the Company, any other Person is in material breach or default under any such insurance policy (including with respect to the payment of any premium or the giving of any notice), and to the Knowledge of the Company, no event has occurred and no circumstance or condition exists that, with notice or the lapse of time or both, would constitute such a material breach or default under, or permit the termination or modification of, any such insurance policy. No party to any such insurance policy has repudiated any provision thereof. 3.20 Transactions with Related Parties. No Related Party: (a) has or has had any interest in any material asset (including Intellectual Property Rights) used in or otherwise relating to the business of any of the Acquired Companies; or (b) is or has been indebted to any Acquired Company, and no Acquired Company is indebted (or has committed to make any loan or extend or guarantee credit) to any Related Party. To the Knowledge of the Company, no Related Party has any direct or indirect ownership interest in or relationship with: (i) any Person with which any Acquired Company is affiliated or with which any Acquired Company has a business relationship; or (ii) any Person that competes with any Acquired Company (other than the ownership of less than one percent (1%) of the outstanding publicly traded shares of any publicly traded company that may compete with the Acquired Companies). To the Knowledge of the Company, no Related Party is, directly or indirectly, a party to or otherwise interested in any Company Contract (other than contracts providing for employment and benefit arrangements entered into in the Ordinary Course of Business and on an arms’ length basis). No Related Party holds any Company Securities the vesting of which shall accelerate upon the consummation of the Contemplated Transactions. 3.21 Books and Records. The Acquired Companies have made and kept business records, financial books and records, personnel records, ledgers, sales accounting records, Tax records and related work papers and other books and records (collectively, the “Books and Records”) in accordance with sound business practices and that are correct and complete and fairly reflect, in all material respects, the business activities of the Acquired Companies. None of the Acquired Companies have engaged in any transaction, maintained any bank account or used any corporate funds except as reflected in its normally maintained Books and Records. The minute books of each Acquired Company contain complete and accurate records of all corporate actions and proceedings of the shareholders and board of directors (including committees thereof) of such Acquired Company. The shareholders registry of the Company is accurate and complete, and reflects all issuances, transfers, repurchases and cancellations of shares of share capital of the Company.

CONFIDENTIAL 52 Accurate and complete copies of the minute books and the shareholders registry of the Company have been Made Available to Purchaser. 3.22 Absence of Changes. Since December 31, 2022: (a) the Acquired Companies have conducted their businesses in all material respects only in the Ordinary Course of Business; and (b) there has not occurred a Material Adverse Effect, and no event has occurred or circumstance has arisen that will or could reasonably be expected to have or result in a Material Adverse Effect. Since June 30, 2023, the Acquired Companies have not taken any action that, if taken after the Agreement Date, would constitute a breach of, or require the consent of Purchaser under, Section 6.2(b) (other than clauses (iv), (vii), (viii), (xii), (xiii), (xiv) and (xix) thereof). 3.23 Product and Service Warranties. Each Company Product is and has been in material conformity with all applicable specifications, contractual commitments (including service level requirements), express and implied warranties and Legal Requirements, and no Acquired Company has any Liability (and, to the Knowledge of the Company, there is no basis for any present or future Legal Proceeding, charge, complaint, claim or demand against any Acquired Company giving rise to any Liability) for any breach or violation thereof or other damages in connection therewith (including any obligation to replace or repair any such product or re-perform any such service), subject only to the applicable reserve set forth in the Latest Balance Sheet. No Company Product is subject to any guaranty, warranty or indemnity beyond the applicable standard terms and conditions of sale, license or lease. Section 3.23 of the Disclosure Schedule includes copies of the standard terms and conditions of sale, license or lease for each Acquired Company (containing applicable guaranty, warranty and indemnity provisions). 3.24 Major Suppliers, Major Customers and Major Resellers. (a) Section 3.24(a) of the Disclosure Schedule sets forth an accurate and complete list of each supplier of goods or services to any Acquired Company to which the Acquired Companies collectively paid in the aggregate more than $100,000 or that is a sole source supplier of any element of, or service used in the creation of, any Company Product (collectively, the “Major Suppliers”), together with the amount paid to each Major Supplier from January 1, 2022 through the date of this Agreement. Section 3.24(a) of the Disclosure Schedule also sets forth an accurate and complete list of each customer of any Acquired Company with annual recurring revenues equal to or exceeding $100,000 as of August 31, 2023 (the “Major Customers”), together with such Major Customer respective annual recurring revenue as of August 31, 2023. Section 3.24(a) of the Disclosure Schedule also sets forth an accurate and complete list of each reseller or distribution partner of the Acquired Companies that generated in the aggregate more than $100,000 in revenue recognized for the Acquired Companies (the “Major Resellers”), together with the amount of such revenue generated by each Major Reseller through the date of this Agreement. The Company has Made Available to Purchaser an accurate and complete list of each customer of any Acquired Company, as of the Agreement Date, including each Major Customer. (b) No Major Supplier, Major Customer or Major Reseller has terminated its relationship with any Acquired Company or materially reduced or changed the pricing or any other term of its business relationship with any Acquired Company. No Acquired Company is engaged in any material dispute with any Major Supplier, Major Customer or Major Reseller, and, to the Knowledge of the Company, no Major Supplier, Major Customer or Major Reseller intends to terminate, limit or reduce its business relationship with any Acquired Company or materially reduce or change the pricing or any other term of its business relationship with any Acquired Company or is reasonably likely to fail to perform, its obligations under any Contract with any of the Acquired Companies in any manner that is, or is reasonably likely to be, adverse to any of the Acquired Companies. To the Knowledge of the Company, the consummation of the Contemplated Transactions will not have, and could not reasonably be expected to

CONFIDENTIAL 53 have, an adverse effect on the business relationship of any Acquired Company with any Major Supplier, Major Customer or Major Reseller. 3.25 Third Party Acquisition Proposals. Each Acquired Company has ceased any and all activities, discussions or negotiations with any Person (other than Purchaser) with respect to any Acquisition Transaction. 4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS Each Seller (for the avoidance of doubt, severally and not jointly), on its own behalf and not on behalf of any other Seller, hereby represents and warrants to and for the benefit of the Indemnitees as follows: 4.1 Authority and Due Execution. (a) Authority. Such Seller has all requisite power, capacity and authority to enter into this Agreement and each Transaction Document to which such Seller is a party and to consummate the Contemplated Transactions. If such Seller is an Entity, the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary action on the part of such Seller and its board of directors (or, if such Seller does not have a board of directors, by all necessary action on the part of its manager or equivalent body), and no other proceedings on the part of such Seller are necessary to authorize the execution, delivery and performance by such Seller of this Agreement or any such other Transaction Document, or the consummation of the Contemplated Transactions. (b) Due Execution. This Agreement and each other Transaction Document to which such Seller is a party has been or will be duly executed and delivered by such Seller and, assuming due execution and delivery by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Enforceability Exception. 4.2 Non-Contravention and Consents. (a) Non-Contravention. The execution and delivery of this Agreement and the other Transaction Documents to which such Seller is a party do not, and the consummation of the Contemplated Transactions and the performance of this Agreement and the other Transaction Documents to which such Seller is a party will not: (i) if such Seller is an Entity, conflict with or violate any of its Charter Documents, or any resolution adopted by its shareholders (or holders of other equity securities), board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Seller; or (ii) assuming the making of all required filings and notifications under any applicable Antitrust Laws or competition, foreign investment or related Legal Requirement (if any), and assuming the receipt of all clearances, approvals, authorizations or waiting period expirations or terminations under each Antitrust Law or competition, foreign investment or related Legal Requirement (if any), conflict with, to the Knowledge of such Seller, or violate any Legal Requirement to which such Seller is subject. (b) Contractual Consents. No Consent under any Contract to which such Seller is a party or by which it is bound is required to be obtained, and such Seller is not and will not be required to give any notice to, any Person in connection with the execution, delivery or performance of this Agreement or any other Transaction Document to which such Seller is a party or the consummation of the Contemplated Transactions which have not been obtained or sent, as applicable, prior to Closing. For purposes of this Section 4.2(b) and Section 4.2(c), a Consent shall be deemed “required to be obtained,” and a notice shall be deemed “required to be given,” if the failure to obtain such Consent or give such notice

CONFIDENTIAL 54 could (i) be material to Purchaser or any of its Affiliates or (ii) reasonably prevent or materially delay the consummation of any of the Contemplated Transactions or otherwise prevent or materially delay performance by such Seller of any of its obligations under this Agreement or any other Transaction Document to which such Seller is a party. (c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained, and no filing is required to be made with any Governmental Entity, by such Seller in connection with the execution, delivery or performance of this Agreement or any other Transaction Document to which such Seller is a party, or the consummation of the Contemplated Transactions which have not been obtained or sent, as applicable, prior to Closing. (d) Bankruptcy. If such Seller is an Entity, no formal request has been made for its annulment or its dissolution and it is not in bankruptcy or subject to any Insolvency Related Procedure. 4.3 Litigation. There is no Legal Proceeding pending, or, to the Knowledge of such Seller, that has been threatened against such Seller: (a) that challenges, or that would reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with, the entry into, performance of, compliance with or enforcement of any of the obligations of such Seller; (b) that relates to the ownership or alleged ownership of any Company Shares or other securities of the Company, or any option, warrant or other right to acquire Company Shares or other securities of the Company, in each case, by such Seller; or (c) that relates to any right or alleged right of such Seller to receive any consideration as a result of or in connection with the execution, delivery or performance of this Agreement or any other Transaction Document to which such Seller is a party, or the consummation of the Contemplated Transactions. 4.4 Title and Ownership. Such Seller: (a) is the legal and beneficial owner of the number, class and series of Company Shares, Company Options and Company Warrants set forth as being owned by such Seller in Section 3.2(a)(iv), Section 3.2(b) and Section 3.2(c) of the Disclosure Schedule; (b) has good, valid and marketable title to such Company Shares and Company Options, free and clear of all Liens (other than restrictions imposed by the Company’s Charter Documents or restrictions on transfer imposed by virtue of applicable federal and state securities laws); (c) is not a party to or bound by any option, warrant, purchase right or other Contract that could require such Seller to sell, transfer or otherwise dispose of any Company Shares, Company Options or other securities of the Company (other than this Agreement or any of the Charter Documents); (d) is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Company Shares (other than the relevant Securityholders’ Agreement Made Available to Purchaser or any of the Charter Documents); and (e) except for the Company Securities set forth opposite such Seller’s name in Section 3.2(a)(iv), Section 3.2(b) and Section 3.2(c) of the Disclosure Schedule, does not own any securities of the Company or any right to acquire any securities of the Company. Upon payment to such Seller of the consideration that such Seller is entitled to receive pursuant to Section 1.4 by or on behalf of Purchaser pursuant to the terms of this Agreement, such Seller shall transfer to Purchaser good, valid and marketable title to such Seller’s Sale Shares, free and clear of all Liens (other than restrictions imposed by the Company’s Charter Documents or restrictions on transfer imposed by virtue of applicable federal and state securities laws). 4.5 Due Organization. If such Seller is an Entity, such Seller: (a) has been duly organized and is validly existing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to own its Company Securities; and (c) is duly qualified, licensed and admitted to do business, in each jurisdiction in which such qualification, license or admission is necessary, in each case, except as would not reasonably be expect to prevent or materially delay the consummation of any of the Contemplated Transactions or performance of such Seller’s obligations under the Transaction Documents.

CONFIDENTIAL 55 4.6 Brokers’ and Finders’ Fees. Such Seller has not incurred, or will not incur, directly or indirectly, any Liability for any brokerage or finder’s fee, agent’s commission or any similar charge in connection with this Agreement, any other Transaction Document to which such Seller is a party or any of the Contemplated Transactions. 4.7 Assets. None of the Sellers nor any of their respective controlled Affiliates (with respect to any Seller who is either a venture capital fund, private equity fund or investment company, excluding, for the avoidance of doubt any Portfolio Company (or their controlled Affiliates) of such Seller) holds or owns (other than indirectly through ownership of Company Securities) any right or other asset (including any Intellectual Property Rights) that is used in the Business. 4.8 Sellers’ Representative. Following (i) the execution of this Agreement and (ii) the Closing, in accordance with the terms of Section 12.1 below, the Sellers’ Representative shall have been appointed by the Indemnitors as the representative of such Indemnitor and as the attorney-in-fact and agent for and on behalf of such Indemnitor with respect to any and all actions and the making of any decisions required or permitted to be taken by the Sellers’ Representative or which the Sellers’ Representative deems necessary or appropriate under this Agreement and to act for and bind such Indemnitor with respect to all matters relating to this Agreement and the Contemplated Transactions in accordance with the terms hereof and the terms of the Sellers’ Representative Engagement Agreement. 4.9 Tax Withholding Information. Any and all information provided to Purchaser by such Seller or any of its Representatives for purposes of enabling Purchaser to determine the amount to be deducted and withheld from the consideration payable to such Seller pursuant to this Agreement under applicable Legal Requirement is true, correct and complete. 4.10 Experience; Reliance. Such Seller has received and reviewed a copy of this Agreement and the documents contemplated hereby and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Agreement and to sell the Company Securities owned by such Seller. Such Seller has such experience in business and financial matters to enable such Seller to understand and evaluate this Agreement and form an investment decision with respect to the Company Securities owned by such Seller. 4.11 Allocation of Consideration. Such Seller expressly agrees to the allocation of the consideration as determined pursuant to this Agreement (including the definitions, formulas and adjustments in this Agreement) as specifically set forth in the Closing Consideration Spreadsheet. 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to the Company and the Sellers as follows: 5.1 Standing. Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its business is currently being conducted. No formal request has been made for the annulment or dissolution of Purchaser and it is not in bankruptcy or subject to any Insolvency Related Procedure. 5.2 Authority and Due Execution. (a) Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the Contemplated Transactions. The execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party and the consummation by Purchaser of the

CONFIDENTIAL 56 Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by Purchaser, or to consummate the Contemplated Transactions. (b) Due Execution. This Agreement has been, and, upon execution and delivery, each other Transaction Document to which Purchaser is a party will be, duly executed and delivered by Purchaser and, assuming due execution and delivery by the other parties hereto and thereto, constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject only to the Enforceability Exception. 5.3 Non-Contravention. The execution and delivery by Purchaser of this Agreement and each other Transaction Document to which Purchaser is a party do not, and the consummation of the Contemplated Transactions by Purchaser and the performance of this Agreement and the other Transaction Documents by Purchaser will not, (a) conflict with or violate Purchaser’s Charter Documents or any resolution adopted by its stockholders (or holders of other equity securities), board of directors (or other similar body) or any committee of the board of directors (or other similar body) of Purchaser; or (b) assuming the making of all required filings and notifications under any applicable Antitrust Laws or competition, foreign investment or related Legal Requirement (if any), and assuming the receipt of all clearances, approvals, authorizations or waiting period expirations or terminations under each Antitrust Law or competition, foreign investment or related Legal Requirement (if any), conflict with, to the Knowledge of Purchaser, or violate any Legal Requirement applicable to Purchaser, except, in the case of each of clauses “(a)” and “(b),” as would not have a material adverse effect on Purchaser’s ability to consummate the Contemplated Transactions and perform its obligations under this Agreement. 5.4 R&W Insurance Policy. The R&W Insurance Policy will be bound substantially concurrently with the execution of this Agreement. 5.5 Litigation. As of the Agreement Date, there is no Legal Proceeding pending, or, to the Knowledge of Purchaser, that has been threatened against Purchaser that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the entry into, performance of, compliance with or enforcement of any of the obligations of Purchaser or any of its Affiliates under this Agreement or any other Transaction Document to which Purchaser or any of its Affiliates is a party, or the consummation of the Contemplated Transactions. 5.6 Cash Resources. Purchaser has, or as of the Closing will have, sufficient available cash resources to pay all amounts payable under this Agreement (including any amounts payable following the Closing pursuant to Section 1.7 or otherwise under this Agreement or any other Transaction Document) and each other Transaction Document to which Purchaser is a party when due. Purchaser acknowledges and agrees that its obligations hereunder are not contingent upon Purchaser’s obtaining any financing. 6. CERTAIN COVENANTS OF THE PARTIES 6.1 Access and Investigation. (a) During the period commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 10 and the Closing (the “Pre-Closing Period”), the Company shall, and shall ensure that their respective Representatives and each of the Acquired Companies and their respective Representatives: (i) promptly upon request, provide Purchaser and Purchaser’s Representatives with reasonable access during normal business hours to the Acquired Companies’ Representatives, personnel, assets, facilities and properties (including the Leased Real Property) and to all available books, records, Tax Returns, work papers and other documents and

CONFIDENTIAL 57 information relating to the Acquired Companies; and (ii) promptly upon request, provide Purchaser and Purchaser’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, and with such additional financial, operating and other data and other information regarding the Acquired Companies, as Purchaser may reasonably request; provided, however, that with respect to both sub-sections (i) and (ii) above, such access does not unreasonably interfere with the normal business operations of the Company, shall be within reasonable intervals and shall be pre-coordinated with the Company. Notwithstanding the foregoing, the Company shall not be required to permit any inspection, or to disclose any information, that in the reasonable, good- faith judgment of the Company (x) would result in the disclosure of any trade secrets of any Person or violate any confidentiality obligation of the Company, (y) would jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (or similar protections or privileges), or (z) would reasonably, on the advice of counsel (including in-house counsel), violate applicable Legal Requirements; provided that the Company shall use reasonable best efforts to promptly provide such information or access in another manner that does not violate such confidentially obligation, attorney-client privilege or applicable Legal Requirement (it being understood that the Company shall use reasonable best efforts to obtain any necessary waivers that would enable required disclosure to Purchaser). (b) During the Pre-Closing Period, Purchaser and its Representatives may make commercially reasonable inquiries of Persons having business relationships with the Acquired Companies (including suppliers, Channel Partners, licensors and customers), and the Company shall ensure that each Acquired Company and its Representatives facilitate (and cooperate fully with Purchaser in connection with) such inquiries. (c) The Company shall deliver to Purchaser, as soon as reasonably practicable and in any event within thirty (30) days after the end of each monthly accounting period that ends during the Pre- Closing Period, unaudited monthly management accounts prepared in a manner consistent with the monthly management accounts including in the Financial Statements of the Company as of the end of and for such monthly accounting period, prepared in accordance with GAAP (except such financial statements may exclude notes), consistently applied throughout the periods covered and in accordance with the Company’s past practices (all such financial statements, the “Pre-Closing Financial Statements”). 6.2 Operation of the Business of the Company and the Acquired Companies. (a) During the Pre-Closing Period, the Company shall, and shall cause the other Acquired Companies to, except as expressly required or permitted under this Agreement or any other Transaction Document: (i) subject to applicable Legal Requirements, conduct its business solely in the Ordinary Course of Business (except to the extent expressly provided otherwise herein or as consented to in writing by Purchaser, such consent not to be unreasonably withheld, conditioned or delayed); (ii) use commercially reasonable efforts to (A) pay and perform all of its undisputed debts and other obligations (including Taxes) when due, (B) to collect accounts receivable when due and not extend credit, discounts, accommodations or concessions outside of the Ordinary Course of Business, (C) sell the Company’s or any other Acquired Company’s products and services consistent with past practice as to discounting, license, service, warranty and maintenance terms, incentive programs and revenue recognition and other terms and (D) preserve intact its present business organizations, keep available the services of its present officers and Company Associates (other than in the case of a termination due to dishonesty, incompetence, willful misconduct, fraud, or breach of fiduciary duty; provided that reasonable advance notice will be provided to Purchaser of any such termination) and preserve its relationships with customers, suppliers, distributors, landlords, creditors, licensors, licensees and others having business dealings with the Acquired Companies;

CONFIDENTIAL 58 (iii) use commercially reasonable efforts to ensure that each of its Contracts entered into during the Pre-Closing Period will not require the procurement of any consent, waiver or novation or provide for any change in the obligations of any party thereto in connection with, or terminate as a result of the consummation of, the Share Purchase; (iv) use commercially reasonable efforts to comply with all applicable Legal Requirements; (v) promptly notify Purchaser of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Share Purchase; and (vi) promptly notify Purchaser of any notice or other communication from any Governmental Entity relating to the Share Purchase or any permit or similar authorization from a Governmental Entity held by any Acquired Company which permit or authorization is material to the Acquired Companies taken as a whole. (b) Without limiting the generality or effect of the provisions of Section 6.2(a) and subject to any applicable Legal Requirement or as is reasonably necessary to ensure material compliance with any applicable Legal Requirements, except (i) as expressly set forth on Section 6.2(b) of the Disclosure Schedule, during the Pre-Closing Period, (ii) as otherwise expressly contemplated or permitted by this Agreement, or (iii) as consented to in writing by Purchaser, the Company shall not, and shall cause the other Acquired Companies not to do any of the following (except to the extent expressly provided otherwise herein or as consented to in advance in writing by Purchaser): (i) amend its Charter Documents or equivalent organizational or governing documents; (ii) merge or consolidate itself with any other Person or adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization; (iii) declare, accrue, set aside or pay any dividends on or make any other distributions (whether in cash, stock or other property) in respect of any of its Equity Interests, or split, combine or reclassify any of its Equity Interests or issue or authorize the issuance of any Equity Interests or other securities in respect of, in lieu of or in substitution for its Equity Interests, or repurchase or otherwise acquire, directly or indirectly, any of its Equity Interests except for repurchases in connection with any termination of service of any employee or other service provider and issuances in connection with the exercise of any Company Options that are outstanding as of the Agreement Date; (iv) (A) enter into, amend, renew or modify any (1) Contract that would (if entered into, amended, renewed or modified prior to the Agreement Date) constitute a Material Contract or (2) Contract requiring a novation or consent in connection with the Share Purchase or the other transactions contemplated by this Agreement or (B) violate, terminate, renew, amend or modify (including by entering into a new Contract with such party or otherwise) or waive any of the material terms of any of its Material Contracts, in each case of clause (A) or (B), solely if such actions would be reasonably likely to (I) adversely affect the Acquired Companies (or, following consummation of the Share Purchase, Purchaser or any of its Affiliates) in any material respect, (II) impair the ability of the Company or the Sellers’ Representative to perform their respective obligations under this Agreement or (III) prevent or materially delay or impair the consummation of the Share Purchase and the other Contemplated Transactions;

CONFIDENTIAL 59 (v) issue, deliver, grant, pledge or sell or authorize or propose the issuance, delivery, grant, pledge or sale of, or purchase or propose the purchase of, any Company Voting Debt or any Equity Interests, or enter into or authorize or propose to enter into any Contracts of any character obligating it to issue any Equity Interests; provided, however, that the Company shall be permitted to issue Company Ordinary Shares upon the exercise of any Company Options or Company Warrants or upon the conversion of Company Preferred Shares, in each case, outstanding as of the Agreement Date and in accordance with its terms as in effect on the Agreement Date; (vi) make any charitable contribution in excess of $10,000 in the aggregate; (vii) (A) hire or engage, or offer to hire or engage, any additional executive officers or any other employees, (B) terminate the employment (other than terminations for cause), change the title, office or position, or materially reduce the responsibilities or terms and conditions of employment of any employee of the Company, (C) enter into, amend or extend the term of any employment or consulting agreement, bonus arrangement, severance agreement, retention bonus, or change of control agreement with, or any Company Option or Ungranted Equity Award held by, any Company Associate, (D) enter into, modify or terminate any Contract with a labor organization, works council, labor union, or similar employee representative body or any collective bargaining agreement (unless required by Legal Requirement) or (E) add any new members to the Board; (viii) make any loans or advances (other than routine expense advances or reimbursements for travel and other normal business expenses to current directors, officers and employees of the Acquired Companies in the Ordinary Course of Business) to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances, or prepay any indebtedness for borrowed money; (ix) except for non-exclusive licenses in connection with the provision of the Company Products and the Company services in the Ordinary Course of Business, transfer or license from any Person any rights to any, transfer or license to any Person any rights to any Intellectual Property Rights, or transfer or provide a copy of any source code for any Acquired Company Software to any Person (other than providing access to source code for any Acquired Company Software to current employees and consultants of the Company involved in the development of the Company Products on a need to know basis in the Ordinary Course of Business and provided each such employee or consultant has executed an Employment Agreement) or materially amend or replace any of the foregoing; (x) take any action that could have an adverse impact on any Acquired Company IP, other than pursuing enforcement, prosecution or maintenance of such rights in the Ordinary Course of Business; (xi) sell, lease, license or otherwise dispose of or encumber (other than Permitted Liens) any of its properties or assets, other than non-exclusive licenses of Company Products and the Company services in the Ordinary Course of Business; (xii) issue, deliver or provide any new releases for any of the Company Products to any Person inconsistent with the Section 6.2(b)(xii) of the Disclosure Schedule, excluding any incremental bug fixes, patches, or similar ordinary course updates to any Company Product; (xiii) enter into any operating lease or any leasing transaction of the type required to be capitalized in accordance with GAAP; (xiv) incur any Indebtedness for borrowed money or guarantee any such Indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

CONFIDENTIAL 60 (xv) (A) pay, discharge or satisfy (I) any Liability to any Person who is an officer, director or shareholder of the Acquired Companies, other than compensation due for services as an officer or director in the Ordinary Course of Business, or (II) any claim or Liability arising other than in the Ordinary Course of Business, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Financial Statements and Company Transaction Expenses, (B) defer payment of any account payable other than in the Ordinary Course of Business, or (C) give any discount, accommodation or other concession other than in the Ordinary Course of Business; (xvi) make any capital expenditures, capital additions or capital improvements in excess of $15,000 in the aggregate; (xvii) cancel or fail to renew any of its insurance policies (other than the existing D&O insurance policy to be replaced by the D&O Tail) or materially change the amount of, or terminate, any insurance coverage; (xviii) cancel, permanently release or waive any material claims or rights held by any of the Acquired Companies; (xix) (A) adopt, establish, enter into, terminate, discontinue or amend (other than de minimus amendments) any Company Employee Plan, except in each case as required under ERISA, applicable Legal Requirement or as necessary to maintain the qualified status of such plan under applicable Legal Requirement, (B) accelerate the payment, funding or vesting of any compensation or benefits of any Company Associate, (C) pay or grant any bonus or other incentive compensation to any Company Associate, or (D) increase the compensation or benefits of any Company Associate (other than, with respect to clauses (C) and (D) pursuant to preexisting plans, policies or Contracts that have been disclosed to Purchaser and are set forth on Section 6.2(b)(xix) of the Disclosure Schedule); (xx) grant or pay, or enter into any Contract providing for the granting or payment of any severance, change of control, retention or termination pay or benefits to any Person (other than payments or benefits provided pursuant to preexisting plans, policies or Contracts that have been disclosed to Purchaser and are set forth on Section 6.2(b)(xx) of the Disclosure Schedule); (xxi) (A) commence a lawsuit other than (I) for the routine collection of bills, (II) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that the Company consults with Purchaser prior to the filing of such a suit) or (III) for a breach or threatened breach of this Agreement or (B) settle or agree to settle any pending or threatened lawsuit or other dispute; (xxii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership, other than with Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), tech alliance agreements entered into in the Ordinary Course of Business which include neither any monetary undertakings by the Company nor any license or transfer of Intellectual Property; (xxiii) make, change or revoke any material Tax election, adopt or change any Tax accounting method or period, file any income or other material Tax Return except in accordance with Section 7.3(a), file any amended Tax Return, enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or non-U.S. Legal Requirement), voluntary disclosure application or agreement or similar process, apply for any Tax ruling other than as

CONFIDENTIAL 61 expressly contemplated by this Agreement, settle or compromise any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, assume or agree to indemnify any liability for Taxes of another Person or surrender any right to claim a Tax refund; (xxiv) change accounting methods or practices (including any change in depreciation or amortization policies) or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the Ordinary Course of Business), except in each case as required by changes in GAAP as concurred with its independent accountants and after notice to Purchaser; (xxv) (i) enter into any agreement for the purchase, sale or lease of any real property or (ii) enter into, modify or terminate, or waive or relinquish any right under, any Real Property Lease; (xxvi) change in any material respect the manner in which it provides warranties, discounts or credits to customers; (xxvii) enter into any transaction with any Related Party, other than Contracts providing for employment and benefit arrangements entered into in the Ordinary Course of Business and on an arms’ length basis that are not otherwise prohibited by this Section 6.2; (xxviii) enter into any Contract that, if entered prior to the Agreement Date, would be required to be listed on Section 3.11 of the Disclosure Schedule or apply for or receive a Governmental Grant; and (xxix) take or agree in writing or otherwise to take, in a legally binding manner, any of the actions described in clauses (i) through (xxviii). Prior to the Closing, each of Purchaser and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations. Nothing contained in this Section 6.2 shall cause or give to Purchaser, directly or indirectly, rights to control or direct the operations of any Acquired Company in violation of applicable Antitrust Laws prior to the Closing. 6.3 Notification. During the Pre-Closing Period, the Company shall promptly notify Purchaser in writing of: (i) the discovery by any of them of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material breach of or a material inaccuracy in any representation or warranty made by the Company or any Seller in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would constitute a material breach of or a material inaccuracy in any representation or warranty made by the Company or any Seller in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) the commencement of or, to the Knowledge of the Company, any written threat to commence, any Legal Proceeding that challenges or that, if adversely determined, would have the effect of preventing, materially delaying, or making illegal any of the Contemplated Transactions; (iv) any material breach of any covenant or obligation of the Company or any Seller; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 8 impossible. No such notification shall be deemed to supplement or amend the Disclosure Schedule for the purpose of: (1) determining the accuracy of any of the representations and warranties made by the Company or any Seller in this Agreement; or (2) determining whether any of the conditions set forth in Section 8 has been satisfied.

CONFIDENTIAL 62 6.4 No Solicitation or Negotiation. During the Pre-Closing Period, Sellers and the Company shall not, and shall ensure that no Acquired Company and no Representative of any Acquired Company or any Seller shall: (a) solicit, encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Purchaser, Sellers’ Representative or their Representatives or Sellers’ counsel and advisors) relating to or in connection with a possible Acquisition Transaction; or (c) entertain or accept any proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction. Promptly (and in any event within five (5) days) after the date of this Agreement, the Company shall request each Person (other than any Seller or Sellers’ Representative) that has entered into a confidentiality or similar agreement with an Acquired Company during the twelve (12) months preceding the date of this Agreement in connection with such Person’s consideration of a possible Acquisition Transaction to return or destroy all Confidential Information previously furnished to such Person by or on behalf of any of the Acquired Companies, in accordance with the terms of such confidentiality or similar agreement, and the Company shall use commercially reasonable efforts to cause each such Person to promptly comply with such request. The Company shall promptly (and in any event within one (1) Business Day after receipt thereof) give Purchaser written notice of any written or, to the Knowledge of the Company, oral inquiry, indication of interest, proposal, offer or request for non-public information relating to a possible Acquisition Transaction that is received by any Acquired Company, any Seller or any Representative of any Acquired Company or Seller during the Pre-Closing Period. Such notice shall include the identity of the Person making or submitting such inquiry, indication of interest, proposal, offer or request, and the material terms and conditions thereof, subject, in the case of the disclosure of the identity of such Person, to any confidentiality obligations existing at the Agreement Date. 6.5 Termination of Certain Company Employee Plans. The provisions of this Section 6.5 shall apply solely to the extent request by Parent in writing no later than ten (10) business days prior to the Closing Date. Effective as of no later than the day immediately preceding the Closing Date, and contingent upon the Closing, the Company shall cause the board of directors of each Acquired Company participating in the ADP TotalSource Retirement Savings Plan (the “401(k) Plan”) to adopt resolutions to terminate the Company’s and any Company Subsidiary’s participation in the 401(k) Plan. Prior to the Closing Date, the Company shall provide Parent with evidence satisfactory to Purchaser (including for the avoidance of doubt, confirmation from the plan sponsor of the 401(k) Plan) that the Company’s and each Acquired Company’s participation in the 401(k) Plan has terminated effective as of no later than the day immediately preceding the Closing Date pursuant to resolutions of the board of directors of the Company or such Acquired Company, as the case may be. The form and substance of such resolutions shall be subject to prior review and approval by Parent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that neither the Company nor any Acquired Company is required to effect a spin-off of any assets from the 401(k) Plan. The Company shall request from each service provider of any 401(k) Plan sponsored by the Company or any Company Subsidiary whether termination of, or termination of participation in, such 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees and shall provide any estimate received in response thereto in writing to Parent no later than five (5) Business Days prior to the Closing Date. 6.6 Termination/Amendment of Agreements. (a) The Company shall, as promptly as practicable after the Agreement Date and in any event prior to the Closing: (i) cause the agreements identified in Part 1 of Schedule 6.6(a) to be terminated effective as of the Closing; and (ii) cause the agreements identified in Part 2 of Schedule 6.6(a) to be amended, effective as of the Closing, as set forth on Schedule 6.6(a) Each such termination and

CONFIDENTIAL 63 amendment shall be in form and substance reasonably satisfactory to Purchaser and shall be subject to advance and timely review and reasonable approval by Purchaser. (b) The Company and each Seller hereby agrees that, effective as of and contingent upon the Closing, automatically and without further action by any Person: (i) all shareholder agreements, investors’ rights agreements, voting agreements, voting trusts, rights of first refusal and co-sale agreements, management rights agreements and all other similar agreements or Contracts to which any of them are a party or by which any of them are bound (excluding the Company Articles and excluding, for the avoidance of doubt, any D&O Indemnification Agreements or D&O insurance policy, including the D&O Tail), including those Contracts listed on Schedule 6.6(b), shall, in each case, be permanently and irrevocably terminated without any Liability to any Acquired Company and be of no further force or effect (in each case in accordance with its terms subject to surviving provisions), and all Consents required to authorize the terminations contemplated by this Section 6.6 are hereby provided by the Company and the applicable Sellers (including by Joinder Agreement, as applicable); (ii) all obligations of the Acquired Companies and all rights of such Seller under any such agreements or Contracts relating to any Acquired Company shall be deemed terminated, discharged and waived; and (iii) no Seller shall have any recourse against any Acquired Company in respect of the matters contained therein other than to the extent expressly provided for in this Agreement. 6.7 FIRPTA Matters. At the Closing, the Company shall deliver, or cause to be delivered, to Purchaser a statement with respect to Ermetic, Inc. (in such form as may be reasonably requested by counsel to Purchaser) conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.1445- 2(c)(3)(i), together with the required notice to the IRS and written authorization for Purchaser to deliver such notice and a copy of such statement to the IRS on behalf of the Company upon the Closing (the “FIRPTA Statement”). 6.8 Repayment of Insider Receivables. Prior to the Closing, the Company and any Sellers subject to any Insider Receivables (in the case of such Seller, solely with respect to such Insider Receivables) shall cause any and all outstanding Insider Receivables to be paid in full. 6.9 Communications with Employees. Except as otherwise expressly contemplated by this Agreement, prior to the Closing, neither the Company nor any Seller and the Company shall ensure that no other Acquired Company and no Representative of any Acquired Company, shall formally issue written or verbal communication to any Company Associate regarding post-Closing employment matters (including post-Closing employee benefit plans and compensation) without the prior written consent of Purchaser. 6.10 Resignation of Officers and Directors; Releases. The Company shall obtain and deliver to Purchaser, at or prior to the Closing, (a) the written resignation (in the form attached hereto as Exhibit K) of each executive officer and director of each Acquired Company from such executive officer’s and director’s corporate offices (but not such Person’s employment) with such Acquired Company, effective as of the Closing (or, at the option of Purchaser, a later time) (the “Resignations”), and (b) the Releases. 6.11 Payoff Letters; Company Transaction Expenses. (a) The Company shall, no later than three (3) Business Days prior to the Closing Date, obtain and deliver to Purchaser: (i) a copy of an executed payoff letter (which may be executed on the Closing Date), in customary form and substance reasonably satisfactory to Purchaser, from each creditor with respect to the Indebtedness identified on Schedule 6.11 and any other Company Indebtedness that will be outstanding as of 11:59 p.m. (Eastern Time) on the day immediately preceding the Closing Date, which payoff letter (each such payoff letter, a “Payoff Letter”) shall: (A) indicate the aggregate amount required to be paid to such creditor on the Closing Date (including the outstanding principal amount, accrued and unpaid interest and any premium, penalty, fee, Expense, breakage cost or other payment required to be

CONFIDENTIAL 64 made with respect to such Indebtedness) in order to fully discharge all obligations with respect to such Indebtedness and provide wire transfer information for such payment; (B) state that upon receipt of the amount described in clause “(i)” above, the instruments evidencing such Indebtedness shall be terminated; and (C) state that all Liens and all guarantees in connection therewith relating to the assets and properties of the Acquired Companies securing such Indebtedness (if any) shall be, upon the payment of the amount described in clause “(i)” above on the Closing Date, released and terminated; (ii) a UCC-3 termination statement terminating the security interests of each Person holding a security interest in the assets of any of the Acquired Companies in connection with the incurrence of the Indebtedness referred to in clause “(a)” above, if any; (iii) forms of notices of termination for each account control agreement entered into in connection with the incurrence of the Indebtedness referred to in clause “(a)” above, if any; (iv) forms of terminations for any intellectual property security agreements filed with the United States Patent and Trademark Office or United States Copyright Office in connection with the incurrence of the Indebtedness referred to in clause “(a)” above, if any; and (v) forms of notices of termination for any landlord or bailee waivers executed in connection with the incurrence of the Indebtedness referred to in clause “(a)” above, if any. The Company shall cause the Payoff Letters to be updated, as necessary, on the Closing Date. (b) The Company shall, no later than two (2) Business Days prior to the Closing Date, obtain from each payee of Company Transaction Expenses and provide to Purchaser a written invoice with respect to all Company Transaction Expenses due and payable to such payee, as of the Closing Date. 6.12 Tail Insurance. Prior to the Closing, the Company shall purchase an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage (the “D&O Tail”) for the Acquired Companies’ directors and officers in a form acceptable to Purchaser, which shall provide such directors and officers with coverage for seven (7) years following the Closing and shall have a scope substantially similar to the existing coverage under, and have other terms not materially less favorable to the insured Persons than the terms of the directors’ and officers’ liability insurance coverage currently maintained by the Company. For the period commencing on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, Purchaser (including any of its Affiliates) shall cause the Company and, to the extent applicable, any of its successors and assigns, to (i) maintain the D&O Tail in full force and effect (it being understood that Purchaser and its Affiliates shall not be responsible for the payment of any additional premiums, fees or other costs thereunder after the Closing) and not to cancel, reduce or modify the terms of the D&O Tail, and (ii) continue to honor the obligations (including, without limitation, any indemnification, insurance or exculpation provisions) thereunder, and to fulfill and honor in all respects the obligations of the Company (or any of its Affiliates) to its current and former directors and officers as of immediately prior to the Closing (the “D&O Indemnified Parties”) pursuant to (A) indemnification agreements with the Company in effect on the date hereof and pursuant to the Charter Documents of the Company, in each case, in effect on the date hereof and Made Available to Purchaser and listed on Section 6.12 of the Disclosure Schedule or entered into after the date hereof with Purchaser’s consent (the “D&O Indemnification Agreements”), which D&O Indemnification Agreements shall, for the avoidance of doubt, survive the Closing and continue in full force and effect in accordance with their respective terms; or (B) any indemnification and release provisions under the Company Articles (or any Charter Document of the Company), to the extent applicable to any D&O Indemnified Party, and Purchaser agrees to cause the Acquired Companies to apply such provisions in the same manner following the Closing and at such time as such Persons are no longer directors, officers or board observers of the Acquired Companies, with respect to claims or events arising out of matters occurring at or prior to the Closing. This Section 6.12 shall survive the Closing, is intended to benefit and shall be enforceable by each D&O Indemnified Party and their respective heirs, are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such D&O Indemnified Party may have against Purchaser, the Company or their respective Affiliates first arising after the earlier of the Closing Date and the termination of this Agreement by contract or otherwise, shall be binding on all successors and permitted assigns of Purchaser and the Company and shall not be terminated or modified in a manner as to adversely affect the

CONFIDENTIAL 65 rights of any D&O Indemnified Party without the written consent of such D&O Indemnified Party. If Purchaser, the Company or any of their respective successors or permitted assigns (i) consolidate or amalgamate with or merge into any other Person and not be the continuing or surviving company or entity in such consolidation, amalgamation or merger or (ii) transfer or convey all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and permitted assigns of Purchaser, the Company or any of their respective successors or permitted assigns will assume all of the obligations of Purchaser and the Company set forth in this Section 6.12. Without limiting the foregoing, from and after the Closing Date, to the extent permitted by applicable Legal Requirements, Purchaser shall not (and shall cause any of its Affiliates, to the extent applicable, not to), until seven (7) years from the Closing Date, amend, repeal or otherwise modify the Company Articles (or any Charter Document of the Company) in a manner that would adversely affect the rights thereunder of the D&O Indemnified Parties with respect to exculpation and limitation of liabilities or insurance and indemnification for any matter, events or circumstances arising at or prior to Closing. 6.13 Restriction on Transfer. Each Seller agrees that, unless agreed by Purchaser, during the Pre-Closing Period, such Seller shall not directly or indirectly sell or otherwise transfer or dispose of, or pledge or otherwise permit to be subject to any Lien, any Company Security, or any direct or indirect beneficial interest therein, other than pursuant to the exercise of Company Options permitted by Section 6.2. 6.14 Payment of Certain Liabilities. Prior to the Closing: (a) Sellers shall, and shall cause each of their respective Affiliates to, satisfy in full all outstanding amounts, if any, owing to each Acquired Company; and (b) Sellers shall cause each Acquired Company to satisfy in full all outstanding amounts, if any, owing to Sellers or any of their respective Affiliates (other than accrued salary and business expenses incurred in the Ordinary Course of Business). 6.15 Joinder Agreements. The Company shall cause each Person to whom the Company issues any Company Ordinary Shares during the Pre-Closing Period and is not a party to this Agreement, to concurrently with the receipt of such Company Ordinary Shares become a party to this Agreement by executing and delivering a Joinder Agreement. The Company shall use commercially reasonable efforts to cause any Person that beneficially owns Company Ordinary Shares as of the Agreement Date and is not a direct party to this Agreement (a “Specified Shareholder”) (including any Person who executed this Agreement only indirectly through the execution and delivery of this Agreement by a proxyholder on behalf of such Person) to become a direct party to this Agreement by executing and delivering a Joinder Agreement as promptly as practicable following the Agreement Date and in any event prior to the Closing. Upon the execution and delivery to Purchaser of a Joinder Agreement by any such Person, such Person shall be deemed to be a “Seller” for all purposes under this Agreement. 6.16 Confidentiality. Each Seller shall not, and shall not permit their respective controlled Affiliates (with respect to any Seller who is either a venture capital fund, private equity fund or investment company, excluding, for the avoidance of doubt any “portfolio companies” of such Seller (a “Portfolio Company”)), or Representatives to, for a period of five (5) years after the Closing Date, directly or indirectly, without the prior written consent of Purchaser, disclose to any third party (other than to the Sellers’ Representative, the Advisory Group or any of their respective Representatives (which shall not include any Portfolio Company), the other party’s Affiliates and Representatives that need to know such information (including, for this purpose, current investors or limited partners of any Seller, provided that such limited partners or investors are subject to an obligation of confidentiality that would cover such information)) or to use any Confidential Information other than to the extent necessary for such Seller’s performance of its obligations or the exercise, monitoring, analyzing or reviewing of its rights under the Transaction Documents or pursuant to a Contract or any Legal Requirements applicable to such Seller; provided, however, that the term “Confidential Information” will not include any information: (i) that becomes

CONFIDENTIAL 66 available from and after the Closing from a third-party source that is not known by the receiving party, after reasonable inquiry, to be under any obligations of confidentiality to Purchaser, its Affiliates or the Company in respect of such information, (ii) that is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation hereof or another obligation of confidentiality of such Seller) or (iii) that is or was derived independently by such Seller, its Affiliates or its Representatives without use of Confidential Information. In addition, the foregoing shall not prohibit any Seller, its Affiliates or its Representatives from (A) using Confidential Information for the purpose of complying with or taking any action pursuant to the terms of the Transaction Documents, (B) disclosing Confidential Information as required by applicable Legal Requirement; provided that the disclosing party will, to the extent not prohibited by Legal Requirement, provide Purchaser with prompt written notice of such requirement to give Purchaser a reasonable opportunity to seek, at its sole expense and within the timeline in which the disclosure of the applicable Confidential Information is required, an appropriate protective order, to contest such disclosure or waive compliance with this Section 6.16 (and, if Purchaser seeks a protective order, such Seller shall reasonably cooperate, and shall cause its Affiliates and its and their respective Representatives to reasonably cooperate, as Purchaser shall reasonably request at Purchaser’s sole expense), (C) disclosing Confidential Information to a Seller’s partners or Affiliates as reasonably required in connection with financial or Tax reporting with respect to, or evaluating the impact of the Share Purchase on, such Seller’s security holdings in the Company, or (D) disclosing Confidential Information to the extent required for filings or reporting obligations, including to any Tax authority or any other Governmental Entity, or (in the case of professional investors, funds or investment vehicles) to its shareholders, members, partners in connection with its internal reporting to such Persons (provided that such shareholders, members, partners are subject to an obligation of confidentiality that would cover such information ). 6.17 Waiver of Pre-Emptive Rights and Restrictions. Each Seller hereby waives effective as of the Closing: (a) any rights to claim that any of the Contemplated Transactions do not conform to the requirements or other provisions of the Securityholders’ Agreements or the Charter Documents of any Acquired Company; (b) any rights of pre-emption, rights of first refusal, rights of approval, rights to notice, rights of co-sale, registration rights, or other similar rights or restrictions that relate to any Company Securities, whether arising under the Charter Documents of any Acquired Company, any Contract, any Legal Requirement or otherwise, including any right to receive any notice relating to the negotiation, execution, delivery or performance of this Agreement or any indication of interest relating to this Agreement; (c) any conflicts of interest that any director or officer of any Acquired Company or any Seller may have as a result of such Person’s relationship with such Acquired Company or such Person’s interest in any of the Contemplated Transactions (including the right of the Founder Key Employees to receive shares of Parent Common Stock as a portion of their consideration); and (d) any rights over any of the Company Securities conferred upon such Seller by the Charter Documents of the Acquired Companies, any Contract (other than the Transaction Documents), any Legal Requirement or otherwise. As of the Closing, each Seller acknowledges and agrees that such Seller’s right to receive the consideration set forth in this Agreement, on the terms and subject to the conditions set forth herein, shall constitute such Seller’s sole and exclusive right against any Acquired Company or Purchaser in respect of: (i) such Seller’s ownership of Company Securities or other securities of any Acquired Company or status as a securityholder of any Acquired Company; or (ii) any Contract with any Acquired Company pertaining to securities of any Acquired Company owned or held by such Seller or such Seller’s status as a securityholder of any Acquired Company, except in the event of fraud by Purchaser or any of its Affiliates with respect to Purchaser’s representations and warranties set forth in Section 5 or Purchaser’s covenants under this Agreement. For the avoidance of doubt, the foregoing shall not derogate from the provisions of Section 6.12. 6.18 Ancillary Agreements. Prior to the Closing, each Seller shall execute and deliver to Purchaser all agreements and documents set forth in Section 2.2 or Section 8 required thereunder to be executed by such Seller.

CONFIDENTIAL 67 6.19 Additional Office Lease. To the extent requested by Purchaser, prior to the Closing, the Company shall cooperate with Purchaser, at Purchaser’s sole cost and expense, in identifying and negotiating the terms and conditions of a real property lease of office space adequate for the operation of the Business from and after the Closing. 6.20 Ungranted Equity Award Acknowledgements. The Company shall deliver to Purchaser duly executed Ungranted Equity Award Acknowledgements from each Option Release Individual as promptly as practicable following the Agreement Date and in any event prior to Closing; provided that no such Ungranted Equity Award Acknowledgement shall be required from any Option Release Individual who receives an equity award from the Company in full satisfaction of such individual’s Ungranted Equity Award. 6.21 Website Privacy Policy. As promptly as practicable after the Agreement Date, and in any event prior to the Closing, the Company shall update its website privacy policy to disclose the sharing of information in the context of a business transaction and to remove all references and/or disclosures related to the CCPA. 7. ADDITIONAL COVENANTS OF THE PARTIES 7.1 Reasonable Best Efforts. (a) Purchaser, each Seller and the Company shall, and the Company shall cause the other Acquired Companies to, use their respective reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Share Purchase and make effective the other Contemplated Transactions on a timely basis and in any event prior to the End Date, including by, prior to the Closing (i) each Seller and the Company using their respective reasonable best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis and (ii) Purchaser using its reasonable best efforts to cause the conditions set forth in Section 9 to be satisfied on a timely basis. Without limiting the foregoing, each party (other than the Sellers’ Representative): (A) shall make all filings (if any) and give all notices (if any) necessary to be made and given by such party (or, in the case of Sellers and the Company, any Acquired Company) in order to effect the Contemplated Transactions; (B) shall use its reasonable best efforts to obtain each Consent (if any) necessary or advisable to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party (or, in the case of Sellers and the Company, any Acquired Company) in connection with the Contemplated Transactions. The form of each such filing, notice or Consent (if any) shall be subject to the prior review of Purchaser. (b) In furtherance, and not in limitation of the foregoing in Section 7.1(a), each party (other than the Sellers’ Representative) shall use its commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required or reasonably requested by Purchaser to be filed by such party with any Governmental Entity with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Entity. Sellers, the Company and Purchaser shall, or shall cause their respective Affiliates, to take all commercially responsible actions to respond as promptly as practicable to any inquiry or request received from any Governmental Entity in connection with antitrust, foreign investment or related matters. At the request of Purchaser only, the Company shall divest, sell, dispose of, hold separate or take any other action with respect to any of the businesses, product lines or assets of the Acquired Companies; provided that any such action is conditioned upon the consummation of the Share Purchase. Subject to the confidentiality provisions of the Confidentiality Agreement, each of Purchaser and the Company shall promptly supply to the other party with any information that may be reasonably requested in order to effectuate any filing (including any application) pursuant to (and to otherwise comply with its obligations set forth in) this Section 7.1(b). Except where prohibited by applicable Legal Requirements or any Governmental Entity, and subject to the confidentiality provisions of the Confidentiality Agreement, each

CONFIDENTIAL 68 party shall (A) reasonably consult with the other party prior to taking a position with respect to any such filing; (B) permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any analysis, appearance, presentation, memorandum, brief, white paper, argument, opinion or proposal before making or submitting any of the foregoing to any Governmental Entity in connection with any Legal Proceeding related to this Agreement or any of the Contemplated Transactions (including any such Legal Proceeding relating to any antitrust, competition or foreign investment Legal Requirement); (C) cooperate and coordinate with the other party in preparing and exchanging such information; (D) promptly upon request provide the other party (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such first party with or to any Governmental Entity related to this Agreement or any of the Contemplated Transactions; and (E) to the extent reasonably practicable, permit the other party and its Representatives to participate in all substantive discussions, telephone calls and meetings with any Governmental Entity related to this Agreement or any of the Contemplated Transactions; provided that material provided pursuant to this Section 7.1(b) (1) may be redacted as necessary to (I) comply with contractual arrangements, (II) protect attorney-client or other legal privilege, or (III) remove references concerning the valuation of the parties, and (2) may be designated as “outside counsel only,” which materials and the information contained therein shall be given only to outside counsel and previously-agreed outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. Purchaser shall consult with the Company with respect to the appropriate strategy relating to any applicable Antitrust Laws, as well as any competition, foreign investment or related matters, and consider the Company’s views in good faith; provided, however, that Purchaser shall, on behalf of the parties, control and lead all substantive communications and make the final determination as to the appropriate strategy relating to any applicable Antitrust Laws or such other competition, foreign investment or related matters (and, for avoidance of doubt, such determination may include a pull and refile of any filing or notification, or an agreement to toll or extend any applicable waiting period, and agreement with any Governmental Entity not to consummate the Contemplated Transactions for any period of time (but subject to the End Date)). Purchaser shall control the strategy and timing for making filings, providing notices or obtaining Consents pursuant to this Section 7.1(b) and shall be entitled to participate in any meeting with a Governmental Entity or other third party relating thereto. (c) Each of the Sellers and the Company on the one hand, and Purchaser on the other hand, shall promptly notify the other party upon the receipt of: (i) any communication from any official of any Governmental Entity in connection with any filing made in connection with any of the Contemplated Transactions; (ii) a notice with respect to any Legal Proceeding by or before any Governmental Entity with respect to any of the Contemplated Transactions (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any Governmental Entity for any amendment or supplement to any filing made in connection with any of the Contemplated Transactions or any information required to comply with any Legal Requirement applicable to any of the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any notification or filing made pursuant to Section 7.1(b), Sellers and the Company on the one hand, and Purchaser on the other hand, shall (promptly upon learning of the occurrence of such event) inform the other party of the occurrence of such event and cooperate with each other in filing with the applicable Governmental Entity such amendment or supplement. At the request and cost of Purchaser only, the Company shall also use commercially reasonable efforts to cooperate with any defense conducted by Purchaser related to a post-Closing investigation if opened by any Governmental Entity in connection with the acquisitions contemplated by this is Agreement; provided Purchaser shall have sole control with respect to any such defense.

CONFIDENTIAL 69 (d) Limitations. Notwithstanding anything to the contrary contained in Section 7.1(a), Section 7.1(b) or Section 7.1(c) or elsewhere in this Agreement: Purchaser shall not have any obligation under this Agreement to: (A) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or license (or similar arrangement) of, hold separate or otherwise limit Purchaser’s or any of its Affiliates’ freedom of action with respect to, any of the businesses, equity securities, product lines or assets of Purchaser, any of its Affiliates or any of the Acquired Companies, or otherwise propose, proffer or agree to any other requirement, obligation, condition, limitation or restriction on any of the businesses, equity securities, product lines or assets of Purchaser, any of its Affiliates or any of the Acquired Companies; (B) terminate, amend or assign existing relationships or contractual rights or obligations of Purchaser, the Seller or Company or their respective Affiliates or Subsidiaries; (C) amend or modify any of Purchaser’s rights or obligations under any Transaction Document; (D) directly or indirectly restructure, or commit to restructure, any of the Contemplated Transactions; (E) pay any consideration, provide any guarantees or forms of credit support or profit-sharing, or agree to any modifications of existing Contracts; (F) agree to any obligations or assume or take any Liabilities which are not a result of the Contemplated Transactions and its undertakings contemplated by this Agreement; or (G) commence or contest, defend or appeal or cause any of its Affiliates to commence or contest, defend or appeal any Legal Proceeding relating to the Contemplated Transactions (each of the foregoing clauses “(A)” through “(G)”, a “Burdensome Condition”) and (ii) the Company shall not agree with any Governmental Entity to take any of the actions described in this Section 7.1(d) without the prior written consent of Purchaser. 7.2 Public Announcements. The press release and other written communications initially announcing the Contemplated Transactions shall be in a form agreed by the Company and Purchaser prior to the Agreement Date (the “Announcement Communications”) and shall be issued by Purchaser promptly following the execution and delivery of this Agreement. Other than to the extent expressly contemplated by the immediately preceding sentence or elsewhere in this Agreement, (a) from and after the Agreement Date, neither the Company, the Sellers nor any of their respective Representative shall issue or make any press release or public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement, the other Transaction Documents or any of the Contemplated Transactions without the prior written consent of Purchaser; provided that the restrictions in this clause (a) shall not apply to (i) the disclosure of the existence or terms of this Agreement to the extent contained in any filing of this Agreement with the SEC, or (ii) publication of general information regarding the Contemplated Transactions on the Company’s website and social media channels in a manner consistent with and that do not contradict the Announcement Communications; and (b) after the issuance of the Announcement Communications through the end of the Pre-Closing Period, Purchaser shall consult with the Company prior to issuing or making, and shall consider in good faith the view of the Company with respect to, any press release or public statement regarding this Agreement, the other Transaction Documents or any of the Contemplated Transactions; provided that, in the case of clause (b), no such consultation shall be required for (i) any public statement required by applicable Legal Requirements or (ii) any interviews, press appearances or other unwritten public statements made by or on behalf of Purchaser following the issuance of the Announcement Communications that are consistent with and do not contradict the Announcement Communications. Notwithstanding the foregoing, following Closing, the Sellers’ Representative shall be permitted to: (A) after the public announcement of the Contemplated Transactions, announce that it has been engaged to serve as the Sellers’ Representative in connection herewith as long as such announcement does not disclose any of the other terms hereof and (B) disclose information as required by Legal Requirement or to advisors and Representatives of the Sellers’ Representative and the Advisory Group and its respective Representatives, and to the Indemnitors, in each case who have a reasonable need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto. Notwithstanding the foregoing, (1) following the Closing, a Seller shall be permitted to disclose information regarding the Contemplated Transactions consistent with the information that Purchaser had previously made public, (2) subject to Section 6.16, a Seller shall be permitted to disclose to its limited partners or

CONFIDENTIAL 70 other members (if applicable) the terms of this Agreement and the Share Purchase as part of such Seller’s ordinary course reporting obligations, and (3) following the issuance of the Announcement Communications, a Seller may publish on its website and any social media, general information about the existence of the Contemplated Transactions, in any event, in a manner that is consistent with and do not contradict the Announcement Communications. 7.3 Tax Matters. (a) To the extent not filed prior to the date of this Agreement, the Company shall prepare or cause to be prepared all Tax Returns of the Acquired Companies required to be filed on or before the Closing Date (“Company Prepared Return”), in each case, consistent with the past practices of the relevant Acquired Company in all material respects except as otherwise required by applicable Legal Requirements. Not less than twenty (20) days (or such shorter period of time as is reasonable, taking into account the nature of the Tax Return and the filing deadline) prior to the filing of any Company Prepared Return that is an income or other material Tax Return, the Company shall provide a draft copy of such Company Prepared Return to Purchaser for review and shall reasonably and in good faith consider any comments from Purchaser timely made with respect to any such Tax Returns. The Company shall timely file, or cause to be timely filed, all such Tax Returns and timely pay, or cause to be timely paid, all Taxes shown as due thereon (taking into account any validly obtained automatic extensions). Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Acquired Companies required to be filed after the Closing Date with respect to a Pre-Closing Tax Period or Straddle Period (“Purchaser Tax Return”) in each case, consistent with the past practices of the relevant Acquired Company in all material respects except as otherwise required by applicable Legal Requirements. Not less than twenty (20) days (or such shorter period of time as is reasonable, taking into account the nature of the Tax Return and the filing deadline) prior to the filing of any Purchaser Tax Return that shows any Taxes that are indemnifiable by the Indemnitors pursuant to Section 11.2, Purchaser shall provide a draft copy of such Purchaser Tax Return to the Sellers’ Representative for review and shall reasonably and in good faith consider any comments from the Sellers’ Representative timely made with respect to any such Tax Returns. If Purchaser does not agree with any of the comments of the Sellers’ Representative, Purchaser shall inform the Sellers’ Representative as promptly as practicable, and the Sellers’ Representative may request that the Accounting Referee review the disputed comment, which the Accounting Referee will resolve substantially in accordance procedures set forth in Section 1.7(c)(i). The Purchaser Tax Return shall be filed in accordance with the determination of the Accounting Referee with respect to such comment (or, if required to be filed before the Accounting Referee has made a determination, in the form provided by Purchaser, which shall be subsequently amended if necessary to conform with the Accounting Referee’s determination). The costs of the Accounting Referee will be borne as set forth in Section 1.7(c)(ii). If the Sellers’ Representative does not request a determination of the Accounting Referee, the Purchaser Tax Return shall be filed in the form provided by Purchaser. The parties hereto agree that all Transaction Deductions shall be taken on the Tax Returns of the Acquired Companies for the Pre-Closing Tax Period to the extent permitted under applicable Legal Requirements on at least a “more likely than not” basis as determined by Purchaser in good faith. (b) In the case of any Tax that is payable with respect to any Straddle Period, the portion of any such Tax that is attributable to the portion of the period ending on the Closing Date shall: (i) in the case of Taxes that are either (A) based upon or related to income, profits or receipts or attributable to any amount required to be included in income under Sections 951 or 951A of the Code or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), be deemed to be equal to the amount that would be payable if the Tax period of the Acquired Companies (and each partnership in which any Acquired Company is a partner) ended with (and included) the Closing Date; provided, however, that (y) any Transaction Deductions deductible in the Straddle Period (to the extent permitted under applicable Legal Requirements on at least a “more likely than not basis” as

CONFIDENTIAL 71 determined by Purchaser in good faith) shall be allocated to the pre-Closing portion of the Straddle Period and (z) any exemption, allowance or deduction that is calculated on an annual basis (including any depreciation or amortization deduction) shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and (ii) in the case of any Tax that is imposed on a periodic basis with respect to any Acquired Company and is not described in clause “(i)(A)” or clause “(i)(B)” above, be deemed to be an amount equal to the product of the amount of such Tax for the entire Straddle Period (or, in the case of any such Tax determined on an arrears basis, the amount of such Tax for the immediately preceding period), multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date, and the denominator of which is the number of calendar days in the entire period. (c) Without the prior written consent of Sellers’ Representative (not to be unreasonably withheld, conditioned or delayed), solely if such action would result in Taxes for which the Indemnitors are liable pursuant to Section 11.2 of this Agreement, Purchaser shall not (and shall not permit any Person to) (i) amend, re-file or supplement any previously filed Tax Return of any Acquired Company with respect to a Pre-Closing Tax Period, (ii) initiate or enter into any voluntary disclosure agreement or program or similar arrangement with any Taxing Authority regarding any Tax or Tax Return of any Acquired Company with respect to a Pre-Closing Tax Period, (iii) except in accordance with Section 11.5, enter into any closing agreement or settle any Tax claim or assessment relating to any Acquired Company with respect to any Pre-Closing Tax Period, (iv) except as requested by a Tax authority in connection with a Tax audit, examination or other proceeding not initiated by Purchaser, extend or waive the limitation period applicable to any Tax claim or assessment or any Tax Return with respect to any Pre-Closing Tax Period, or (v) except as set forth in Section 7.3(g), make or change any other Tax election with respect to any Acquired Company for a Pre-Closing Tax Period. (d) Prior to the Closing, the Company shall take all actions to ensure that: (i) any Tax allocation, indemnification or sharing agreements between any of the Acquired Companies, on the one hand, and any other Person, on the other hand, shall be terminated as of the Closing Date; and (ii) from and after the Closing Date, none of the Acquired Companies shall be obligated to make any payment pursuant to, or have any liability related to, any such agreement for any past or future period. (e) Purchaser, Sellers and, following the Closing, the Sellers’ Representative shall cooperate fully with each other in good faith in connection with the preparation of any Tax Return of, and with any audit examination or Legal Proceeding relating to any Liability relating to Taxes imposed on, any Acquired Company for any Pre-Closing Tax Period or Straddle Period, including furnishing or making available during normal business hours records, personnel (as reasonably required), books of account, powers of attorney or other materials reasonably necessary or useful for the preparation of any such Tax Return, the conduct of any audit examination or the defense of any claim by any Taxing Authority relating to the imposition of any Tax; provided, however, that nothing in this Section 7.3(e) shall require Purchaser to provide the Sellers’ Representative or any Seller with any consolidated, combined, unitary or other Tax Return of Purchaser. (f) Sellers on the one hand and Purchaser on the other hand shall each pay fifty percent (50%) of all sales, use, value added, transfer, indirect transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement (“Transfer Taxes”) and the party required under any applicable Legal Requirement to file any Tax Return related to such Transfer Taxes shall file any required Tax Return in the time and manner prescribed by applicable Legal Requirements. All costs or expenses incurred by Purchaser or the Acquired Companies after Closing related to the foregoing (“Transfer Tax Expenses”) shall be promptly reimbursed by Sellers within three (3) Business Days of Purchaser’s demand therefor.

CONFIDENTIAL 72 (g) Section 338(g) Elections. Notwithstanding anything to the contrary in this Agreement, the parties agree that Purchaser shall be permitted to make (or cause to be made), in its sole discretion, an election under Section 338(g) of the Code (and any comparable provision of state, local, or non-U.S. Legal Requirement) with respect to the acquisition pursuant to this Agreement of the Company and Ermetic B.V. 7.4 Parachute Payments. No later than five (5) Business Days prior to the Closing Date, the Company shall submit to the shareholders of the Company (in a manner reasonably satisfactory to Purchaser) for execution and approval by shareholders of the Company as is required by the terms of Section 280G(b)(5)(B) of the Code a written consent in favor of a single proposal to render the parachute payment provisions of Section 280G of the Code and the Treasury Regulations thereunder (collectively, “Section 280G”) inapplicable to any payments or benefits provided pursuant to Company Employee Plans, other Company Contracts or otherwise in connection with any of the Contemplated Transactions that might result, separately or in the aggregate, in the payment of any amount, or the provision of any benefit, that would not be deductible by reason of Section 280G or that would be subject to an excise Tax under Section 4999 of the Code (determined without regard to the exceptions contained in Section 280G(b)(4)) (collectively, the “Section 280G Payments”) with respect to each Person from whom a waiver described in this Section 7.4 is obtained. The Company shall seek any such shareholder approval in a manner that satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder. Prior to the submission to the shareholders of the Company of the written consent described in this Section 7.4 and any related disclosure of the Section 280G Payments, the Company shall deliver to Purchaser waivers from each Person who might, absent the waiver, receive any Section 280G Payment. The form and substance of all shareholder approval documents contemplated by this Section 7.4, including the waivers, disclosure statement and written consent, and any mathematical analysis of the Section 280G Payments, shall be subject to the prior review and approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed. The Company shall: (a) provide such documentation and information to Purchaser for its review and approval no later than two (2) Business Days prior to soliciting waivers from the “disqualified individuals;” and (b) implement all reasonable and timely comments from Purchaser thereon. If any of the waived Section 280G Payments fail to be approved by the voting shareholders as contemplated above, then such waived Section 280G Payments shall not be made or provided. At least four (4) Business Days prior to the Closing Date, Purchaser shall inform the Company in writing of all payments or benefits implemented by or at the direction of, or to be implemented by or at the direction of, Purchaser that could, alone or together with any other payments or benefits but disregarding the waivers contemplated by this Section 7.4, constitute Section 280G Payments. 7.5 Employee Matters. (a) With respect to any employee who receives an offer of continued employment with Purchaser, the Company or any of their respective Subsidiaries or Affiliates, the Company shall use commercially reasonable efforts to assist Purchaser with its efforts to enter into an offer letter and any other agreement related to such employees’ employment with Purchaser, the Company or any of their respective Subsidiaries or Affiliates, each on the terms determined by Purchaser and as set forth therein. Notwithstanding the foregoing, any failure of a Company PEO Associate to engage in such discussions or to reach any agreement with respect to post-Closing employment and retention arrangements shall not be deemed a breach of any provision of this Agreement or a failure of a condition contained herein. (b) With respect to matters described in this Section 7.5(b), the Company will use its reasonable efforts to consult with Purchaser (and will consider in good faith the advice of Purchaser) prior to any Acquired Company sending any material notices or other communication materials to such Acquired Company’s employees, and, except as Purchaser consents in writing, no Acquired Company shall make

CONFIDENTIAL 73 any representation to any individual about the terms of employment to be offered by Purchaser, the Company or any of their respective Subsidiaries or Affiliates. (c) During the period commencing on the Closing Date and ending on the one (1) year anniversary of the Closing Date (the “Continuation Period”), Purchaser shall, or shall cause one of its Affiliates to, provide each Company Associate who continues to be employed by Purchaser or its Affiliates following the Closing Date (each, a “Continuing Associate”) with cash compensation and employee benefits (excluding any change in control, transaction-based and other similar payments or benefits, equity or equity-based compensation, severance benefits, retention bonuses, deferred compensation, retiree medical benefits and other retiree health and welfare arrangements, and qualified and non-qualified defined benefit pension benefits) that are substantially comparable in the aggregate, at Purchaser’s election in its sole discretion, to either (A) those in effect for such Continuing Associate immediately prior to the Closing or (B) provided the following does not represent, in the aggregate, a substantial reduction from what would be provided under clause (A), those provided to similarly situated employees of Purchaser, subject to any requirements imposed by applicable Legal Requirements or by any Contracts governing the applicable employee benefits offered by Purchaser to its eligible employees. (d) Purchaser shall, or shall cause one of its Affiliates to, provide each Continuing Associate with full credit for such Continuing Associate’s service with the Company or any of its Affiliates or predecessors prior to the Closing for purposes of eligibility (but not for purposes of vesting, severance benefits or benefit accrual other than paid time off) under any benefit plan sponsored or maintained by Purchaser or any of its Affiliates (each, a “Purchaser Plan”) in which such Continuing Associate is eligible to participate on or following the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or provide service credits for defined benefit accruals with respect to defined benefit plans. With respect to each Purchaser Plan that is a health or welfare benefits plan, to the extent permissible under the applicable Purchaser Plan, Purchaser shall, or shall cause one of its Affiliates to, (i) waive any limitation on coverage of such Continuing Associates due to pre-existing conditions, waiting periods, active employment requirements and requirements to show evidence of good health (to the extent such conditions, exclusions, limitations, periods and requirements were waived or satisfied as of immediately prior to the Closing under comparable Company Employee Plans) and (ii) credit each such Continuing Associate and his or her covered dependents with all eligible expenses, including deductible payments, co-payments and co-insurance paid by such Continuing Associate under any Company Employee Plan prior to the Closing during the year in which the Closing occurs for the purpose of determining the extent to which any such Continuing Associate has satisfied any applicable deductible and whether such Continuing Associate has reached the out-of- pocket maximum for such year. (e) The Company and Purchaser acknowledge and agree that all provisions contained in this Agreement are included for the sole benefit of the respective parties. Subject to and without derogation from the Employment Agreements entered into by each Key Employee, nothing in this Agreement shall, or shall be construed so as to: (i) prevent or restrict in any way the right of Purchaser or its Affiliates to terminate, reassign, promote or demote any Continuing Associate (or to cause any of the foregoing actions) at any time, or to change (or cause the change of) the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment or service of any such Continuing Associates, (ii) create any third-party rights in any such current or former service provider (or any beneficiaries or dependents thereof), including, without limitation, any right to continued employment, (iii) constitute an amendment, termination or modification of any Purchaser Plan or (iv) obligate the Company, Purchaser or any Affiliates thereof to adopt or maintain any Purchaser Plan or other compensatory or benefits arrangement at any time or prevent the Company, Purchaser or any Affiliates thereof from modifying, continuing or terminating any Purchaser Plan, any Company Employee Plan or any other compensatory or benefits arrangement at any time.

CONFIDENTIAL 74 7.6 R&W Insurance Policy. Purchaser shall procure that the R&W Insurance Policy is bound on the Agreement Date and shall use commercially reasonable efforts to cause the R&W Insurance Policy to remain in effect at Closing on the same terms as which it was bound. The R&W Insurance Policy shall provide that the R&W Insurer shall have no rights of subrogation against any party to this Agreement, or any Representative thereof, or against any Indemnitor, except in the case of fraud (in which case such subrogation rights shall be limited to claims against the Person committing such fraud). All R&W Insurance Amounts shall be paid by Purchaser, as and when required in accordance with the terms of the R&W Insurance Policy (it being understood that $418,275 of the R&W Insurance Amounts shall be borne by the Company (the “Company R&W Insurance Cost”) and included as a Company Transaction Expense). After the Agreement Date, Purchaser shall not cancel, amend or waive any provision under the R&W Insurance Policy in any manner that adversely affects the Sellers or that would allow the R&W Insurer or any other Person to subrogate or otherwise seek recovery against any Seller. Purchaser further agrees that it will use commercially reasonable efforts to comply with the terms of any post-Closing deliverables set forth in the R&W Insurance Policy and, post-Closing, will promptly provide the Sellers’ Representative with a copy of any claim submitted to the R&W Insurer pursuant to the R&W Insurance Policy. 7.7 Audited Financial Statements. The Company shall prepare and deliver to Purchaser, as promptly as practicable after the Agreement Date, and in any event prior to the Closing, consolidated financial statements (including balance sheets, income statements, cash flow statements and statements of changes in shareholders’ equity) of the Company for the fiscal years ended December 31, 2022 and December 31, 2021, prepared in accordance with GAAP, consistently applied, which shall be audited by an independent auditor of international reputation acceptable to Purchaser and in accordance with the Public Company Accounting Oversight Board auditing standards (the “Audited Financial Statements”). 7.8 IIA Matters. (a) The Company has submitted to the IIA an application in accordance with the Innovation Law for approval to release each item of Acquired Company IP that was developed under the IIA Programs or that is otherwise subject to any restrictions imposed by the IIA from any restrictions on the transfer of the Acquired Company IP outside of Israel under the Innovation Law, and has obtained the IIA’s consent, issued on August 15, 2023, with respect to such application (the “IIA Consent”). The IIA Consent assumes that Purchaser is willing to undertake (and Purchaser hereby acknowledges its intention and agrees that it shall provide such an undertaking in customary form reasonably acceptable to the IIA prior to Closing (the “Purchaser IIA Undertaking”)) to maintain, in Israel, for a period of three (3) years as of the Closing, seventy five percent (75%) of the Company’s research and development positions as of Closing. The Company and Purchaser shall approach the IIA to provide prior to Closing a calculation of the redemption fee payable under the Innovation Law as of the Closing (such amount, as finally determined by the IIA based on delivery of the Purchaser IIA Undertaking, the “Redemption Fee”). The Company shall pay the Redemption Fee prior to Closing, or, at the discretion of the Company, the Redemption Fee shall be treated as a Company Transaction Expense. Notwithstanding anything to the contrary in this Agreement, in case that Purchaser does not comply with the Purchaser IIA Undertaking, any Liability resulting from or arising out of such non-compliance shall be borne exclusively by Purchaser. (b) In connection with the IIA Consent, the Company shall, and shall cause its Representatives to: (i) cooperate with Purchaser and any of its Representatives with respect to any and all submissions to the IIA in accordance with this Section 7.8 and Section 8.14; (ii) permit Purchaser to review (and the Company shall consider in good faith the views of Purchaser in connection with) any documents before submitting such documents to the IIA or any of its representatives in connection with the IIA Consent; (iii) permit Purchaser and its outside counsel to participate in all material communications with the IIA (including all meetings and telephone conferences) relating to such applications; (iv) promptly provide Purchaser with copies of all filings, notices and other documents (and summaries of any oral

CONFIDENTIAL 75 presentations) made or submitted by or on behalf of the Company to the IIA or any of its representatives; and (v) promptly provide any responses or communications received from the IIA in connection with the IIA Consent. No party hereto shall communicate with the IIA in connection with the transactions contemplated hereunder, including with respect to the IIA Consent, without obtaining Purchaser’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). 7.9 Israeli Tax Pre-Rulings. As soon as reasonably practicable after the execution of this Agreement, the Company shall cause its Israeli counsel, in full coordination with Purchaser and its Israeli counsel, to prepare and file with the ITA applications (and Purchaser shall have an opportunity to review, comment on and approve any such applications or other documents prior to their being filed with the ITA, which shall not be unreasonably withheld, conditioned or delayed), in a form and substance acceptable to Purchaser and its Israeli counsel, for the following rulings: (a) ruling in relation to the Section 102 Securities and Section 3(i) Company Options, that confirms, among other things, that: (i) that the deposit with the Section 102 Trustee of any cash consideration payable to holders of Section 102 Securities subject to the statutory holding period and other requirements under Section 102 of the Ordinance will not constitute a violation of the requirements of Section 102 of the Ordinance; (ii) Purchaser and anyone acting on its behalf, including the Paying Agent, shall be exempt from withholding Tax in relation to any payments or consideration transferred to the Section 102 Trustee in relation to Section 102 Securities and Section 3(i) Company Options, (iii) the substitution by Parent of Section 102 Unvested Options granted under Section 102 for Unvested RSU Awards, will not constitute a tax event, and the tax will be deferred to the earlier of the actual sale of the Unvested RSU Awards or their release from trust, and (iv) the transfer of the Escrow Fund and the Expense Fund in respect of Section 102 Shares and Section 3(i) Company Options shall not be subject to Israeli Tax until actually received by the applicable Seller; which ruling may be subject to customary conditions regularly associated with such a ruling (the “Israeli Option Tax Pre-Ruling”). The Company shall use its reasonable best efforts to have each Israeli resident holder of Company Options execute and deliver to the Company their agreement to the Israeli Option Tax Pre-Ruling. In any event, the final text of the Israeli Option Tax Pre- Ruling shall in all circumstances be subject to the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; and (b) if the Israeli Option Tax Pre-Ruling is not granted prior to the Closing, the Company shall seek to obtain prior to the Closing an interim tax ruling confirming, among other things, that Purchaser and anyone acting on its behalf (including the Paying Agent) shall be exempt from Israeli withholding tax in relation to any payments made to the Section 102 Trustee with respect to any Section 102 Securities and 3(i) Company Options (the “Interim Option Tax Ruling” and collectively with Israeli Option Tax Pre-Ruling, the 104H Tax Ruling and the 104H Interim Tax Ruling, the “Israeli Tax Rulings”). (c) As soon as practical following the Agreement Date, the Company and the Company Shareholders may prepare and file with the ITA an application for a ruling permitting the Company Shareholders who elect to become a party to such a tax ruling (each, an “Electing Holder”) to defer any applicable Israeli Tax with respect to the Parent Common Stock that such Electing Holder will receive pursuant to this Agreement until the date set forth in Section 104H of the Ordinance (the “104H Tax Ruling”). Purchaser shall reasonably cooperate with the Company, the Electing Holders and their Israeli counsel with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the 104H Tax Ruling or an interim ruling in connection thereof (the “104H Interim Tax Ruling”); provided that: (i) such rulings shall be approved in advance by Purchaser prior to being finalized (such approval not to be unreasonably withheld, delayed or conditioned), and (ii) in the event that the 104H Tax Ruling will impose any restrictions or obligations on Parent, Purchaser, the Company or their Affiliates (apart from tax withholding obligations), Purchaser may accept or agree to or refuse to accept or agree to any such restrictions or

CONFIDENTIAL 76 obligations, in its reasonable discretion (it being understood and agreed that Parent and Purchaser shall not refuse to accept any such restrictions or obligations on the basis of a restriction on pushing down debt to Purchaser or the Company). For the avoidance of doubt, the Company and the Electing Holders shall not make any application to the ITA with respect to any matter relating to 104H Interim Tax Ruling or the 104H Tax Ruling without first consulting with Purchaser’s Israeli legal counsel and granting Purchaser’s legal counsel the opportunity to review, comment on and approve the draft rulings applications, which review and comment shall not be unreasonably withheld or delayed, and the Company and the Electing Holders shall inform Purchaser’s counsel of the content of any discussions and meetings relating thereto in advance and allow Purchaser’s Israeli legal counsel to participate in any such discussions or meetings. (d) Each of the Company and Purchaser shall cause their respective Israeli counsel to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Tax Rulings. The Company shall use its best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under any applicable Legal Requirement to obtain the Israeli Tax Rulings, provided, however, that if none of such rulings is obtained for any reason whatsoever by the date the Closing would otherwise be required to occur under this Agreement, the Closing shall not be delayed or postponed. The Company and its Representatives shall not make any application to, or conduct any negotiation with, the ITA with respect to any matter relating to the Israeli Tax Rulings without prior coordination and consultation with Purchaser or its Representatives and will enable Purchaser’s Representatives to participate in all discussions and meetings with the ITA relating thereto. To the extent that Purchaser’s Representatives elect not to participate in any meeting or discussion, the Company shall, and the Company shall cause its Representatives to, provide a prompt and full report to Purchaser of the discussions held. 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER The obligations of Purchaser to cause the Contemplated Transactions to be consummated are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing, of each of the following conditions: 8.1 Accuracy of Representations. (a) Each of the representations and warranties set forth in Section 3.1 (Organizational Matters), Section 3.3 (Authority and Due Execution), Section 3.4 (Non- Contravention and Consents), Section 3.8 (Taxes), Section 3.14 (Brokers’ and Finders’ Fees), Section 4.1 (Authority and Due Execution), Section 4.2 (Non-Contravention and Consents), Section 4.4 (Title and Ownership) and Section 4.6 (Brokers’ and Finders’ Fees) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects at and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms are made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); (b) each of the representations and warranties set forth in Section 3.2 (Capital Structure) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects at and as of the Closing as if made at and as of the Closing (in each case (x) other than any such representations and warranties that by their terms are made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date and (y) except for de minimis inaccuracies); (c) each of the other representations and warranties of Sellers and the Company contained in this Agreement (disregarding all materiality and similar qualifiers contained therein) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects at and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms are made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except, in the case of this clause (c), where the failure of such representations and warranties to be accurate would not or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; provided, however, that: any update of or

CONFIDENTIAL 77 modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded for purposes of this Section 8.1. 8.2 Performance of Covenants. Each of the covenants and obligations that the Company or the Sellers are required to comply with or to perform at or prior to the Closing under this Agreement shall have been complied with and performed in all material respects. 8.3 Governmental Consents. All filings with and Consents of any Governmental Entity shall have been made or obtained and shall be in full force and effect, and any waiting period (and any extension thereof) under any Legal Requirement (as determined by Purchaser), preventing, prohibiting or otherwise restraining the consummation of any of the Contemplated Transactions shall have expired or been terminated. 8.4 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect that is continuing as of the Closing Date. 8.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing or otherwise impeding the consummation of any of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Entity and remain in effect, and there shall not be any applicable Legal Requirement enacted or deemed applicable to the Contemplated Transactions that (i) makes the consummation of any of the Contemplated Transactions illegal or (ii) imposes or purports to impose a Burdensome Condition. 8.6 No Legal Proceedings. No Governmental Entity shall have commenced any Legal Proceeding that remains pending, or shall have threatened to commence any Legal Proceeding: (a) challenging any of the Contemplated Transactions; (b) seeking to impose a Burdensome Condition; (c) that may reasonably be expected to prevent, delay, make illegal or otherwise interfere with any of the Contemplated Transactions; or (d) that may reasonably be expected to result in the imposition of criminal liability on Purchaser, any Affiliate of Purchaser or any Acquired Company or any officer or director of Purchaser, any Affiliate of Purchaser or any Acquired Company in connection with any of the Contemplated Transactions. 8.7 Termination of Employee Plans. The board of directors of the Company or the applicable Company Subsidiary shall have adopted the resolutions contemplated by Section 6.5 and shall have provided Purchaser with copies of such resolutions. 8.8 Section 280G Shareholder Approval. Either: (a) any payment or benefit that may be a Section 280G Payment shall have been approved by shareholders of the Company holding the number of shares of Company Shares required by the terms of Section 280G in order for such payment or benefit not to be deemed a parachute payment under Section 280G, with such approval having been obtained in a manner that satisfies all applicable requirements of Section 280G and Section 7.4; or (b) each Person who would otherwise have been entitled to any such payment or benefit shall have duly executed and delivered to Purchaser the waiver referred to in Section 7.4. 8.9 Collection of Insider Receivables. The Company shall have received the payment in full of all outstanding Insider Receivables and shall have provided Purchaser with reasonably satisfactory evidence thereof. 8.10 Tail Insurance. The Company shall have purchased the D&O Tail in accordance with Section 6.12 and shall have provided Purchaser with reasonably satisfactory evidence thereof and of the

CONFIDENTIAL 78 total dollar amount of the premium paid or payable therefor and any other amounts paid or payable by the Company in connection with the D&O Tail. 8.11 Employees. (a) Each of the Key Employees shall: (i) have accepted the offer of employment contained in the Employment Agreement delivered to such employee by countersigning such Employment Agreement and (ii) not have repudiated or terminated such Employment Agreement. (b) No Key Employee shall have (i) ceased to be employed by an Acquired Company or (ii) formally expressed an intention to terminate such Person’s employment with an Acquired Company (other than by accepting an offer of employment with Purchaser or an Affiliate of Purchaser in accordance with the Employment Agreement delivered by Purchaser) or to terminate such Person’s employment with Purchaser or any Acquired Company after the Closing. (c) Each of the Revesting Agreements shall be in full force and effect and shall not have been revoked, rescinded, or otherwise repudiated by the respective Founder Key Employees that are signatories thereto. 8.12 No Outstanding Securities. Other than the Company Securities held by Sellers (including each Person deemed a Seller by virtue of such Person’s execution of a Joinder Agreement) set forth on the Closing Consideration Spreadsheet, immediately prior to the Closing, no Person shall hold or own, beneficially or of record: (a) any outstanding Company Securities; (b) any security or other equity or voting interest in the Company; or (c) any outstanding options, restricted stock, restricted stock units, stock appreciation rights, warrants or other rights to purchase or otherwise acquire shares of ordinary shares or other securities of the Company. 8.13 Restrictive Covenant Agreements. Each of the Restrictive Covenant Agreements shall be in full force and effect and shall not have been revoked, rescinded or otherwise repudiated by the respective signatories thereto. 8.14 IIA Redemption Fee. The Company shall have delivered documentary evidence of the payment of the Redemption Fee required by the IIA Consent, in form and substance reasonably acceptable to the Purchaser. 8.15 R&W Insurance Policy. The R&W Insurance Policy shall have been bound and remain in full force and effect. 8.16 Audited Financial Statements. The Company shall have delivered the Audited Financial Statements in accordance with Section 7.7. 8.17 Joinder Agreements. (i) At least eighty eight percent (88%) of the Specified Shareholders (including (x) each Specified Shareholder listed on Section 8.17 of the Disclosure Schedule and (y) any Specified Shareholder that has not duly executed and delivered to the Company an irrevocable legal proxy over his or her Company Ordinary Shares) and (ii) each individual required to deliver a Joinder Agreement pursuant to the first sentence of Section 6.15 shall have, in the case of each of clauses (i) and (ii), delivered and not revoked, rescinded or otherwise repudiated a Joinder Agreement. 8.18 Other Closing Deliverables. Purchaser shall have received all of the agreements and documents set forth in Section 2.2, each of which shall be in full force and effect; provided that the delivery of the documents set forth in Section 2.2(p) shall be a condition to payment (or alternatively shall entitle Purchaser to withhold with respect to any such payment as required by applicable Legal Requirements) but

CONFIDENTIAL 79 shall not be a condition to the obligations of Purchaser to cause the Contemplated Transactions to be consummated. 9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS The obligation of the Company and the Sellers to consummate the Contemplated Transactions is subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of each of the following conditions: 9.1 Accuracy of Representations. Each of the representations and warranties made by Purchaser in this Agreement (a) to the extent qualified by materiality, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects at and as of the Closing as if made at and as of the Closing and (b) to the extent not so qualified, shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects at and as of the Closing as if made at and as of the Closing, except, in the case of each of clauses “(a)” and “(b)”, where the failure of the representations and warranties of Purchaser to be accurate in all respects or all material respects, as applicable, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Share Purchase. 9.2 Performance of Covenants. The covenants and obligations that Purchaser is required to comply with or to perform at or prior to the Closing under this Agreement shall have been complied with and performed in all material respects, except where the failure to comply with or to perform such covenants or obligations would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Share Purchase. 9.3 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Share Purchase shall have been issued by any court of competent jurisdiction or other Governmental Entity and remain in effect, and there shall not be any applicable Legal Requirement enacted or deemed applicable to the Share Purchase that has the effect of preventing, delaying, or making the consummation of the Share Purchase illegal. 9.4 R&W Insurance Policy. The R&W Insurance Policy shall have been bound and remain in full force and effect and a copy thereof shall have been delivered to the Company. 9.5 Other Closing Deliverables. The Sellers shall have received all of the agreements and documents set forth in Section 2.3(c) and Section 2.3(d), each of which shall be in full force and effect. In addition, Purchaser shall have delivered a duly executed copy of the Purchaser IIA Undertaking to the IIA and to the Company. 10. TERMINATION 10.1 Termination Events. This Agreement may be terminated prior to the Closing: (a) by the mutual written consent of Purchaser and the Company; (b) by Purchaser if the Closing has not taken place on or before 5:00 p.m. (Eastern Time) on November 7, 2023 (the “End Date”) (in each case, other than if any failure on the part of Purchaser to comply with or perform any covenant or obligation of Purchaser set forth in this Agreement was the principal cause of, or resulted in, the failure of the Closing to take place by such time); provided that in the event that as of 5:00 p.m. (Eastern time) on November 7, 2023 the conditions set forth in Section 8.3, Section 8.5 and Section 8.6 shall not have been satisfied, but all other conditions set forth in Section 8 and Section 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to

CONFIDENTIAL 80 those conditions being able to be satisfied or having been waived), the End Date shall automatically be extended to January 7, 2024; (c) by the Company if the Closing has not taken place on or before 5:00 p.m. (Eastern Time) on the End Date (in each case, other than if any failure on the part of the Company, any Seller or the Sellers’ Representative to comply with or perform any covenant or obligation set forth in this Agreement was the principal cause of, or resulted in, the failure of the Closing to take place by such time); (d) by Purchaser or the Company if: (i) a court of competent jurisdiction or other Governmental Entity shall have issued a final and non-appealable Order or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Purchase; or (ii) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the Share Purchase by any Governmental Entity that would make consummation of the Share Purchase illegal and such Legal Requirement is final and non-appealable; (e) by Purchaser if: (i) any representation or warranty of any Seller or the Company contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that any of the conditions set forth in Section 8.1 would not be satisfied, if such inaccuracy existed as of the Closing; (ii) any of the covenants of any Seller or the Company contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 would not be satisfied; or (iii) a Material Adverse Effect shall have occurred; provided, however, that, in the case of clauses “(i)” and “(ii)” only, if an inaccuracy in any of the representations or warranties of any Seller or the Company as of a date subsequent to the date of this Agreement, or a breach of a covenant by any Seller or the Company, is curable by such Seller or the Company, as applicable, through the use of reasonable efforts within ten (10) days after Purchaser notifies the Company in writing of the existence of such inaccuracy or breach (such ten (10)-day period, the “Seller Cure Period”), then, so long as the Company or such Seller continues to exercise reasonable efforts during the Seller Cure Period to cure such inaccuracy or breach, Purchaser may not terminate this Agreement under this Section 10.1 as a result of such inaccuracy or breach prior to the expiration of the Seller Cure Period (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 10.1(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Seller Cure Period); or (f) by the Company if: (i) any of Purchaser’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 9.1 would not be satisfied, if such inaccuracy existed as of the Closing; or (ii) if any of Purchaser’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 9.2 would not be satisfied; provided, however, that if an inaccuracy in any of Purchaser’s representations or warranties as of a date subsequent to the date of this Agreement, or a breach of a covenant by Purchaser, is curable by Purchaser through the use of reasonable efforts within ten (10) days after the Company notifies Purchaser in writing of the existence of such inaccuracy or breach (such ten (10)-day period, the “Purchaser Cure Period”), then, so long as Purchaser continues to exercise reasonable efforts during the Purchaser Cure Period to cure such inaccuracy or breach, the Company may not terminate this Agreement under this Section 10.1(f) as a result of such inaccuracy or breach prior to the expiration of the Purchaser Cure Period (it being understood that the Company may not terminate this Agreement pursuant to this Section 10.1(f) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Purchaser Cure Period). 10.2 Termination Procedures. If Purchaser wishes to terminate this Agreement pursuant to Section 10.1, then Purchaser shall deliver to the Company a written notice stating that Purchaser is

CONFIDENTIAL 81 terminating this Agreement and setting forth a brief description of the basis on which Purchaser is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 10.1, the Company shall deliver to Purchaser a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement. 10.3 Effect of Termination. If this Agreement is validly terminated pursuant to Section 10.1, then all further obligations of the parties under this Agreement shall terminate and there shall be no Liability or obligation on the part of any of the parties to this Agreement or any of their respective Affiliates or the respective Representatives of such party or its Affiliates; provided, however, that: (a) no party to this Agreement shall be relieved of any obligation or Liability arising from any willful and material breach by such party of any covenant or obligation, contained in this Agreement or any certificate delivered hereunder prior to its termination; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 7.2, this Section 10.3 and Section 12; and (c) Purchaser and the Company shall, in all events, remain bound by and continue to be subject to the Confidentiality Agreement. 11. INDEMNIFICATION, ETC. 11.1 Survival of Representations, Etc. (a) General Survival. Subject to Sections 11.1(b) and 11.1(e), the representations and warranties made by Sellers and the Company in this Agreement (in each case other than with respect to the Specified Representations), and the rights of the Indemnitees to be indemnified and reimbursed with respect to any breach of or inaccuracy in any of such representations and warranties, shall survive the Closing until 11:59 p.m. (Eastern Time) on the date that is twelve (12) months after the Closing Date; provided, however, that if, at any time prior to the expiration date referred to in this sentence, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim alleging an inaccuracy in or breach of any such representation or warranty, then the claim asserted in such Notice of Claim shall survive such expiration date until such time as such claim is fully and finally resolved, provided further that if no Action has been actually asserted against the Indemnitee within twelve (12) months following the receipt of such Notice of Claim (the “Claim Extension Period”), the survival period shall terminate on the later of (i) the end of the survival period referenced above in this sentence, or (ii) the end of the Claim Extension Period. (b) Specified Representations. Subject to Section 11.1(e), each Specified Representation, and the rights of the Indemnitees to be indemnified and reimbursed with respect to any breach of or inaccuracy in any Specified Representation, shall survive the Closing until 11:59 p.m. (Eastern Time) on the date that is thirty (30) days after the expiration of the longest statute of limitations (as it may be extended) applicable to such Specified Representation (as such statute of limitations pertains to the subject matter of such Specified Representation or to the ability of Purchaser or any third party to make a claim relating to a breach of such Specified Representation, whichever is later); provided, however, that if, at any time on or prior to the applicable expiration date referred to in this sentence, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim alleging an inaccuracy in or breach of any Specified Representation, then the claim asserted in such Notice of Claim shall survive such expiration date until such time as such claim is fully and finally resolved, provided further that if no Action has been actually asserted against the Indemnitee within the Claim Extension Period, the survival period shall terminate on the later of (i) the end of the survival period referenced above in this sentence, or (ii) the end of the Claim Extension Period. (c) Covenants and Obligations. The covenants or obligations of Purchaser, Sellers or the Company contained in this Agreement (i) required to be performed prior to or at the Closing shall survive the Closing until 11:59 p.m. (Eastern Time) on the date that is twelve (12) months after the Closing Date and (ii) required to be performed after the Closing shall survive the Closing until 11:59 p.m. (Eastern

CONFIDENTIAL 82 Time) on the date that is sixty (60) days following the expiration of the period of performance or compliance expressly contemplated by such covenants and obligations, or if no period is so expressly contemplated, shall survive until the expiration of the longest statute of limitations (as it may be extended) applicable to a breach of such covenant or obligation; provided, however, that if, at any time on or prior to the applicable expiration date referred to in this sentence, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim alleging a breach of any such covenant or obligation, then the claim asserted in such Notice of Claim shall survive such expiration date until such time as such claim is fully and finally resolved; provided further that if no Action has been actually asserted against the Indemnitee within the Claim Extension Period, the survival period shall terminate on the later of (i) the end of the survival period referenced above in this sentence, or (ii) the end of the Claim Extension Period. The Company (if prior to the Closing) or Sellers’ Representative (if following the Closing), as applicable, shall promptly notify Purchaser of any claim it intends to make against Purchaser for breach of any of its covenants or obligations in this Agreement promptly upon becoming aware of such breach. (d) Purchaser Representations. All representations and warranties made by Purchaser in this Agreement or in any certificate referred to in this Agreement shall terminate and expire as of the Closing, and any liability of Purchaser with respect to such representations and warranties shall thereupon cease. (e) Fraud. Notwithstanding anything to the contrary contained in this Agreement, the limitations set forth in Sections 11.1(a), 11.1(b) and 11.1(c) shall not apply in the event of any fraud (in each case, whether on the part of an Indemnitor against whom liability is being asserted, or on the part of any Acquired Company), provided that notwithstanding the foregoing or anything else in this Agreement to the contrary, no Indemnitor shall be liable for fraud or have liability for fraud by the Company unless such Indemnitor actually committed such fraud, or such fraud was committed with the actual knowledge of such Indemnitor (and with respect to fraud by the Company, such Indemnitor did not disclose such Company fraud to Purchaser or any of its Affiliates prior to the date hereof). 11.2 Indemnification. (a) Indemnification for Company Matters. From and after the Closing (but subject to Section 11.1), the Indemnitors shall, severally but not jointly, hold harmless and indemnify each of the Indemnitees from and against, and shall reimburse each of the Indemnitees for, any Damages that are suffered or incurred at any time by any of the Indemnitees or that any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and that arise from or are a result of: (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement as of the date of this Agreement (without giving effect to: (A) any materiality, Material Adverse Effect or similar qualification limiting the scope of such representation or warranty; or (B) any update or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement); (ii) any inaccuracy in or breach of any representation or warranty made by the Company (A) in this Agreement as if such representation or warranty was made at and as of the Closing or (B) in the Company Closing Certificate (in each case, without giving effect to (1) any materiality, Material Adverse Effect or similar qualification limiting the scope of such representation or warranty or (2) any update or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement); (iii) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any inaccuracy in or omission of any information from the Closing Balance Sheet or the Closing

CONFIDENTIAL 83 Consideration Spreadsheet, including any failure to properly calculate or allocate the Adjusted Transaction Value (including the aggregate consideration each Seller is entitled to receive at Closing or thereafter) or any other amount set forth on the Closing Consideration Spreadsheet; (iv) any breach of any covenant or obligation of Sellers (for the avoidance of doubt, severally and not jointly), the Company or the Sellers’ Representative in this Agreement (other than any breach of any Individual Covenant by any Indemnitor); (v) without duplication of any other provision of this Agreement, any Liability of or with respect to any Acquired Company relating to any Tax: (A) of or imposed on any Acquired Company or for which any Acquired Company is otherwise liable, or imposed on or with respect to any Indemnitee with respect to any Acquired Company, for any Pre-Closing Tax Period or for the portion of any Straddle Period ending on the Closing Date (as determined in accordance with Section 7.3(b)), determined as if each Acquired Company used the accrual method of Tax accounting throughout such period; (B) resulting from the inaccuracy in or breach of any of the representations and warranties set forth in Section 3.8; (C) of any member of an affiliated, consolidated, combined, unitary or similar group of which any Acquired Company (or any predecessor to any Acquired Company) is or was a member on or prior to the Closing Date by reason of Treasury Regulation Section 1.1502-6(a) or any analogous or similar Legal Requirement; (D) of any other Person for which any Acquired Company is or has been liable as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business not primarily related to Taxes), assumption or otherwise as a result of a transaction entered into by an Acquired Company prior to the Closing Date; (E) the Sellers’ portion of any Transfer Tax pursuant to Section 7.3(f) (for the avoidance of doubt, severally and not jointly); (F) of or imposed on Purchaser, any of its Affiliates, or, after the Closing Date, any Acquired Company, as a result of any amount required to be included in income by Purchaser, any of its Affiliates, or, after the Closing Date, any Acquired Company under Section 951 or Section 951A of the Code, in each case, for the taxable period that includes the Closing Date and that, based on an interim closing of the books at the Closing Date, is attributable to the Pre-Closing Tax Period (or the portion of any Straddle Period ending on the Closing Date), (G) any liability of any Acquired Company under Section 965 of the Code, (H) any payroll or similar Taxes deferred pursuant to the CARES Act or any similar state, local or non-U.S. Legal Requirement, (I) any Taxes of any Acquired Company, and any Taxes that any Acquired Company is or was required to withhold, with respect to the issuance, grant, assumption, exercise or conversion of Company Securities, (x) attributable to a Pre-Closing Tax Period (or the portion of any Straddle Period ending on the Closing Date) or (y) in connection with the Contemplated Transactions, or (J) any Taxes imposed on the Purchaser or Parent or any of their Affiliates, including the Acquired Companies, arising as a result of the failure to deduct or withhold the correct amount of Taxes with respect to amounts payable to any holder of Company Securities (for the avoidance of doubt, severally and not jointly) arising as a result of the transactions contemplated by this Agreement, in each case, other than any Taxes included in the Accrued Tax Amount or Company Transaction Expense Amount that have actually resulted in a dollar-for-dollar reduction of the Adjusted Transaction Value; (vi) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any claim asserted or held by any current, former or alleged shareholder, option holder, warrant holder or other security holder of the Company or any other Acquired Company, including Damages arising out of claims by any Specified Shareholders that failed to deliver a Joinder Agreement (in each case solely in their capacity as such): (A) relating to this Agreement, any other Transaction Document or any of the Contemplated Transactions or any failure or alleged failure to comply with any provision of the Securityholders’ Agreements or the Charter Documents of any Acquired Company; (B) alleging or involving any ownership of, interest in or right to acquire any shares, other securities or assets of any Acquired Company; or (C) that is in any way inconsistent with, or that involves an allegation of facts inconsistent with, any of the information set forth in Section 3.2, in Section 3.2(a)(ii), Section 3.2(a)(iv),

CONFIDENTIAL 84 Section 3.2(a)(v), Section 3.2(b), Section 3.2(c) and Section 3.2(i) of the Disclosure Schedule or on the Closing Consideration Spreadsheet; (vii) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any claim or right asserted or held by any Person who is or at any time was an officer or director (in each case in his/her capacity as such) of any Acquired Company involving a right or entitlement to indemnification, reimbursement or advancement of expenses, in each such case, with respect to any act or omission on the part of such Person or any event or other circumstance that arose, occurred or existed at or prior to the Closing; (viii) regardless of the disclosure of any matter set forth in the Disclosure Schedule: (A) any Section 280G Payment made or required to be made by any Acquired Company or any other Person in connection with any of the Contemplated Transactions; and (B) any damages for the failure of any Acquired Company or any other Person to make any such Section 280G Payment; (ix) regardless of the disclosure of any matter in any other section of the Disclosure Schedule, any matter referred to in (A) Section 11.2(a)(ix)(A) of the Disclosure Schedule (this clause “(ix)(A)”, the “Specified Tax Indemnity”) or (B) Section 11.2(a)(ix)(B) of the Disclosure Schedule; or (x) any fraud on the part of or committed by any Acquired Company. (b) Indemnification by Each Individual Indemnitor. From and after the Closing, each Indemnitor shall, in each case, severally and not jointly, hold harmless and indemnify each of the Indemnitees from and against, and shall reimburse each of the Indemnitees for, any Damages that are suffered or incurred at any time by any of the Indemnitees or that any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and that arise from or are a result of, or are connected with: (i) any inaccuracy in or breach of any representation or warranty made by such Indemnitor in Section 4 of this Agreement as of the date of this Agreement (without giving effect to: (A) any materiality or similar qualification limiting the scope of such representation or warranty, or (B) any update or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement); (ii) any inaccuracy in or breach of any representation or warranty made by such Indemnitor in Section 4 of this Agreement as if such representation or warranty was made at and as of the Closing without giving effect to any update or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement; or (iii) any breach by such Indemnitor of any Individual Covenant. (c) Damage to Purchaser. The parties acknowledge and agree that if any Acquired Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any of the matters referred to in this Section 11.2, then (without limiting any of the rights of such Acquired Company as an Indemnitee) Purchaser shall also be deemed, by virtue of its direct or indirect ownership of the stock of such Acquired Company, to have incurred Damages as a result of and in connection with such inaccuracy or breach or in connection with such matters.

CONFIDENTIAL 85 11.3 Limitations. (a) Cap for Breaches of General Representations. Subject to Section 11.3(b), the total dollar amount of the indemnification payments that the Indemnitors can be required to make to the Indemnitees pursuant to Section 11.2 and Section 11.6 resulting from the matters referred to in Sections 11.2(a)(i) and 11.2(a)(ii) shall be limited to (other than with respect to the Specified Representations) (without duplication) $861,250. (b) Applicability of Cap. The limitation set forth in Section 11.3(a) shall not apply to (and shall not limit the indemnification or other obligations of any Indemnitor for or with respect to): (i) inaccuracies in or breaches of any of the Specified Representations; (ii) any of the matters referred to in Sections 11.2(a)(iii) through 11.2(a)(x); or (iii) any of the matters referred to in Section 11.2(b)(iii); provided, that, in the case of this clause (iii), only the Indemnitor in breach thereof shall be liable for indemnification thereunder. Subject to Section 12.3, the total aggregate amount of indemnification payments that each Indemnitor shall be required to make to the Indemnitees pursuant to any of the provisions of this Section 11 shall be limited (A) except with respect to claims against the Escrow Fund, to such Indemnitor’s Pro Rata Share (or in the case of a Specified Tax Indemnitor, with respect to the Tax Escrow Fund, his or her Specified Escrow Pro Rata Share) of such indemnifiable Damages, (B) to the aggregate amount of consideration such Indemnitor received (before deduction of any applicable Taxes without regard to vesting conditions, but taking into account any amounts paid by such Indemnitor into the Escrow Fund or Tax Escrow Fund) pursuant to this Agreement and (C) in the case of the Specified Tax Indemnity, only to the Specified Tax Indemnitors. Notwithstanding anything to the contrary contained in this Agreement, there shall be no limitation (whether under this Section 11 or otherwise) on the liability of any Indemnitor in the event of any fraud (in each case, whether on the part of such Indemnitor against whom liability is being asserted, or on the part of any Acquired Company); provided that notwithstanding the foregoing or anything else in this Agreement to the contrary, no Indemnitor shall be liable for fraud or have liability for fraud by the Company unless such Indemnitor actually committed such fraud, or such fraud was committed with the actual knowledge of such Indemnitor (and with respect to fraud by the Company, such Indemnitor did not disclose such Company fraud to Purchaser or any of its Affiliates prior to the date hereof). With respect to breach or inaccuracy of any representation or warranties given by any particular Seller as an Indemnitor under Section 4 (including, for the avoidance of doubt, in the event of fraud and including if included in the Specified Representations), only the Seller in breach thereof (the “Breaching Seller”) shall be liable for indemnification thereunder (and in no event will any other Indemnitor have any liability with respect to such breach or inaccuracy), subject, for the avoidance of doubt, to the limitations and restrictions set forth in this Section 11.3. (c) The amount of any and all Damages under this Section 11 shall be calculated net of any amounts actually recovered by an Indemnitee or any of Indemnitee’s Affiliates under or pursuant to any existing insurance policy, title insurance policy, indemnity, reimbursement arrangement or contract pursuant to which or under which such Indemnitee (or its Affiliates) is a party or has rights (including, for the avoidance of doubt, the R&W Insurance Policy), in each case (except with respect to the R&W Insurance Policy), calculated net of any collection costs and reasonable reserves, out-of-pocket costs and expenses, deductibles or premium adjustments or retrospectively rated premiums actually incurred or paid to procure such recoveries incurred by the Indemnitee in making such recovery, including any premium increases under insurance policies; provided that no Indemnitee shall have any obligation to seek to obtain or continue to pursue any such recoveries other than to the extent provided in Section 11.6(i) or pursuant to any applicable law. (d) Effect of Indemnification Payments. To the extent permitted by applicable Legal Requirements, indemnification payments made pursuant to this Section 11 shall be treated by all parties as adjustments to the aggregate consideration paid to the Indemnitors for the Company Securities. To the

CONFIDENTIAL 86 extent that any Indemnitee has recovered all or any portion of its Damages with respect to any matter arising under one provision of this Agreement, such Indemnitee shall not be entitled to recover a second time for such Damages pursuant to other provisions of this Agreement. (e) Notwithstanding anything to the contrary herein, in no event shall any Indemnitor be liable to any Indemnitee with respect to any Damages relating to Taxes (i) to the extent such Taxes were included in the Adjusted Transaction Value, as finally determined or (ii) attributable to any action not contemplated by this Agreement taken by Parent, Purchaser, the Acquired Company or their Affiliates on the Closing Date after the Closing. 11.4 No Contribution, Etc. Effective as of the Closing, each Indemnitor: (a) expressly waives, and acknowledges and agrees that he, she or it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity, right to reimbursement or advancement of expenses or other right or remedy against any Acquired Company, whether in such Person’s capacity as a securityholder, director, officer, manager, Representative or otherwise, or pursuant to any Securityholders’ Agreement, Charter Document of any Acquired Company, any applicable Legal Requirement, any Contract or otherwise, in connection with any indemnification, or reimbursement obligation or any other liability to which such Person may become subject under or in connection with this Agreement or any other Transaction Document (including, for the avoidance of doubt, rights to indemnification, reimbursement or advancement of any costs or expenses incurred by such Person relating to the investigation, evaluation or defense of any claim by any Indemnitee under this Section 11); and (b) expressly waives and releases any right of subrogation, contribution, advancement, reimbursement or indemnification and any other claim that such Indemnitor may have, against Purchaser, any Affiliate of Purchaser or any Acquired Company. Without limiting the generality of the foregoing, other than the limitations expressly set forth in Section 11.3, the obligations and liability of any Indemnitor under this Section 11 shall not be eliminated, limited or otherwise adversely impacted in any way by any inaccuracy in, or breach of, any representation, warranty, covenant or obligation of the Company set forth in this Agreement, or by any other action or omission by any Acquired Company at or prior to the Closing. 11.5 Defense of Third-Party Claims. (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against any Acquired Company, Purchaser or any other Person) with respect to which any Indemnitor may become obligated to hold harmless, indemnify or reimburse any Indemnitee pursuant to this Section 11 (including any claim or Legal Proceeding by or before any Governmental Entity relating to any Liability relating to Taxes of any Acquired Company), Purchaser shall have the right, at its election in its sole discretion, to proceed with the defense of such claim or Legal Proceeding on its own. If Purchaser so proceeds with the defense of any such claim or Legal Proceeding, then: (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall constitute Damages of the Indemnitees; (ii) the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) shall be entitled to participate in the defense of such claim or Legal Proceeding at the expense of the Indemnitors (or, in the case of a Specified Tax Indemnity Claim, at the expense of the Specified Tax Indemnitors) with a counsel of the Sellers’ Representative’s choice (or, in the case of a Specified Tax Indemnity Claim the Specified Tax Indemnitors’ choice,) and, if so elected by Sellers’ Representative, Purchaser shall reasonably cooperate with Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) and shall keep Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) timely informed with respect to any material issues and developments relating to such Legal Proceeding, including the filing of any notice, request or other court document in connection with such Legal Proceeding;

CONFIDENTIAL 87 (iii) each Indemnitor shall make available to Purchaser any documents or other materials in such Indemnitor’s possession or control reasonably requested by Purchaser in writing that may be reasonably necessary to the defense of such claim or Legal Proceeding (subject to confidentiality obligations to which an Indemnitor may be bound); and (iv) Purchaser shall have the right, subject, for the avoidance of doubt, to the limitations and restrictions set forth in this Section 11, to settle, adjust or compromise such claim or Legal Proceeding; provided, however, that Purchaser shall, upon reasonable written request by the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the reasonable written request by Specified Tax Indemnitors), provide the Sellers’ Representative (or Specified Tax Indemnitors, as applicable) with periodic updates regarding the status of such claim or Legal Proceeding, and provided further, that if Purchaser settles, adjusts or compromises any such claim or Legal Proceeding without the consent of the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the consent of the Specified Tax Indemnitors), then such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Damages incurred by the Indemnitee in connection with such claim or Legal Proceeding (it being understood that (x) if Purchaser requests that the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) consent to a settlement, adjustment or compromise, then the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) shall not unreasonably withhold, condition or delay such consent and (y) once such consent is granted, the amount subject to such settlement, adjustment or compromise shall conclusively constitute indemnifiable Damages under this Agreement). (b) If Purchaser does not elect to proceed with the defense of any such claim or Legal Proceeding, then the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) may proceed with the defense of such claim or Legal Proceeding at the expense of the Indemnitors (or, in the case of a Specified Tax Indemnity Claim, at the expense of the Specified Tax Indemnitors) with counsel reasonably satisfactory to Purchaser; provided, however, that (i) the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Purchaser (which consent may not be unreasonably withheld, conditioned or delayed) and, (ii) Purchaser may participate in the defense of any such claim or Legal Proceeding at its own expense with a counsel of its choice. Purchaser shall give the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) prompt notice of the commencement of any Legal Proceeding against Purchaser or the Company with respect to which Purchaser intends to demand indemnification from the Indemnitors or the Specified Tax Indemnitors, as applicable; provided, however, that any failure on the part of Purchaser to so notify the Sellers’ Representative (or, in the case of a Specified Tax Indemnity Claim, the Specified Tax Indemnitors) shall not limit any of the obligations of the Indemnitors or the Specified Tax Indemnitors, as applicable, under this Section 11 (except to the extent such failure actually materially prejudices the defense of such Legal Proceeding). 11.6 Indemnification Claim Procedure. Any claim for indemnification or reimbursement pursuant to this Section 11 (whether or not related to a claim or Legal Proceeding asserted or commenced by a third party) shall be brought and resolved exclusively as follows (and, at the option of any Indemnitee, any claim based upon fraud may be brought and resolved as follows): (a) Notice of Claim. If any Indemnitee has or claims in good faith to have incurred, paid, accrued, reserved or suffered, or believes in good faith that it may incur, pay, accrue, reserve or suffer, Damages for which it is or may be entitled to be held harmless, indemnified or reimbursed under this Section 11 or for which it is or may be entitled to a monetary or other remedy (including in the case of a claim based on fraud), then such Indemnitee shall deliver a notice of claim (a “Notice of Claim”) to the Sellers’ Representative (and, if the Notice of Claim sets forth an Individual Claim, to the applicable

CONFIDENTIAL 88 Indemnitor, or if the Notice of Claim sets forth a Specified Tax Indemnity Claim, to the Specified Tax Indemnitors). Each Notice of Claim shall, with respect to each claim contained therein: (i) contain a reasonable description and explanation of the facts and circumstances giving rise to such claim, including supporting documents, working papers and the nature of the inaccuracy, breach of warranties, covenants or claims to which such Notice of Claims is related; (ii) if practicable, contain a good faith, non-binding, preliminary estimate of the total dollar amount to which the Indemnitee might be entitled in respect of such claim (the aggregate dollar amount of such estimate, as it may be modified by such Indemnitee from time to time, provided that such Indemnitee provides a reasonable written description and explanation of the facts and circumstances giving rise to such modification, being referred to as the “Claimed Amount”), including the calculation methods and assumptions, to the extent applicable, of the Claimed Amount; and (iii) state whether such claim is being made pursuant to Section 11.2(a) (any such claim, excluding a Specified Tax Indemnity Claim, a “Collective Claim”) or pursuant to Section 11.2(b) (an “Individual Claim”) or is a Specified Tax Indemnity Claim. For the avoidance of doubt, the payment of any Claimed Amount by or on behalf of the Indemnitees in respect of a claim shall not preclude an Indemnitee from submitting an additional Notice of Claim in respect of the subject matter of such claim if such Indemnitee’s Damages in respect of such claim exceed the Claimed Amount (provided that any such additional Notice of Claim shall only relate to, and any liability of an Indemnitor thereunder shall not exceed, such excess). The failure to promptly notify the Sellers’ Representative hereunder (and, if the Notice of Claim sets forth an Individual Claim, to the applicable Indemnitor, or if the Notice of Claim sets forth a Specified Tax Indemnity Claim, to the Specified Tax Indemnitors), shall not relieve the Indemnitors of their obligations hereunder except to the extent (and only to the extent) that the applicable Indemnitors are actually and materially prejudiced by such failure. Notwithstanding the foregoing, any claim with respect to which a Notice of Claim was not delivered to the Sellers’ Representative (and, if the Notice of Claim sets forth an Individual Claim, to the applicable Indemnitor, or if the Notice of Claim sets forth a Specified Tax Indemnity Claim, to the Specified Tax Indemnitors), prior to the end of the relevant survival period as set forth in Sections 11.1(a), 11.1(b) and 11.1(c), shall be deemed to have been waived and shall be absolutely and forever barred and unenforceable, null and void, and of no force or effect whatsoever and the Sellers (and, if the Notice of Claim sets forth an Individual Claim, to the applicable Indemnitor, or if the Notice of Claim sets forth a Specified Tax Indemnity Claim, to the Specified Tax Indemnitors), to the Specified Tax Indemnitors, shall have no liability with respect thereto. (b) Dispute Procedure. During the forty-five (45)-day period commencing upon the delivery by an Indemnitee to the Sellers’ Representative (or, in the case of an Individual Claim, to the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitors, of a Notice of Claim (the “Dispute Period”), the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, may deliver to the Indemnitee who delivered the Notice of Claim a written response (the “Response Notice”) in which the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor: (i) agrees that the full Claimed Amount is owed to such Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to such Indemnitee; or (iii) states that no part of the Claimed Amount is owed to such Indemnitee. If the Response Notice is delivered in accordance with clause “(ii)” or clause “(iii)” of the preceding sentence, such Response Notice shall also contain a brief description of the facts and circumstances supporting the Sellers’ Representative’s (or, in the case of an Individual Claim, the applicable Indemnitor’s) or, in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor’s, claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnitee) is referred to in this Agreement as

CONFIDENTIAL 89 the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any modifications by the Indemnitee to the Claimed Amount, provided that such Indemnitee provides a reasonable written description and explanation of the facts and circumstances giving rise to such modification). If a Response Notice is not received by the Indemnitee prior to the expiration of the Dispute Period with respect to a Notice of Claim which has been duly delivered by the respective Indemnitee, then the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnitee. During the Dispute Period, as may be extended, Sellers’ Representative shall have reasonable access at reasonable times and places and upon reasonable advance written notice to materials, documents and information about the Company which relate to the Notice of Claim and the items included thereunder, and the reasonable cooperation from the Company’s directors and officers directly involved with or that would reasonably have a contribution to or insights with respect to the subject matter of the Notice of Claim (at the Sellers’ Representative’s sole cost and expense on behalf of the Indemnitors) to the extent reasonably requested by the Sellers’ Representative for purposes of performing its duties and exercising its rights hereunder (provided that such access would not be in breach of any applicable Legal Requirement and does not interfere with the normal business operations of the Company or any of its Affiliates, subject Purchaser or any of its Affiliates to any liability, or result in a breach of any confidentiality obligation or waiver of any legal privilege), and the Sellers’ Representative shall treat confidentially and not disclose any nonpublic information from or about the Company to any third party (except: (A) as required by Legal Requirement, or (B) on a need to know basis to its advisors and Representatives or the Indemnitors or relevant members of the Advisory Group who agree to treat such information confidentially). (c) Payment of Claimed Amount. If (x) the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, delivers a Response Notice to the Indemnitee agreeing that the full Claimed Amount is owed to the Indemnitee or (y) the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, does not deliver a Response Notice to the Indemnitee during the Dispute Period, then, as promptly as practicable and in any event within ten (10) Business Days following the earlier of the delivery of such Response Notice or the expiration of the Dispute Period: (i) in the case of a Collective Claim or Specified Tax Indemnity Claim: (A) Purchaser and either the Sellers’ Representative or the Specified Tax Indemnitors, as applicable, shall issue joint written instructions to the Escrow Agent to pay the Claimed Amount to the Indemnitee from the Escrow Fund or Tax Escrow Fund, as applicable, in accordance with this Section 11.6 and the Escrow Agreement; and (B) if the amount available in the Escrow Fund or Tax Escrow Fund, as applicable, is insufficient to cover the full Claimed Amount, then, subject to the limitations and restrictions provided for in Section 11.3, each Indemnitor shall pay such Indemnitor’s Pro Rata Share or each Specified Tax Indemnitor shall pay his or her Specified Escrow Pro Rata Share, as applicable, of the amount of such shortfall to the Indemnitee; (ii) in the case of an Individual Claim, subject, for the avoidance of doubt, to the limitations and restrictions provided for in Section 11.3, then only the applicable Indemnitor shall be liable towards the relevant Indemnitee with respect to any Claimed Amount underlying the relevant Individual Claim. (d) Payment of Agreed Amount. If the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, delivers a Response Notice to the Indemnitee during the Dispute

CONFIDENTIAL 90 Period agreeing that less than the full Claimed Amount is owed to the Indemnitee, then, as promptly as practicable and in any event within ten (10) Business Days following the delivery of such Response Notice: (i) in the case of a Collective Claim or Specified Tax Indemnity Claim: (A) Purchaser and the Sellers’ Representative or the Specified Tax Indemnitors, as applicable, shall issue joint written instructions to the Escrow Agent to pay the Agreed Amount to the Indemnitee from the Escrow Fund or Tax Escrow Fund, as applicable, in accordance with this Section 11.6 and the Escrow Agreement; and (B) if the amount available in the Escrow Fund or Tax Escrow Fund, as applicable, is insufficient to cover the full Agreed Amount, then, subject to the limitations and restrictions provided for in Section 11.3, each Indemnitor shall pay such Indemnitor’s Pro Rata Share or each Specified Tax Indemnitor shall pay his or her Specified Escrow Pro Rata Share, as applicable, of the amount of such shortfall to the Indemnitee; (ii) in the case of an Individual Claim, subject, for the avoidance of doubt, to any of the limitations and restrictions provided for in Section 11.3, then only the applicable Indemnitor shall be liable towards the relevant Indemnitee with respect to any Agreed Amount underlying the relevant Individual Claim. (e) Resolution Between the Parties. If the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, delivers a Response Notice to the Indemnitee during the Dispute Period indicating that there is a Contested Amount, then the Sellers’ Representative (and, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Sellers’ Representative (and, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, resolve such dispute, then their resolution of such dispute shall be binding on the Sellers’ Representative and the Indemnitors and such Indemnitee and a settlement agreement stipulating the amount owed to the Indemnitee (the “Stipulated Amount”) shall be signed by the Indemnitee and the Sellers’ Representative (and, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor. As promptly as practicable and in any event within ten (10) Business Days following the execution of such settlement agreement (or such shorter period of time as may be set forth in such settlement agreement): (i) in the case of a Collective Claim or Specified Tax Indemnity Claim: (A) Purchaser and either the Sellers’ Representative or the Specified Tax Indemnitors, as applicable, shall issue joint written instructions to the Escrow Agent to pay the Stipulated Amount to the Indemnitee from the Escrow Fund or Tax Escrow Fund, as applicable, in accordance with this Section 11.6 and the Escrow Agreement; and (B) if the amount available in the Escrow Fund or Tax Escrow Fund, as applicable, is insufficient to cover the full Stipulated Amount, then, subject to the limitations and restrictions provided for in Section 11.3, each Indemnitor shall pay such Indemnitor’s Pro Rata Share or each Specified Tax Indemnitor shall pay his or her Specified Escrow Pro Rata Share, as applicable, of the amount of such shortfall to the Indemnitee; (ii) in the case of an Individual Claim, subject, for the avoidance of doubt, to any of the limitations and restrictions provided for in Section 11.3, then only the applicable Indemnitor shall be liable towards the relevant Indemnitee with respect to any Stipulated Amount underlying the relevant Individual Claim. (f) Dispute Resolution. If the Sellers’ Representative (or, in the case of an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, and the Indemnitee are unable to resolve the dispute relating to any Contested Amount during the Dispute Period, then either Purchaser or the Sellers’ Representative (or, in the case of

CONFIDENTIAL 91 an Individual Claim, the applicable Indemnitor) or in the case of a Specified Tax Indemnity Claim, the applicable Specified Tax Indemnitor, may commence and pursue a Legal Proceeding to resolve such dispute and enforce its rights with respect thereto in any court of competent jurisdiction in accordance with Section 12.9(b) (an “Unresolved Dispute”). Upon the final resolution of an Unresolved Dispute, as promptly as practicable and in any event within ten (10) Business Days following the entry of the final judgment of a court of competent jurisdiction or a settlement agreement between the parties resolving such Unresolved Dispute, or such shorter period of time as may be set forth in such final judgment or settlement agreement: (i) in the case of a Collective Claim or Specified Tax Indemnity Claim, (A) Purchaser and either the Sellers’ Representative or the Specified Tax Indemnitors, as applicable, shall issue joint written instructions to the Escrow Agent to pay the Indemnitee the amount awarded to the Indemnitee, if any, in such Unresolved Dispute (the “Award Amount”) from the Escrow Fund or Tax Escrow Fund, as applicable, in accordance with this Section 11.6 and the Escrow Agreement; and (B) if the amount available in the Escrow Fund or Tax Escrow Fund, as applicable, is insufficient to cover the full Award Amount, then, subject to the limitations provided for in Section 11.3, each Indemnitor shall pay such Indemnitor’s Pro Rata Share or each Specified Tax Indemnitor shall pay his or her Specified Escrow Pro Rata Share, as applicable, of the amount of such shortfall to the Indemnitee; or (ii) in the case of an Individual Claim, then only the applicable Indemnitor shall be liable towards the relevant Indemnitee with respect to any Award Amount underlying the relevant Individual Claim. (g) Release of Escrow Fund. Promptly after the 12-month anniversary of the Closing Date (the “Release Date”) and any event, no later than five (5) Business Days thereafter, Purchaser shall notify the Sellers’ Representative in writing of the aggregate dollar amount that Purchaser determines in good faith to be necessary to satisfy (such amount not exceeding, in any event, the aggregate amounts set forth in the Notice of Claims received prior to the Release Date in accordance with the mechanism set forth in Section 11.6(a)) all Unresolved Collective Claims as of the Release Date (such amount being referred to as the “Unresolved Collective Claim Retained Amount”). Such notification shall include a reasonable description and explanation of the facts and circumstances giving rise to existence and necessity of any Unresolved Collective Claim Retained Amount, including the calculation methods and assumptions, to the extent applicable, with respect to any applicable amount. If (x) the amount remaining in the Escrow Fund as of the Release Date exceeds (y) the Unresolved Collective Claim Retained Amount (such excess amount, the “Initial Release Amount”), then within five (5) Business Days after the Release Date, Purchaser and the Sellers’ Representative shall, subject to Section 11.6(j), issue joint written instructions to (A) the Escrow Agent, to release to the Paying Agent from the Escrow Fund in accordance with the Escrow Agreement, an amount equal to the Initial Release Amount; and (B) the Paying Agent, to distribute to each Contributing Indemnitor its Escrow Pro Rata Share of the Initial Release Amount. (h) Resolution of Unresolved Collective Claims. (i) Following the Release Date, if an Unresolved Collective Claim is finally resolved, then within five (5) Business Days after the final resolution of such Unresolved Collective Claim and the delivery to the Indemnitee of any amount required to be delivered to the Indemnitee from the Escrow Fund or the Indemnitors pursuant to Section 11 in accordance with such resolution, Purchaser and the Sellers’ Representative shall, subject to Section 11.6(j), issue joint written instructions to (I) the Escrow Agent, to release to the Paying Agent from the Escrow Fund in accordance with the Escrow Agreement the positive amount, if any (the amount calculated in clauses “(A)” and “(B)”, a “Subsequent Release Amount”) equal to (A) the amount then contained in the Escrow Fund after paying the resolved amount in respect of such Unresolved Collective Claim minus (B) the aggregate amount of the Claimed Amounts and Contested Amounts associated with all remaining Unresolved Collective Claims; and (II) the Paying Agent, to distribute to each Contributing Indemnitor its Escrow Pro Rata Share of the Subsequent Release Amount.

CONFIDENTIAL 92 (i) Recourse to R&W Insurance Policy and Escrow Fund. All claims by an Indemnitee for indemnification or reimbursement pursuant to this Section 11 shall be recovered (in each case, without duplication): (A) in the case of claims under Section 11.2(a)(i) and Section 11.2(a)(ii) (other than such claims relating to the Specified Representations) solely and exclusively from the Escrow Fund (for the avoidance of doubt, based on the Escrow Pro Rata Share of each Contributing Indemnitor of the relevant Damages) in accordance with the procedures set forth in this Section 11.6 and from the R&W Insurance Policy (after giving effect to the terms thereof, including any applicable retention or limits thereunder), to the extent recovery is available thereunder, and (B) in the case of claims for (1) inaccuracies in or breaches of any of the Specified Representations or (2) any of the matters referred to in Sections 11.2(a)(iii) through 11.2(a)(x) (x) first, from the Escrow Fund or, specifically with respect to Specified Tax Indemnity Claim, the Tax Escrow Fund, as applicable, in accordance with the procedures set forth in this Section 11.6 and from the R&W Insurance Policy (after giving effect to the terms thereof, including any applicable retention or limits thereunder), to the extent recovery is available thereunder, and (y) second, subject to the limitations in Section 11.3(b), directly from the Indemnitors in accordance with their respective Pro Rata Shares or, specifically with respect to Specified Tax Indemnity Claim, the Specified Tax Indemnitors in accordance with their Specified Escrow Pro Rata Shares, as applicable, in the case of this clause (y), so long as (I) either the Escrow Fund or, specifically with respect to Specified Tax Indemnity Claim, the Tax Escrow Fund, as applicable, has been exhausted or the aggregate amount of the claims made by the Indemnitees for indemnification or reimbursement pursuant to this Section 11 exceeds the amount then remaining in the Escrow Fund or Tax Escrow Fund, as applicable, and (II) recovery from the R&W Insurance Policy is not available thereunder (including because the policy limits thereunder have been exceeded or because such claim is beyond the scope of the coverage thereunder). Notwithstanding anything else in this Agreement to the contrary, each Indemnitor shall only have liability for Company or other Seller fraud where such Indemnitor actually committed, or had actual knowledge of, such fraud and did not disclose to Purchaser or its Affiliates prior to the Agreement Date. (j) Other Terms of Release of Escrow Fund. Notwithstanding anything to the contrary contained in this Agreement: (i) each distribution to be made from the Escrow Fund or Tax Escrow Fund, as applicable, to a particular Contributing Indemnitor or Specified Tax Indemnitor shall be effected via the Paying Agent in accordance with the payment delivery instructions set forth on the Closing Consideration Spreadsheet (unless the relevant Contributing Indemnitor provides updated payment delivery instructions to the Paying Agent); and (ii) all instructions delivered to the Escrow Agent pursuant to this Section 11.6 or Section 11.7 shall comply with the provisions of Section 11.6(j)(i) and the terms of the Escrow Agreement. 11.7 Specified Tax Indemnity Procedures. (a) At the Closing, Purchaser shall deposit with the Escrow Agent in a separate account from the Escrow Fund an amount in cash equal to $1,300,000 (the “Specified Tax Indemnity Amount”). As used in this Agreement, the “Tax Escrow Fund” means, at any time, the aggregate funds and other assets then held in the escrow account established by depositing the Specified Tax Indemnity Amount with the Escrow Agent in accordance with the Escrow Agreement to partially secure the indemnification obligations of the Specified Tax Indemnitors to the Indemnitees pursuant to Section 11 in respect of the Specified Tax Indemnity, and shall not include the Escrow Fund. (b) The Tax Escrow Fund shall be available only in respect of claims for indemnification (and only in relation to a claim or Legal Proceeding asserted or commenced by a Taxing

CONFIDENTIAL 93 Authority) that arise from, or are a result of, the Specified Tax Indemnity (each, “Specified Tax Indemnity Claim”) unless otherwise agreed in writing by the applicable Specified Tax Indemnitor. The procedures set forth in Section 11.5 and Section 11.6 shall apply with respect to any such Specified Tax Indemnity Claim. (c) Promptly after the earlier to occur of (i) December 31, 2027, (ii) the Specified Tax Indemnitors delivering an opinion of the ITA issued after the Agreement Date which provides, to Purchaser’s reasonable satisfaction, that the Indemnitees will have no liability in respect of the subject matter of the Specified Tax Indemnity and (iii) the final resolution of any audit or examination by the ITA with respect to the Tax Return of the Company for the Tax year in which occurred the subject matter of the Specified Tax Indemnity, provided that such audit or examination included consideration of such subject matter and such final resolution precludes the ITA from further adjustments or assessments with respect to such subject matter (the “Tax Indemnity Release Date”), Purchaser shall notify the Specified Tax Indemnitor in writing of the aggregate dollar amount that Purchaser determines in good faith to be necessary to satisfy all then pending Specified Tax Indemnity Claims as of the Tax Indemnity Release Date (such amount being referred to as the “Tax Indemnity Retained Amount”). If (x) the amount remaining in the Tax Escrow Fund as of the Tax Indemnity Release Date exceeds (y) the Tax Indemnity Retained Amount (such excess amount, the “Initial Tax Indemnity Release Amount”), then within five (5) Business Days after the Tax Indemnity Release Date, Purchaser and the applicable Specified Tax Indemnitor shall, subject to Section 11.6(j), issue joint written instructions to the Escrow Agent to pay to the Paying Agent an amount equal to the Initial Tax Indemnity Release Amount, and Purchaser will instruct the Paying Agent to promptly distribute to each Specified Tax Indemnitor its Specified Escrow Pro Rata Share of the Initial Tax Indemnity Release Amount. (d) Within five (5) Business Days after the final resolution of all Specified Tax Indemnity Claims outstanding on the Tax Indemnity Release Date, Purchaser and Sellers’ Representative shall, subject to Section 11.6(j), issue joint written instructions to the Escrow Agent to release from the Tax Escrow Fund to Purchaser the positive amount, if any, equal to the lesser of (A) the amount then remaining in the Tax Escrow Fund and (B) any Damages relating to such Specified Tax Indemnity Claims that are payable to the Specified Tax Indemnitee in accordance with such resolution that have not previously been recovered from the Specified Tax Indemnitors. Following the foregoing payment, Purchaser and Sellers’ Representative shall, subject to Section 11.6(j), promptly issue joint written instructions to the Escrow Agent to release the balance of the Tax Escrow Fund to the Paying Agent and Purchaser will instruct the Paying Agent to promptly distribute to each Specified Tax Indemnitor its Specified Escrow Pro Rata Share of the balance of the Tax Escrow Fund. 11.8 No Setoff. Notwithstanding anything to the contrary, Purchaser shall have no right to withhold or deduct or setoff any sum that is or may be owed to any Indemnitee under this Section 11 from any amount otherwise payable by any Indemnitee to any Indemnitor. 11.9 Exercise of Remedies Other Than by Purchaser. No Indemnitee (other than Purchaser or any successor thereto or assign thereof) shall be permitted to assert any claim for indemnification or reimbursement or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such claim for indemnification or reimbursement or the exercise of such other remedy. 11.10 Exclusive Remedy. Notwithstanding anything else in this Agreement to the contrary, except (a) in the event of fraud (provided that each Indemnitor shall only be liable for any fraud actually committed by, or with respect to Company or Seller fraud, the actual knowledge of, such Indemnitor), (b) for, without duplication, the remedies set forth in Section 1.7 and Section 12.11, and (c) for claims against an Indemnitor under another Transaction Document to which it is a party, from and after the Closing, (i) the rights to indemnification and reimbursement set forth in this Section 11 shall be the sole and exclusive

CONFIDENTIAL 94 post-Closing remedy of the Indemnitees against the Indemnitors for any Damages with respect to any matter in any way arising from or relating to this Agreement and the Contemplated Transactions, and (ii) the Escrow Fund and the R&W Insurance Policy shall be sole and exclusive source of recovery available to the Indemnitees for any Damages arising from or in any way relating any inaccuracy in or breach of any representation or warranty in this Agreement other than the Specified Representations. 12. MISCELLANEOUS PROVISIONS 12.1 Sellers’ Representative. (a) Appointment. By virtue of approval of the transactions contemplated by this Agreement and without any further action of any of the Indemnitors or the Company, subject to Section 12.1(g), each Indemnitor by signing this Agreement or by receiving the respective benefits hereof, including any consideration payable hereunder, irrevocably and unconditionally nominates, constitutes and appoints Shareholder Representative Services LLC as the exclusive agent, representative and true and lawful attorney in fact of such Indemnitor as of the Closing (the “Sellers’ Representative”), with full power of substitution, to act in the name, place and stead of such Indemnitor for all purposes in connection with this Agreement and any of the related Transaction Documents, including handling any related procedure(s), executing any documents, receiving any notices (except to the extent that this Agreement expressly contemplates that any such notice or communication shall be given or received by each Indemnitor individually) and taking any actions that the Sellers’ Representative may, in the Sellers’ Representative’s sole discretion, determine to be necessary, desirable or appropriate in connection with any claim for indemnification or reimbursement under Section 11 and in connection with the matters described in Section 1.7 (whether such claim is recovered from the Escrow Fund or not, subject to the provisions of this Section 12.1 and the terms of the Sellers’ Representative Engagement Agreement). Shareholder Representative Services LLC hereby accepts the appointment as the Sellers’ Representative as of the Closing and acknowledges the terms of this Section 12.1. Notwithstanding anything else herein to the contrary, this appointment shall not extend to the Specified Tax Indemnitors specifically with respect to any claim for indemnification or reimbursement in connection with the Specified Tax Indemnity, which shall be handled by the Specified Tax Indemnitors in all respects unless otherwise agreed between the Specified Tax Indemnitors and the Sellers’ Representative. In addition, in the event that the Specified Tax Indemnitors do engage the Sellers’ Representative to handle a Specified Tax Indemnity Claim, such engagement will be pursuant to a separate engagement letter between the relevant Specified Tax Indemnitor(s) and the Sellers’ Representative and for the avoidance of doubt not on account of any portion of the Expense Fund. (b) Without derogating from the provisions of this Section 12.1 and the authorization granted hereunder, certain Indemnitors have entered into an engagement agreement (the “Sellers’ Representative Engagement Agreement”) with the Sellers’ Representative, to provide direction to the Sellers’ Representative in connection with its services under this Agreement, the Escrow Agreement, the Paying Agent Agreement and the Sellers’ Representative Engagement Agreement (such Indemnitors, including their individual Representatives (and any replacement thereof), collectively hereinafter referred to as the “Advisory Group”). No member of the Advisory Group or a Representative on its behalf (collectively, the “Sellers’ Representative Advisory Group”), shall be liable to any Indemnitor for any action or failure to act in connection with the acceptance or administration of the Sellers’ Representative’s or the Sellers’ Representative Advisory Group’s responsibilities hereunder, under the Escrow Agreement, under the Paying Agent Agreement or under the Sellers’ Representative Engagement Agreement, unless and only to the extent such liability resulting directly from action or failure to act which constitutes bad faith, gross negligence or willful misconduct. (c) Each Indemnitor hereby irrevocably and unconditionally releases the Sellers’ Representative Advisory Group and each Indemnitor agrees, severally and not jointly, to indemnify, defend

CONFIDENTIAL 95 and hold harmless the Sellers’ Representative Advisory Group from and against any and all losses, claims, damages, liabilities, fees, costs, expenses (including fees, disbursements and costs of counsel and legal fees and other skilled professionals and in connection with seeking recovery from insurers), judgments, fines, amounts paid in settlement (collectively, the “Sellers’ Representative Group Expenses”) arising out of or in connection with the acceptance or administration of its duties hereunder, under the Escrow Agreement, under the Paying Agent Agreement or under the Sellers’ Representative Engagement Agreement. Such Sellers’ Representative Group Expenses may, and are hereby by authorized to, be recovered first, from the Expense Fund, second, from any distribution of the Escrow Fund (or, specifically with respect to Specified Tax Indemnity Claim, the Tax Escrow Fund) otherwise distributable to the Indemnitors at the applicable time of distribution, and third, directly from the Indemnitors. The Indemnitors acknowledge that the Sellers’ Representative Advisory Group shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement, the Paying Agent Agreement, the Sellers’ Representative Engagement Agreement or the transactions contemplated hereby or thereby. The foregoing indemnities and immunities will survive the Closing, the resignation or removal of the Sellers’ Representative or any member of the Advisory Group or the termination of this Agreement, the Escrow Agreement or the Paying Agent Agreement. (d) Authority. Each Indemnitor hereby grants to the Sellers’ Representative full power and authority to execute, deliver, acknowledge, certify, negotiate and file on behalf of such Indemnitor (in the name of such Indemnitor or otherwise) any and all documents that the Sellers’ Representative may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Sellers’ Representative may, in its sole discretion, determine to be appropriate, in performing its duties as contemplated by this Section 12.1, including: (i) to negotiate, compromise, agree and settle any dispute or claim arising out of or in connection with this Agreement, its subject matter or formation (including any non-contractual dispute) with Purchaser on its behalf; (ii) to incur and pay expenses on its behalf; and (iii) to act or refrain from acting on its behalf in relation to any matter which this Agreement expressly provides to be agreed or done by the Sellers’ Representative (including authorizing the Escrow Agent to release any portion of the Escrow Fund) or which the Sellers’ Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement, the Escrow Agreement, the Paying Agent Agreement or the Sellers’ Representative Engagement Agreement. Notwithstanding the foregoing, the Sellers’ Representative shall have no obligation or authority to act on behalf of the Indemnitors, except as expressly provided herein, in the Escrow Agreement, the Paying Agent Agreement or in the Sellers’ Representative Engagement Agreement. Notwithstanding the foregoing or anything to the contrary set forth herein, the powers conferred above shall not authorize or empower the Sellers’ Representative to do or cause to be done any of the foregoing and to exercise its authority hereunder (i) in a manner that improperly discriminates between or among the Indemnitors; or (ii) as to any matter insofar as such matter relates solely and exclusively to a single Indemnitor, whereupon the Sellers’ Representative may appoint the Indemnitor who is alleged to be in breach to handle all matters related to such indemnification claim on behalf of the Sellers’ Representative, and all references to the Sellers’ Representative in such event shall include also such Indemnitor. Further, notwithstanding anything herein to the contrary, the Sellers’ Representative shall not be entitled to, and shall not, including by way of amending or waiving any provision hereof, take any action on behalf of any Indemnitor that would or could (i) cause any Indemnitor liability hereunder to exceed its portion of the Escrow Fund, (ii) involve any obligation, restriction or agreement other than the payment of monetary damages, (iii) result in the amounts payable hereunder to any Indemnitor being distributed in any manner other than as set forth in this Agreement and the Escrow Agreement and as set forth in the Closing Consideration Spreadsheet, or (iv) result in an increase of any Indemnitor’s indemnity or other obligations or liabilities under this Agreement (including, for the avoidance of doubt, any change to the nature of the indemnity obligations), without (in each case) such Indemnitor’s prior written consent.

CONFIDENTIAL 96 (e) Notwithstanding anything to the contrary contained in this Agreement or in any other agreement executed in connection with any of the Contemplated Transactions: (i) each Indemnitee shall be entitled to deal exclusively with the Sellers’ Representative on all matters relating to any claim for indemnification or reimbursement under Section 11 and on all matters described in Section 1.7; and (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any such Person by the Sellers’ Representative, and on any other action taken or purported to be taken on behalf of any such Person by the Sellers’ Representative as, and each such document or action shall be, fully binding upon such Person. The Sellers’ Representative shall be entitled to: (A) rely upon the Closing Consideration Spreadsheet and any schedule for a specific payment made pursuant to this Agreement, the Escrow Agreement, the Paying Agent Agreement or any of the other relevant Transaction Documents, (B) rely upon any signature believed by it to be genuine, and (C) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Indemnitor. (f) Power of Attorney. Each Indemnitor recognizes and intends that the power of attorney granted in Section 12.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Sellers’ Representative; and (iii) shall survive the death, incapacity, dissolution, liquidation or winding up of any Indemnitor. (g) Replacement. Subject to the terms of the Sellers’ Representative Engagement Agreement, the Sellers’ Representative may resign at any time by giving at least thirty (30) days’ notice to the Purchaser and the Advisory Group and may be removed or replaced at any time by the Advisory Group. If the Sellers’ Representative shall die, resign, become disabled or otherwise terminated or be unable to fulfill its responsibilities hereunder, then the Advisory Group shall, within fourteen (14) days after such event, appoint a successor to the Sellers’ Representative and immediately thereafter notify Purchaser of the identity of such successor. Any such successor shall succeed the Sellers’ Representative as the Sellers’ Representative hereunder. If for any reason there is no Sellers’ Representative at any time, then all references herein to the Sellers’ Representative shall be deemed to refer to the Advisory Group. (h) Exculpation; Indemnification. The Sellers’ Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its bad faith, gross negligence or willful misconduct. The Sellers’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Indemnitors shall indemnify the Sellers’ Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the bad faith, gross negligence or willful misconduct of the Sellers’ Representative, the Sellers’ Representative will reimburse the Indemnitors the amount of such indemnified Representative Loss to the extent attributable to such bad faith, gross negligence or willful misconduct. Representative Losses may be recovered by the Sellers’ Representative from (i) the funds in the Expense Fund and (ii) any other funds that become payable to the Indemnitors under this Agreement at such time as such amounts would otherwise be distributable to the Indemnitors; provided, that while the Sellers’ Representative may be paid from the aforementioned sources of funds, this does not relieve the Indemnitors from their obligation to promptly pay such Representative Losses as they are suffered or incurred. In no event will the Sellers’ Representative be required to advance its own funds on behalf of the Indemnitors or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Indemnitors set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Sellers’ Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Sellers’ Representative or the termination of this Agreement.

CONFIDENTIAL 97 (i) Expense Fund. In furtherance of the foregoing, each Contributing Indemnitor authorizes Purchaser to withhold, or cause to be withheld, and deliver to the Sellers’ Representative, an aggregate amount equal to $ 200,000 (the “Expense Fund Amount”) from the amounts otherwise payable by Purchaser to the Contributing Indemnitors pursuant to Section 1.2, Section 1.3 or Section 1.4, as applicable, with each Contributing Indemnitor contributing an amount equal to the Escrow Pro Rata Share of the relevant Contributing Indemnitor from the Expense Fund Amount (such funds being referred to as the “Expense Fund”). The Contributing Indemnitors agree that the Expense Fund will be used for the purposes of paying directly, or reimbursing the Sellers’ Representative for, any fees and expenses incurred in the performance of its duties pursuant to this Agreement, the Escrow Agreement, the Paying Agent Agreement, the Sellers’ Representative Engagement Agreement and the agreements ancillary hereto and thereto; or (ii) as otherwise determined by the Advisory Group. The Contributing Indemnitors will not receive any interest or earnings on the Expense Fund and hereby irrevocably transfer and assign to the Sellers’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Contributing Indemnitors agree that the Sellers’ Representative Advisory Group and the Sellers’ Representative are not providing any investment supervision, recommendations or advice and will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence, bad faith or willful misconduct. The Sellers’ Representative will hold the Expense Fund separate from its own funds, will not use the Expense Fund for its own purposes and will not voluntarily make the Expense Fund available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Sellers’ Representative responsibilities, the Sellers’ Representative will deliver the balance of the Expense Fund to the Paying Agent for further distribution to the Contributing Indemnitors in accordance with the respective Escrow Pro Rata Share of each Contributing Indemnitor and based on the Closing Consideration Spreadsheet. For applicable Tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Contributing Indemnitors at the time of the Closing. Notwithstanding anything to the contrary contained in this Agreement, Section 11.6(j) shall apply mutatis mutandis to any amounts to be released by the Sellers’ Representative from the Expense Fund. 12.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Contemplated Transactions. 12.3 No Waiver Relating to Claims for Fraud. The liability of any Person under Section 11 will be in addition to, and not exclusive of, any other liability that such Person may have at law or in equity based on such Person’s fraud. Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in Section 11, shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or in equity based on any other Person’s fraud, nor will any such provisions limit, or be deemed to limit: (a) the amounts of recovery sought or awarded in any such claim for fraud; (b) subject to any applicable Legal Requirement, the time period during which a claim for fraud may be brought; or (c) the recourse which any such party may seek against another Person with respect to a claim for such Person’s fraud; provided, however that (ii) no Indemnitor shall be liable for fraud or have liability for fraud by the Company, unless, in each case, such Indemnitor actually committed such fraud, or such fraud was committed with the actual knowledge of such Indemnitor (and with respect to fraud by the Company, such Indemnitor did not disclose such Company or any other Seller fraud to Purchaser or any of its Affiliates prior to the date hereof). 12.4 Fees and Expenses. Subject to Section 1.7(c)(ii) and Section 11, and except as set forth in Section 7.3(f), Section 12.1 or this Section 12.4, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the Contemplated Transactions, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the investigation and review conducted by Purchaser and its

CONFIDENTIAL 98 Representatives with respect to the Acquired Companies’ business (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review); (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Contemplated Transactions; (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the Contemplated Transactions and the obtaining of any Consent required to be obtained in connection with any of such transactions; and (d) the consummation of the Contemplated Transactions; provided, however, that each of Purchaser and the Company shall bear and pay fifty percent (50%) of all fees and expenses, other than attorneys’ fees, as and when incurred in connection with the filing by Purchaser or the Company (with the prior written consent of Purchaser) of any notice or other document under any applicable Antitrust Law or competition, foreign investment or related Legal Requirement. 12.5 Attorneys’ Fees. If any Legal Proceeding arising out of or relating to this Agreement or any of the Contemplated Transactions or the enforcement of any provision of this Agreement (other than with respect to a Disputed Item resolved in accordance with Section 1.7(c) or a claim for indemnification or reimbursement pursuant to Section 11 that is brought and resolved in accordance with Section 11) is brought by one party against any other party hereto, then the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). 12.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; and (b) if sent by email, when sent, provided that the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties hereto): If to Purchaser: Tenable, Inc. 6100 Merriweather Drive Columbia, MD 21044 Attention: Michelle VonderHaar, Chief Legal Officer; David Bartholomew, VP, Deputy General Counsel Email: with a copy (which shall not constitute notice) to: Cooley LLP 55 Hudson Yards New York, NY 10001 Attention: Bill Roegge Email:

CONFIDENTIAL 99 and a copy (which shall not constitute notice) to: Arnon, Tadmor-Levy 22 Joseph Rivlin Street 94240 Jerusalem Israel Attention: Barry P. Levenfeld; Ben Sandler Email: If to the Company: Ermetic Ltd. 144 Menachem Begin Road, Building A, Tel Aviv 6492102, Israel Attention: Shai Morag, CEO; Avi Israel, CFO Email: with a copy (which shall not constitute notice) to: Meitar | Law Offices 16 Abba Hillel Silver Road Ramat Gan 5250608, Israel Attention: David S. Glatt and Benjamin Bekkerman Email: If to the Sellers’ Representative: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director Email: with a copy (which shall not constitute notice) to: Meitar | Law Offices 16 Abba Hillel Silver Road Ramat Gan 5250608, Israel Attention: David S. Glatt and Benjamin Bekkerman Email: 12.7 Headings. The bold-faced and underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. 12.8 Counterparts; Execution and Exchange by Electronic Means. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile, electronic mail (including email, .pdf or other digital

CONFIDENTIAL 100 copies of signatures) or another form of electronic signature or transmission, shall be sufficient to evidence the signatories’ intent to sign this Agreement and sufficient to bind the parties to the terms and provisions of this Agreement. 12.9 Governing Law; Dispute Resolution. (a) Governing Law. This Agreement, and any Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. (b) Forum and Venue. Except as otherwise provided in Section 1.7 and Section 11.6, any Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), including a Legal Proceeding based upon fraud, shall be brought or otherwise commenced first, in the Court of Chancery within New Castle County in the State of Delaware (and any appellate court thereof located within such county) and to the extent such Court of Chancery (or appellate court thereof located within such county) lacks jurisdiction over the matter, exclusively in the federal courts of the United States of America located New Castle County in the State of Delaware (or appellate court thereof located within such county) (the “Specified Courts”). Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of the Specified Courts in connection with any such Legal Proceeding; (ii) agrees that the Specified Courts shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in the Specified Courts, any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such Legal Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. The parties hereby agree that mailing of process or other papers in connection with any such action, suit or legal proceeding in the manner provided in Section 12.6 and Section 12.20 or in such other manner as may be permitted by applicable Legal Requirements shall be valid and sufficient service thereof. Furthermore, each Seller and the Company each hereby appoints the Seller Authorized Agent (as defined below), upon whom process may be served to enforce this Agreement in any Legal Proceeding that may be instituted in any court described in this Section 12.9(b). Each Seller and the Company each agrees to take any and all action, including the filing of any and all documents that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Each Seller and the Company each agrees that service of process upon the Seller Authorized Agent shall be, in every respect, effective service of process upon such Seller or the Company, as applicable. 12.10 Successors and Assigns. This Agreement shall be binding upon: (a) the Company and its successors and permitted assigns (if any); (b) Purchaser and its successors and assigns (if any); (c) each Seller and such Seller’s successors and permitted assigns (if any); (d) the Sellers’ Representative and its successors and permitted assigns, if any; and (e) the Indemnitors. This Agreement shall inure to the benefit of: (i) the Company; (ii) Purchaser; (iii) the other Indemnitees; (iv) each Seller; (v) the Sellers’ Representative; (vi) solely with respect to Section 1.2, each holder of a Company Option; (vii) solely with respect to Section 1.3, each holder of a Company Warrant; and (viii) the respective successors and permitted assigns (if any) of the foregoing. Purchaser shall not assign any or all of its rights or delegate any of its obligations under this Agreement, in whole or in part, to any other Person without obtaining the prior written

CONFIDENTIAL 101 consent or approval of the Company (if prior to the Closing) or the Sellers’ Representative (if following the Closing), as applicable; provided, however, that Purchaser may assign any of its rights or delegate any of its obligations under this Agreement to a controlled Affiliate of Purchaser without the Company or the Sellers’ Representative’s, as applicable, prior written consent. None of the Company, any Seller, any Indemnitor or the Sellers’ Representative (subject to Section 12.1(g)) shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without Purchaser’s prior written consent. Any attempted assignment or delegation by any party in violation of this Section 12.10 shall be null and void. 12.11 Remedies Cumulative; Specific Performance. Except as expressly set forth in this Agreement, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that in the event of any breach or threatened breach by any party of any covenant, obligation or other provision set forth in this Agreement would cause irreparable harm, and that in the event of any breach or threatened breach of this Agreement: (a) the other party shall be entitled, without proof of actual damages and without being required to prove that money damages are an inadequate remedy (in addition to any other remedy that may be available to it) to (i) a decree or Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach; and (b) the other party shall not be required to provide any bond or other security in connection with any such decree, Order or injunction or in connection with any related action, suit, or other Legal Proceeding. 12.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 12.13 Waiver of Jury Trial. Each of the parties hereto irrevocably waives any right to trial by jury in any action, suit or other legal proceeding arising out of or related to this Agreement and any other Transaction Document or any of the Contemplated Transactions. 12.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered: (a) prior to the Closing Date, on behalf of the Company (including for and on behalf of Sellers and the other Indemnitors), Purchaser and the Sellers’ Representative; and (b) after the Closing Date, on behalf of Purchaser and the Sellers’ Representative (including acting exclusively for and on behalf of Sellers and the other Indemnitors); provided, however, no amendment will be valid, enforceable or binding on any Seller that either (i) alters or changes the amount or kind of consideration to be received or (ii) alters or changes any of the material terms or conditions of this Agreement, in each case in a manner that disproportionately and adversely affects a Seller relative to any other Seller, in each case, without the prior written consent of such Seller. 12.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable Legal Requirements.

CONFIDENTIAL 102 12.16 Parties in Interest. Except for the provisions of Section 11, which may be enforced by the Indemnitees as set forth in Section 11, none of the provisions of this Agreement is intended to provide any rights or remedies to any employee, creditor or other Person, other than Purchaser, Sellers, the Company and their respective successors and assigns (if any). 12.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of: (a) the Closing; and (b) the date on which the Confidentiality Agreement is terminated or expires in accordance with its terms. 12.18 Disclosure Schedule. The Disclosure Schedule shall be arranged, for convenience only, in separate parts corresponding to the numbered and lettered Sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Disclosure Schedule; or (b) it is reasonably apparent from the actual text of the disclosure (without any reference to extrinsic documentation or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation or warranty in this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule. The information set forth in the Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of Legal Requirement or breach of any Contract. Nothing in the Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant other than to the extent provided in this Agreement. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. 12.19 Construction. (a) Interpretation. Unless the express context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural; (iii) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;” (iv) the word “or” shall be inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like; (v) each reference to a Legal Requirement, statute, regulation or other government rule is to it as amended from time to time and, as applicable, is to corresponding provisions of successor Legal Requirements, statutes, regulations or other government rules; (vi) when calculating the period of time before which, within which or following which any act is to be done or step taken, the date that is the reference date in beginning the calculation of such period shall be excluded (for example, if an action is to be taken within two (2) days of a triggering event and such event occurs on a Tuesday, then the action must be taken by the end of the day on Thursday), and if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day; and (vii) each reference to a “party” means a party to this Agreement.

CONFIDENTIAL 103 (b) Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. (c) References. Except as otherwise indicated, all references to “Sections,” “Schedules” and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement, respectively. Any Contract or statute defined or referred to in this Agreement or in Exhibit A means such Contract or statute, in each case, as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession or comparable successor statutes. Any Contract defined or referred to in this Agreement or in Exhibit A shall include all exhibits, schedules and other documents or Contracts attached thereto. Any statute defined or referred to in this Agreement or in Exhibit A shall include all rules and regulations promulgated thereunder. (d) Dollars; Exchange Rate. All references in this Agreement to “dollars” or “$” shall mean U.S. dollars, and all references in this Agreement to “NIS” shall mean New Israeli Shekels. Except as otherwise provided in this Agreement, for purposes of translating an amount denominated in a currency other than (i) euros into euros as of a specified date, such amount shall be determined using the average closing mid-point rate for exchanges between such currency and euros quoted by the Wall Street Journal (U.S. Edition) for the trading day immediately preceding such date, or (ii) dollars into dollars as of a specified date, such amount shall be determined using the average closing mid-point rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the trading day immediately preceding such date. Notwithstanding the foregoing, for purposes of determining the amount of Damages suffered or incurred by an Indemnitee in connection with any claim under Section 11, any amount in respect of such claim, to the extent in a currency other than dollars, shall be converted from the applicable currency to dollars using the average closing mid-point rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the day that is two trading days prior to the date on which the related claim is resolved (through mutual agreement, arbitration or otherwise). 12.20 Agent for Service of Process. Without prejudice to any other permitted mode of service, each Seller and the Company irrevocably agrees that service of any claim form, notice or other document for the purpose of this Agreement shall be duly served upon it if delivered by hand or sent, postage pre- paid, by registered, certified or express mail or overnight courier service to Ermetic, Inc., 33 Arch Street Boston, MA 02110, Attention: Vcorp Services, LLC (the “Seller Authorized Agent”), or such other person and address in the United States as such Seller or the Company, as applicable, shall notify Purchaser of in writing from time to time. The parties hereto agree that failure by such appointed Person to notify their appointor of any such service shall not invalidate the proceedings concerned. 12.21 Waiver of Conflicts. Notwithstanding that the Company and certain Sellers have been represented by Meitar, Law Offices (the “Firm”) in the preparation, negotiation and execution of this Agreement and the Contemplated Transactions, the Company and Purchaser agree that after the Closing Date the Firm may represent the Sellers’ Representative, the Sellers or their respective Affiliates in matters related to this Agreement, the Transaction Documents and the other ancillary documents hereto, including without limitation in respect of any indemnification claims in connection with the Contemplated Transactions, provided that any such representation in an Action after the Closing Date in connection with the Contemplated Transactions shall, in each case, be subject in all respects to the terms of any conflict waiver in effect between Purchaser or any of its Affiliates, on the one hand, and the Firm, on the other hand. All communications among the Sellers, the Sellers’ Representative or the Company, on the one hand, and the Firm, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement, the Transaction Documents, and the consummation of the Contemplated Transactions but excluding: (i) any communications or information that is related to the business of the Company and used

CONFIDENTIAL 104 by the Company or Purchaser for business reasons after the Closing; (ii) any communications or information that has been exchanged with a Person in a manner that does not entitle an attorney-client privilege, or (iii) any communication or information evidencing knowledge of any Purchaser or the Company of a breach of this Agreement or the Transaction Documents or fraud in connection therewith, in each case, prior to the Closing (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Sellers and shall not pass to or be claimed by Purchaser or the Company, and, following the Closing, neither the Company nor the Sellers may waive attorney-client privilege with respect to such Privileged Communications without the Sellers’ Representative’s written consent. Accordingly, Purchaser and the Company shall not have access to any Privileged Communications or to the files of the Firm relating to such engagement from and after the Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Sellers (and not Purchaser or the Company) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Purchaser or the Company shall be a holder thereof, (ii) to the extent that files of the Firm in respect of such engagement constitute property of the client, only the Sellers (and not Purchaser or the Company) shall hold such property rights and (iii) the Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Purchaser or the Company by reason of any attorney-client relationship between the Firm and the Company or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or its Affiliates (including the Company), on the one hand, and a third party other than any of the Sellers, on the other hand, Purchaser or its Affiliates (including the Company) may assert the attorney-client privilege to prevent disclosure of any document or communications protected by this Section 12.21 to such third party provided, however, that neither Purchaser nor its Affiliates (including the Company) may waive such privilege without the prior written consent of the Sellers’ Representative on behalf of the Sellers, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Purchaser or its Affiliates (including the Company) is legally required by an order from a Governmental Entity or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent permitted by applicable Legal Requirement and reasonably practicable, and (y) advisable in the opinion of Purchaser’s counsel, then Purchaser shall promptly notify the Company (if prior to the Closing) or the Sellers’ Representative (if following the Closing) in writing so that the Company or the Sellers’ Representative, as applicable, can seek a protective order (at the Company’s or the Sellers’ Representative’s, as applicable, sole cost and expense). For the avoidance of doubt, it is clarified that the Sellers’ Representative’s authority pursuant to Section 12.1 extends also to this Section 12.21 and, accordingly, following the Closing, the Sellers’ Representative is entitled to grant any waiver or consent of use with respect any information or document protected by this Section 12.21. [Signature pages follow]

[Signature Page to Share Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above. TENABLE, INC. By: /s/ Amit Yoran Name: Amit Yoran Title: Chief Executive Officer ERMETIC LTD. By: /s/ Shai Morag Name: Shai Morag Title: CEO SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company By: /s/ Sam Riffe Name: Sam Riffe Title: Managing Director

[Signature Page to Share Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above. SHAI MORAG /s/ Shai Morag MICHAEL DOLINSKY /s/ Michael Dolinsky SIVAN KRIGSMAN /s/ Sivan Krigsman ARICK GOOMANOVSKY /s/ Arick Goodmanovsky

-2- [Signature Page to Share Purchase Agreement] GLILOT CAPITAL PARTNERS III, L.P. CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIP Acting by its general partner Glilot Investments III, L.P. Acting by its general partner GCP G.P.G.P.3, Ltd. By: /s/ Arik Kleinstein Name: Arik Kleinstein Title: GP By: /s/ Kobi Samboursky Name: Kobi Samboursky Title: GP GLILOT EARLY GROWTH FUND I L.P. CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIP Acting by its general partner Glilot Early Growth I GP Limited Partnership, Acting by its general partner G.P.G.P. Ltd. By: /s/ Arik Kleinstein Name: Arik Kleinstein Title: GP By: /s/ Kobi Samboursky Name: Kobi Samboursky Title: GP

-3- [Signature Page to Share Purchase Agreement] TARGET GLOBAL EARLY STAGE FUND II LP CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIP By: /s/ Yaron Valler Name: Yaron Valler Title: Director of a General Partner of a General Partner of Target Global Early Stage Fund II LP TARGET GLOBAL EARLY STAGE II PARALLEL FUND GMBH & CO.KG GERMAN LIMITED PARTNERSHIP By: /s/ Mikhail Lobanov Name: Mikhail Lobanov Title: Managing Director of a General Partner of Target Global Early Stage II Parallel Fund GmbH & Co. KG TARGET GLOBAL SELECTED OPPORTUNITIES, LLC – SERIES VINTAGE III A SERIES OF DELAWARE LIMITED LIABILITY COMPANY By: /s/ Yaron Valler Name: Yaron Valler Title: Director of a General Partner of a Managing Member of Target Global Selected Opportunities, LLC - Series Vintage III

-4- [Signature Page to Share Purchase Agreement] ACCEL LONDON VI L.P. DELAWARE LIMITED PARTNERSHIP Acting by Accel London Management Limited, its Manager By: /s/ Lorna Morton Name: Lorna Morton Title: Director ACCEL LONDON VI STRATEGIC PARTNERS L.P. DELAWARE LIMITED PARTNERSHIP Acting by Accel London Management Limited, its Manager By: /s/ Lorna Morton Name: Lorna Morton Title: Director ACCEL LONDON VI INVESTORS (2020) L.P. DELAWARE LIMITED PARTNERSHIP Acting by Accel London Management Limited, its Manager By: /s/ Lorna Morton Name: Lorna Morton Title: Director

-5- [Signature Page to Share Purchase Agreement] FORGEPOINT CYBERSECURITY FUND II, L.P. DELAWARE LIMITED PARTNERSHIP Acting by its general partner ForgePoint Cybersecurity GP-II, LLC By: /s/ Alberto Yepez Name: Alberto Yepez Title: Managing Director FORGEPOINT CYBER AFFILIATES FUND II, L.P. DELAWARE LIMITED PARTNERSHIP Acting by its general partner ForgePoint Cybersecurity GP-II, LLC By: /s/ Alberto Yepez Name: Alberto Yepez Title: Managing Director

-6- [Signature Page to Share Purchase Agreement] NORWEST VENTURE PARTNERS XIV, L.P. Delaware Limited Partnership Acting by its general partner Genesis VC Partners XIV, LLC Acting by its managing member NVP Associates, LLC By: /s/ Dror Nahuni Name: Dror Nahuni Title: General Partner QUMRA CAPITAL III, L.P. CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIP By: /s/ Boaz Dinte Name: Boaz Dinte Title: Managing Director SPLUNK, INC. DELAWARE CORPORATION By: /s/ Brian Kayman Name: Brian Kayman Title: Chief Accounting Officer

-7-

BAR ARNON*

/s/ Shai Morag

YIFAT SZOBEL*

/s/ Shai Morag

OR PRIEL*

/s/ Shai Morag

JOE ROCKWOOD*

/s/ Shai Morag

AMIR HARARI*

/s/ Shai Morag

NADIN SHABAT*

/s/ Shai Morag

KEVIN SABINE*

/s/ Shai Morag

GAL AIZENKOT*

/s/ Shai Morag

[Signature Page to Share Purchase Agreement]

*Signed by Shai Morag, the Company's CEO, as proxy.

-8-

OLEG KOYFMAN*

/s/ Shai Morag

THEO BEN HAIM*

/s/ Shai Morag

DAVID GADOURY*

/s/ Shai Morag

TAMAR GARTY*

/s/ Shai Morag

OFIR GINAT*

/s/ Shai Morag

BRUCE GIBSON*

/s/ Shai Morag

SHIRA SEGEV*

/s/ Shai Morag

BRIAN HAWS*

/s/ Shai Morag

GERHARD ESCHELBECK*

/s/ Shai Morag

[Signature Page to Share Purchase Agreement]

*Signed by Shai Morag, the Company's CEO, as proxy.

CONFIDENTIAL Schedule 6.11 EXHIBIT A CERTAIN DEFINITIONS For purposes of the Agreement (including this Exhibit A): “102 Plan” has the meaning set forth in Section 3.8(aa). “104H Interim Tax Ruling” has the meaning set forth in Section 7.9(c). “104H Tax Ruling” has the meaning set forth in Section 7.9(c). “401(k) Plan” has the meaning set forth in Section 6.5. “Accounting Principles” means GAAP applied in a manner consistent with the accounting methods, standards, policies, practices and estimation methodologies used to prepare the Financial Statements; provided, however, that in the event of any conflict between GAAP and such other methods, standards, policies, practices and methodologies, GAAP will govern. “Accounting Referee” has the meaning set forth in Section 1.7(b). “Accredited Investor” has the meaning ascribed to such term in Rule 501(a) of Regulation D promulgated under the Securities Act. “Accredited Investor Questionnaire” means a questionnaire certifying a Seller’s status as an Accredited Investor and related documentation in the form of Exhibit J. “Accrued Tax Amount” means the aggregate dollar amount of all Taxes payable by the Acquired Companies with respect to any Pre-Closing Tax Period or the pre-Closing portion of any Straddle Period, including the employer portion of any Taxes deferred under the CARES Act or any similar state, local or non-U.S. Legal Requirement and employment-related Taxes, severance-related Taxes or similar Taxes that remain unpaid as of the Closing (it being understood and agreed that: (a) the Accrued Tax Amount shall be calculated in accordance with past practice of the Acquired Companies to the extent consistent with applicable Legal Requirements; (b) for purposes of calculating the amount of such Taxes, all Tax refunds, Tax credits, Tax receivables, estimated Tax payments and Transaction Deductions shall be taken into account solely to the extent that such items actually offset the Acquired Companies’ liabilities for particular Taxes in particular jurisdictions; and (c) the Accrued Tax Amount shall not be less than zero in any jurisdiction); provided, however, that the Accrued Tax Amount shall not include any amount (i) included in the Closing Indebtedness Amount or the Company Transaction Expense Amount and that actually resulted in a dollar-for-dollar reduction of the Adjusted Transaction Value or (ii) taken into account in the calculation of the Closing Working Capital Amount. “Acquired Companies” means: (a) the Company; (b) Ermetic, Inc., (c) Ermetic BV, and (d) for purposes of Section 3, each corporation or other Entity that has been merged into, that has been consolidated with or that otherwise is a predecessor to any of the Entities identified in clauses “(a)”, “ (b)” and “(c)” above. “Acquired Company Data” means any data stored or Processed by or on behalf of any Acquired Company (including any Personal Data, Trade Secret, proprietary, regulated, or Confidential Information of any Acquired Company or any of its customers or Channel Partners or any other Person) and any other information, data or compilation thereof used by, or necessary for the conduct of the business of, any Acquired Company or Company Product.

CONFIDENTIAL Schedule 6.11 “Acquired Company IP” means: (a) any Intellectual Property or Intellectual Property Right in which any of the Acquired Companies has (or purports to have) an ownership interest or an exclusive license or similar exclusive right in any field or territory; and (b) any other Intellectual Property or Intellectual Property Right used or held for use in the business of any of the Acquired Companies as currently conducted and as currently proposed by the Acquired Companies to be conducted. “Acquired Company IP Contract” means any Company Contract that is a EULA or contains any assignment or license of any Intellectual Property or Intellectual Property Right or that otherwise relates to any Acquired Company IP or any Intellectual Property developed by, with or for any of the Acquired Companies, including any Inbound Licenses and Outbound Licenses. “Acquired Company Privacy Policy” means each external or internal, past or present privacy policy, representation, statement, or notice of any Acquired Company, including any policy relating to: (a) the privacy of users of any Acquired Company Web Site or Acquired Company Software; (b) the data protection, Processing, security, collection, storage, disclosure or transfer of any Personal Data; or (c) any employee information. “Acquired Company Software” has the meaning set forth in Section 3.11(k). “Acquired Company System” means any information technology or computer system (including software, hardware, equipment, databases and telecommunications infrastructure) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of electronic or other data or information, in each case that is used in or necessary for the conduct of the business of any of the Acquired Companies (including any Acquired Company Web Site) at any time. “Acquired Company Web Site” means any public or private website, social media page or mobile application owned, maintained or operated at any time by or on behalf of any of the Acquired Companies, including the website at www.alsid.com, and any online service made available by any Acquired Company. “Acquisition Transaction” means any transaction or series of transactions involving: (a) the sale, license, sublicense or disposition of all or a material portion of any Acquired Company’s business or assets, including Intellectual Property and Intellectual Property Rights; (b) the grant, issuance, disposition or acquisition of: (i) any share capital, unit, membership interest or other equity security of, or Equity Interest in, any Acquired Company; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any share capital, unit or other equity security of, or Equity Interest in, any Acquired Company other than pursuant to an Company Employee Plan in a transaction permitted under Section 6.2; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any share capital, unit or other equity security of any Acquired Company; or (c) any merger, amalgamation, plan or scheme of arrangement, consolidation, business combination, reorganization or similar transaction involving any Acquired Company. “Action” means legal action, litigation, suit, mediation, arbitration or proceeding. “Adjusted Transaction Value” means an amount equal to: (a) $265,000,000; plus (b) the Aggregate Exercise Price; plus (c) the Closing Cash Amount; plus (d) any Working Capital Surplus Amount; minus (e) any Working Capital Shortfall Amount; minus (f) the Company Transaction Expense Amount; minus (g) the Closing Indebtedness Amount; minus (h) the Accrued Tax Amount. “Adjustment Amount” has the meaning set forth in Section 1.7(a). “Adjustment Escrow Amount” means $500,000.

CONFIDENTIAL Schedule 6.11 “Advisory Group” has the meaning set forth in Section 12.1(b). “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.” “Aggregate Exercise Price” means the sum of (a) the aggregate cash exercise prices of all Vested Options, plus (b) the aggregate cash exercise prices of all Unvested Options (other than Unvested Options held by the individuals listed on Section 3.5(a) of the Disclosure Schedule or any Unvested Options otherwise terminated for no consideration), plus (c) the aggregate cash exercise prices of all Outstanding Warrants. “Aggregate Post-Preference Amount” means the Adjusted Transaction Value, minus the Aggregate Series B Liquidation Preference Amount. “Aggregate Series B Liquidation Preference Amount” means (A) the aggregate number of Series B Preferred Shares that are issued and outstanding as of immediately prior to the Closing multiplied by (B) the Series B Liquidation Preference Amount. “Agreed Amount” has the meaning set forth in Section 11.6(b). “Agreement” means the Share Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule). “Announcement Communications” has the meaning set forth in Section 7.2. “Anti-Corruption Law” has the meaning set forth in Section 3.13(g)(i). “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, state antitrust laws, and all other applicable Legal Requirements (including non-U.S. laws and regulations) that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly. “Audited Financial Statements” has the meaning set forth in Section 7.7. “Award Amount” has the meaning set forth in Section 11.6(f). “Board” means the board of directors of the Company. “Books and Records” has the meaning set forth in Section 3.21. “Breaching Seller” has the meaning set forth in Section 11.3(b). “Burdensome Condition” has the meaning set forth in Section 7.1(d). “Business” means the business of the Acquired Companies and their respective Affiliates as of the Closing Date, including cloud native application protection platform (CNAPP), cloud infrastructure entitlements management (CIEM), cloud security posture management (CSPM), cloud workload protection

CONFIDENTIAL Schedule 6.11 platform (CWPP), kubernetes security posture management (KSPM), infrastructure as code (IaC) security and Just-in-Time cloud access (JiT). “Business Day” means any day other than: (a) a Saturday, Sunday or a U.S. federal or Israeli national holiday; or (b) a day on which commercial banks in New York, New York or Tel Aviv, Israel are authorized or required to be closed. “CARES Act” means Coronavirus Aid, Relief, and Economic Security Act, H.R. 748, 116th Cong., 2d Sess. (signed into law on March 27, 2020, and as may be amended from time to time) and any similar or successor federal, state, local and non-U.S. law. “Cash” means all cash and cash equivalents of a Person, excluding any and all cash that is not freely usable, distributable or transferable (including because it is subject to restrictions, limitations, penalties or Taxes on use, distribution or transfer by applicable Legal Requirement or Contract) and other restricted balances (including security deposits, bond guarantees, collateral reserve accounts and amounts held in escrow); provided that any restricted deposits listed on Section 3.5(a) of the Disclosure Schedule shall be deemed Cash. “Channel Partner” has the meaning set forth in Section 3.18(e). “Charter Document” means (a) the certificate or articles of incorporation or organization and any limited liability company, operating or partnership agreement adopted or filed in connection with the creation, formation or organization of such Person, and (b) all bylaws of such Person, in the case of each of clause (a) and (b), as amended or supplemented as of the date of determination. “Claim Extension Period” has the meaning set forth in Section 11.1(a). “Claimed Amount” has the meaning set forth in Section 11.6(a). “Closing” has the meaning set forth in Section 2.1. “Closing Balance Sheet” has the meaning set forth in Section 1.6(b). “Closing Cash Amount” means the aggregate dollar amount of Cash held by the Acquired Companies as of immediately prior to the Closing, determined in accordance with the Accounting Principles. “Closing Consideration Spreadsheet” has the meaning set forth in Section 1.6(b). “Closing Consideration Spreadsheet Certificate” has the meaning set forth in Section 2.2(b). “Closing Date” has the meaning set forth in Section 2.1. “Closing Indebtedness Amount” means the sum of, without duplication: (a) the aggregate dollar amount of Company Indebtedness immediately prior to the Closing; plus (b) the sum of the aggregate dollar amount paid and the aggregate dollar amount payable pursuant to the Payoff Letters, determined in accordance with the Accounting Principles; provided, however, that the Closing Indebtedness Amount shall not include (a) any amount included in the Company Transaction Expense Amount or the Accrued Tax Amount and, in each case, actually reflected on a dollar-for-dollar basis in the calculation of the Adjusted Transaction Value or (b) any operating lease liabilities outstanding as of the date hereof and listed on Schedule 5. “Closing Statement” has the meaning set forth in Section 1.7(a).

CONFIDENTIAL Schedule 6.11 “Closing Working Capital Amount” means an amount equal to (a) the aggregate dollar amount of the consolidated current assets (other than any asset that is included in the Closing Cash Amount and excluding Tax asset and any category of current assets specifically excluded from current assets in the sample calculation of the Closing Working Capital Amount set forth on Schedule 2) as of immediately prior to the Closing, minus (b) the aggregate dollar amount of the consolidated current liabilities of the Acquired Companies (other than any liability that constitutes Company Indebtedness or a Company Transaction Expense and excluding any category of current liabilities specifically excluded from current liabilities in the sample calculation of the Closing Working Capital Amount set forth on Schedule 2) as of immediately prior to the Closing, in the case of each of clauses “(a)” and “(b),” determined in accordance with the Accounting Principles. For the avoidance of doubt, the Closing Working Capital Amount shall (i) include all obligations related to deferred revenue and customer prepayments; (ii) exclude any assets or contra liabilities relating to Indebtedness (such as unamortized debt issuance costs), and any loans or other amounts receivable from the Sellers and any of their Affiliates; and (iii) exclude any severance obligations (or related Taxes) that arise in connection with the termination of employees of the Acquired Companies by Purchaser or at Purchaser’s request, including the employees listed on Section 3.5 of the Disclosure Schedule. Schedule 2 sets forth, for illustrative purposes only, the calculation of the Closing Working Capital Amount as if the Closing had occurred on the illustrative dates set forth therein. “Code” means the Internal Revenue Code of 1986, as amended. “Collective Claim” has the meaning set forth in Section 11.6(a). “Company” has the meaning set forth in the introductory paragraph of the Agreement. “Company Articles” means that certain Amended and Restated Articles of Association of Ermetic Ltd., dated as of April 3, 2022, as shall be amended, with such amendment subject to the prior approval of Purchaser, in order to give effect to the exclusion of the Series B Preferred Shares from the obligation to contribute to and participate in the Escrow Fund. “Company Associate” means: (a) any current or former officer or other employee of any Acquired Company; or (b) any current or former individual independent contractor or director of any Acquired Company, in each case, including any such Person rendering services to any Acquired Company through a professional employer organization (each, a “Company PEO Associate”). “Company Associate Agreement” means each management, employment, severance, consulting, services, relocation, repatriation or expatriation agreement or other Contract between an Acquired Company and a Company Associate. “Company Closing Certificate” has the meaning set forth in Section 2.2(f). “Company Contract” means any Contract: (a) to which any Acquired Company is or has been a party; (b) by which any Acquired Company or any of its assets is or may become bound or under which any Acquired Company has, or may become subject to, any obligation; or (c) under which any Acquired Company has or may acquire any right or interest, including each Acquired Company IP Contract. “Company Employee Plan” means any plan, program, policy, practice, Contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock related awards, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is maintained, sponsored, contributed to, or required to be contributed to, by an Acquired Company or any ERISA Affiliate for the benefit of any Company Associate, or with respect to which any Acquired Company has or may

CONFIDENTIAL Schedule 6.11 have any Liability with respect to any Company Associate, and specifically includes any plan, program, practice, or Contract that is sponsored by a professional employer organization, co-employer organization or similar arrangement under which any Company Associate may be eligible to receive compensation or benefits (each, a “PEO Plan”). “Company Indebtedness” means any Indebtedness of any Acquired Company. “Company Option” means an option to purchase any number of Company Ordinary Shares from the Company. “Company Ordinary Shares” means the ordinary shares, nominal value NIS 0.01, of the Company. “Company Personal Property” means all of the machinery, equipment, fixtures, hardware, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, inventory, supplies, plant, spare parts and other tangible personal property owned, leased or used, or purported to be owned, leased or used, by any Acquired Company. “Company Preferred Shares” means the authorized preferred stock of the Company, consisting of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, and the Series B Preferred Shares. “Company Prepared Return” has the meaning set forth in Section 7.5(a). “Company Product” means: (a) any version, release, line, package or model of any product, service or solution, including Software, that has been, or is currently being, designed, developed, distributed, made available, provided, performed, licensed or sold by or on behalf of any Acquired Company in any manner (including through a hosted service or similar arrangement), including those listed on Section 3.11(a)(ii) of the Disclosure Schedule; and (b) each Acquired Company Web Site, including the platforms and other Software used for each Acquired Company Web Site. “Company R&W Insurance Cost” has the meaning set forth in Section 7.6. “Company RSU” means a restricted stock unit relating to Company Ordinary Shares from the Company that is granted to the holder of an Ungranted Equity Award prior to Closing. “Company Securities” means the Company Shares, Company Options, the Outstanding Warrants, Restricted Shares and any other Equity Interests of the Company. “Company Shareholder” means any holder of Company Ordinary Shares. “Company Shareholder Approval” means the written consent of the Company Shareholders representing not less than one hundred percent (100%) of the Company Ordinary Shares. “Company Shares” has the meaning set forth in the preamble. “Company Transaction Document” means each Transaction Document to which the Company is or will be a party or by which the Company is or will be bound, including the Agreement. “Company Transaction Expense” means any Expense, whether incurred prior to the Agreement Date, during the Pre-Closing Period or at or after the Closing (only to the extent remaining unpaid as of immediately prior to the Closing) (and whether or not invoiced prior to the Closing), incurred or borne by or on behalf of any Acquired Company, or to or for which any Acquired Company is or becomes subject or liable, in connection with the negotiation and execution of this Agreement or the consummation of any

CONFIDENTIAL Schedule 6.11 of the Contemplated Transactions, including (without duplication): (a) any Expense paid or payable by any Acquired Company to legal counsel or to any financial advisor, investment banker, consultant, broker, accountant or other Person that performed services for or provided advice to any Acquired Company or any Representative of any Acquired Company, or who is otherwise entitled to any compensation or payment from any Acquired Company, in connection with any of the Contemplated Transactions, together with any VAT payable with respect thereto; (b) any Expense described in Section 12.4 as being the Company’s responsibility (c) any Expense relating to the D&O Tail (including any premium paid or payable for the D&O Tail); (d) any Expense that arises or is expected to arise, or is triggered or becomes due or payable, as a direct or indirect result of, or in contemplation of, the consummation (whether alone or in combination with any other event or circumstance) of any of the Contemplated Transactions, including any change-in- control payment, stay bonus, discretionary bonus, severance Expense or similar payment (and excluding for the avoidance of doubt (i) any such bonuses, payment or Expenses incurred under the Employment Agreements as well as (ii) any severance obligations (or related Taxes) that arise in connection with the termination of employees of the Acquired Companies by Purchaser or at Purchaser’s request, including the employees listed on Section 3.5(a) of the Disclosure Schedule for which any severance obligations (or related Taxes) shall constitute Company Transaction Expenses); (e) any Expense incurred by or on behalf of any shareholder of any Acquired Company or Representative of any Acquired Company in connection with or relating to the Agreement or any of the Contemplated Transactions or the process resulting in such transactions that any Acquired Company is be obligated to pay or reimburse before, at or after the Closing; (f) any Employment Tax; (g) any Expense incurred in connection with the data room established by the Company in connection with the Contemplated Transactions; (h) any payments required to be made pursuant to the termination or amendment of the agreements identified on Schedule 6.6(a) of the Agreement; (i) the Company R&W Insurance Cost and (j) the Redemption Fee. “Company Transaction Expense Amount” means the aggregate dollar amount of Company Transaction Expenses that remain unpaid immediately prior to the Closing (and including, for the avoidance of doubt, any Company Transaction Expenses that are paid by Purchaser on the Company’s behalf at Closing); provided, however, that the Company Transaction Expense Amount shall not include any amount included in the Closing Indebtedness Amount or the Accrued Tax Amount and that actually reflected on a dollar-for-dollar basis in the calculation of the Adjusted Transaction Value. “Company Warrant” means a warrant to purchase Company Ordinary Shares from the Company. “Confidential Information” means: (a) all information that is owned, used or possessed by the Acquired Companies as of the Closing in connection with the Business, held in any form, and any related goodwill; (b) all information that is owned, used or possessed by Purchaser or any of Purchaser’s Affiliates as of the Closing in connection with its business, held in any form, and any related goodwill; and (c) the terms the Transaction Documents (other than this Agreement following the filing of this Agreement with the SEC, to the extent filed with the SEC), and all information relating to the discussions and negotiations among Sellers, the Acquired Companies, Purchaser and their respective Representatives or otherwise concerning the Contemplated Transactions. “Confidentiality Agreement” means the Confidentiality Agreement by and between Purchaser and the Company dated as of June 4, 2023. “Consent” means any approval, consent, ratification, permission, waiver, Order or authorization (including any Permit). “Contemplated Transactions” means all transactions contemplated by the Agreement (including the Share Purchase) and all transactions contemplated by the agreements, plans and other documents entered into or delivered in connection with, or referred to in, the Agreement.

CONFIDENTIAL Schedule 6.11 “Contested Amount” has the meaning set forth in Section 11.6(b). “Continuation Period” has the meaning set forth in Section 7.5(c). “Contract” means any written, oral or other agreement, contract, license, sublicense, subcontract, settlement agreement, lease, power of attorney, understanding, arrangement, instrument, note, purchase order, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature. “Contributing Indemnitors” means each of the Indemnitors, other than Indemnitors who, as of immediately prior to Closing, hold only Series B Preferred Shares (it being understood that if a Seller holds both Series B Preferred Shares and other Company Securities, such Seller shall only be a Contributing Indemnitor with respect to such other Company Securities). “D&O Tail” has the meaning set forth in Section 6.12. “Damages” means any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including reasonable costs of investigation) or Expense of any nature but shall exclude any punitive damages, indirect damages or other damages that are not reasonably foreseeable other than to the extent such damages are actually awarded to a third party. “Disclosure Schedule” means the schedule (dated as of the Agreement Date) delivered to Purchaser on behalf of the Sellers and prepared in accordance with Section 12.18. “Dispute Period” has the meaning set forth in Section 11.6(b). “Disputed Item” has the meaning set forth in Section 1.7(b). “Domain Name” means any Internet domain name, web address, uniform resource locator, social media handle, username or account identifier, and all goodwill associated with any of the foregoing. “Downwards Adjustment Amount” has the meaning set forth in Section 1.7(d)(i). “Employment Agreement” has the meaning set forth in the recitals to the Agreement. “Employment Tax” means the employer portion of any payroll or employment Tax relating directly or indirectly to or resulting directly or indirectly from: (a) the payment (in whole or in part) of any consideration payable pursuant to Section 1; or (b) any payment that is contingent upon or payable as a result of the Closing or any of the Contemplated Transactions (whether alone or in combination with any other event or circumstance), including any change-in-control payment, severance Expense or sum that may become payable pursuant to any “single trigger” or “double trigger” severance arrangement, bonus or similar payment, but, excluding for the avoidance of doubt, (i) any such bonuses, payment or Expenses incurred under the Employment Agreements and (ii) any severance obligations (or related Taxes) that arise in connection with the termination of employees of the Acquired Companies by Purchaser after the Closing, including the employees listed on Section 3.5(a) of the Disclosure Schedule. “End Date” has the meaning set forth in Section 10.1(b). “Enforceability Exception” means the effect, if any, of: (a) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

CONFIDENTIAL Schedule 6.11 “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity. “Environmental Law” means any Legal Requirement relating or pertaining to pollution or the regulation or protection of human health or safety, natural resources or the environment or the generation, use, sale, distribution, manufacture, processing, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge, Release or disposal of or exposure to any Hazardous Material, including: (a) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended; (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended; (c) the Clean Water Act, 33 U.S.C. § 1251 et seq., as amended; (d) the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended; (e) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended; (f) the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 11001 et seq., as amended; (g) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended; (h) the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., as amended; (i) the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., as amended; (j) the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq., as amended; and (k) any analogous Legal Requirement in any other country or other jurisdiction in which any Acquired Company conducts business. “Equity Interests” shall mean, with respect to any Person, any share capital of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right or entitlement to acquire any such share capital or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” has the meaning set forth in Section 3.16(f). “Escrow Agent” means IBI Trust Management. “Escrow Agreement” has the meaning set forth in Section 1.5(b). “Escrow Amount” means an amount equal to the sum of: (a) the Adjustment Escrow Amount; plus (b) the Indemnity Escrow Amount; plus (c) the Specified Tax Indemnity Amount. “Escrow Fund” means, at any time, the aggregate funds and other assets then held in the escrow account established by depositing the Escrow Amount with the Escrow Agent in accordance with the Escrow Agreement to: (i) partially secure potential payments owed to Purchaser with respect to any finally determined Downwards Adjustment Amount pursuant to Section 1.7(d)(i); and (ii) partially secure the indemnification obligations of the Indemnitors to the Indemnitees pursuant to Section 11. References to the Escrow Fund in this Agreement shall not include the Tax Escrow Fund. “Escrow Pro Rata Share” means, with respect to any Contributing Indemnitor, the fraction (i) having a numerator equal to the aggregate amount of consideration that such Contributing Indemnitor is entitled to receive pursuant to Sections 1.2(a), 1.3 and 1.4 and (ii) having a denominator equal to the aggregate amount of consideration that all Contributing Indemnitors are entitled to receive pursuant to Sections 1.2(a), 1.3 and Section 1.4 as set forth in the Closing Consideration Spreadsheet, excluding, in each case of clauses (i) and (ii) above, the aggregate amount of consideration that any such Contributing Indemnitor is entitled to receive on account of or as consideration for the sale and transfer of its Series B Preferred Shares, if any, at Closing or otherwise.

CONFIDENTIAL Schedule 6.11 “Estimated Adjustment Amount” means an amount equal to: (a) the Closing Cash Amount, as set forth on the Closing Consideration Spreadsheet; plus (b) any Working Capital Surplus Amount, as set forth on the Closing Consideration Spreadsheet; minus (c) any Working Capital Shortfall Amount, as set forth on the Closing Consideration Spreadsheet; minus (d) the Closing Indebtedness Amount, as set forth on the Closing Consideration Spreadsheet; minus (e) the Company Transaction Expense Amount, as set forth on the Closing Consideration Spreadsheet; minus (f) the Accrued Tax Amount, as set forth on the Closing Consideration Spreadsheet. “Estimated Closing Balance Sheet” has the meaning set forth in Section 1.6(a). “Estimated Closing Consideration Spreadsheet” has the meaning set forth in Section 1.6(a). “Estimated Closing Statement” has the meaning set forth in Section 1.6(a). “EULA” has the meaning set forth in Section 3.11(e). “Expense” means any fee, cost, expense, payment, expenditure or Liability. “Expense Fund” has the meaning set forth in Section 12.1(i). “Expense Fund Amount” has the meaning set forth in Section 12.1(i). “Fair Labor Standards Act” means the Fair Labor Standards Act of 1938, as amended. “Final Adjustment Amount” means an amount equal to: (a) the Closing Cash Amount; plus (b) any Working Capital Surplus Amount; minus (c) any Working Capital Shortfall Amount; minus (d) the Closing Indebtedness Amount; minus (e) the Company Transaction Expense Amount; minus (f) the Accrued Tax Amount, as set forth on the Closing Consideration Spreadsheet, in each case of the foregoing clauses (a) through (f), as finally determined in accordance with Section 1.7, as applicable. “Financial Statements” has the meaning set forth in Section 3.5(a). “FIRPTA Statement” has the meaning set forth in Section 6.7. “Foreign Export and Import Law” means any Legal Requirement of a non-U.S. Governmental Entity regulating exports, imports or re-exports to or from such foreign country or jurisdiction, including the export or re-export of any good, hardware, software, service or technical data, including without limitation the Israeli Defense Export Control Law, 2007, the Israeli Trading with the Enemy Ordinance, The Israeli Import-Export Order (Control of Dual Use Goods, Services and Technologies), 2006 and the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended. “Foreign Governmental Body” means any non-U.S. Governmental Entity, or any corporation or other Entity owned or controlled in whole or in part by any non-U.S. Governmental Entity or any sovereign wealth fund, excluding any Governmental Entity included in the government of the United States. “Foreign Official” means: (a) any officer or employee of a Foreign Governmental Body or any department, agency or instrumentality thereof (including a state-owned or state-controlled Entity); (b) any officer or employee of a public international organization; (c) any Person acting in an official capacity for or on behalf of any such Foreign Governmental Body or department, agency or instrumentality thereof, or for or on behalf of any public international organization or any political party; or (d) any party official or candidate of any party, excluding, in each case, any official of the government of the United States.

CONFIDENTIAL Schedule 6.11 “Fully Diluted Share Number” means the sum of, without duplication: (a) the aggregate number of Company Ordinary Shares that are issued and outstanding as of immediately prior to the Closing (including any such Company Ordinary Shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other Contract); plus (b) the aggregate number of Company Ordinary Shares into which all Series A Preferred Shares, Series A-1 Preferred Shares and Series A-2 Preferred Shares that are issued and outstanding as of immediately prior to the Closing are convertible immediately prior to the Closing; plus (c) the aggregate number of Company Ordinary Shares purchasable under or otherwise subject to Vested Options and Unvested Options; plus (d) the aggregate number of Company Ordinary Shares purchasable immediately prior to the Closing under or otherwise subject to any rights (other than Company Options) to acquire Company Ordinary Shares (whether or not immediately exercisable) outstanding immediately prior to the Closing, including the Outstanding Warrant; plus (e) the aggregate number of Company Ordinary Shares that would be issuable upon the conversion of any convertible securities of the Company (other than Company Preferred Shares that are issued and outstanding as of immediately prior to the Closing) outstanding immediately prior to the Closing plus (f) the aggregate number of Company Ordinary Shares subject to Unvested Company RSUs; provided, however, that the Fully Diluted Share Number shall not include any Company Securities cancelled for no consideration at or prior to the Closing pursuant to the Agreement or any other Transaction Document, any Series B Preferred Shares or any Company Ordinary Shares purchasable under or otherwise subject to Unvested Options held by the individuals listed on Section 3.5(a) of the Disclosure Schedule. “GAAP” means United States generally accepted accounting principles, consistently applied. “Government Contract” means any: (a) prime contract, grant agreement, cooperative agreement or other type of Contract with a Governmental Entity; or (b) subcontract under any such Contract. “Government Official” means (i) any elected, appointed, or nominated official, officer, employee of a Governmental Entity (regardless of rank); (ii) any political party official or candidate for political office; or (iii) any person acting on behalf of a Governmental Entity, political party, or candidate for political office. “Governmental Entity” means any: (a) multinational or supranational body exercising legislative, judicial or regulatory powers; (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) national, federal, state, provincial, local, municipal, non-U.S. or other government; (d) instrumentality, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or (e) any quasi-governmental exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions. “Governmental Grant” means any grant, incentive, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege, including any application therefor, whether pending, approved, provided or made available by or on behalf of or under the authority of the IIA, the Israeli Investment Center, the State of Israel, the BIRD Foundation or other bi- national foundation, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Entity. “Grant Date” has the meaning set forth in Section 3.2(b). “Harassment Claim” has the meaning set forth in Section 3.16(r). “Hazardous Material” means any: (a) material, waste, substance, pollutant or chemical listed, defined, regulated, or for which standards of liability could be imposed under any Environmental Law; (b) asbestos; (c) polychlorinated biphenyl; (d) petroleum or petroleum product; (e) underground storage

CONFIDENTIAL Schedule 6.11 tank, whether empty, filled or partially filled with any substance; (f) substance the presence of which on the property in question is prohibited under any Environmental Law; (g) per- or poly-fluoroalkyl substances; (h) 1,4-dioxane; or (i) other substance that under any Environmental Law requires special handling or notification of or reporting to any Governmental Entity in its generation, use, handling, collection, treatment, storage, recycling, treatment, transportation, recovery, removal, discharge or disposal. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “IIA” means the Israeli Innovation Authority (formerly known as the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry. “IIA Consent” has the meaning set forth in Section 7.8(a). “IIA Programs” has the meaning set forth in Section 3.5(e). “Inbound Licenses” has the meaning set forth in Section 3.11(b). “Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money or with respect to any deposit or advance of any kind (whether long-term or short-term, whether or not represented by a bond, debenture, note or other security or instrument, whether or not convertible into any other security or instrument); (b) all obligations of such Person under any conditional sale or other title retention agreement relating to property acquired by such Person (other than trade accounts payable that were incurred in the ordinary course of business); (c) all obligations of such Person in respect of the deferred purchase price of any property or service (other than current accounts payable that were incurred in the ordinary course of business and are less than thirty (30) days past due); (d) all obligations of such Person to pay rent or other amounts under a lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP; (e) all outstanding reimbursement obligations of such Person with respect to any letter of credit, bankers’ acceptance or similar facility issued for the account of such Person; (f) all obligations of such Person under any agreement with respect to any swap, forward, future or derivative transaction or any option or similar agreement involving, or settled by reference to, any rate, currency, commodity, price of any equity or debt security or instrument or any economic, financial or pricing index or measure of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; (g) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property or other asset owned by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person; (h) all guaranties, endorsements, assumptions and other contingent obligations of such Person in respect of, or to purchase or to otherwise acquire, any Indebtedness of another Person; and (i) all accrued interest, premiums, penalties, fees, Expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment (regardless of whether any of the foregoing has been paid as of any time of determination), as a result of the consummation of any of the Contemplated Transactions or any transaction in connection with any lender or securityholder Consent, in each case excluding any amounts classified as a Transaction Expense. “Indemnitee” means each of the following Persons: (a) Purchaser; (b) Purchaser’s current and future Affiliates (including, following the Closing, the Acquired Companies); (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above; provided, however, that the Indemnitors shall not be deemed to be “Indemnitees.”

CONFIDENTIAL Schedule 6.11 “Indemnitors” means Sellers, each holder of a Vested Option (other than an Underwater Option) and each holder of an Outstanding Warrant. For the avoidance of doubt, holders of Unvested Options (in their capacities as such) shall not be an Indemnitor on the basis of their holdings of Unvested Options. “Indemnity Escrow Amount” means $861,250. “Individual Claim” has the meaning set forth in Section 11.6(a). “Individual Covenant” means (for clarity any such covenant or obligation that applies to both the Company and Sellers, shall be referred to herein as an Individual Covenant of a specific Seller, only to the extent that such Seller, itself, breached such covenant or obligation), any covenant or obligation set forth in Section 1.1, Section 1.9, Section 6.4, Section 6.6(b), Section 6.8, Section 6.9, Section 6.13, Section 6.14, Section 6.15, Section 6.16, Section 6.17, Section 6.18, Section 7.1, Section 7.2, Sections 7.3(e) and Section 7.3(f), Section 11.2 (solely with respect to the obligations of a Seller as an Indemnitor), Section 11.6, Section 12.1, Section 12.2, Section 12.4, Section 12.9, Section 12.20. “Information Privacy and Security Laws” means (A) each Legal Requirement concerning the privacy, secrecy, security, protection, disposal, international transfer or other Processing of Personal Data, including but not limited to (i) the EU General Data Protection Regulation 2016/679 and EU Member State laws and regulations implementing the same (the “EU GDPR”), the EU GDPR as it forms part of United Kingdom (“UK”) law by virtue of section 3 of the European Union (Withdrawal) Act 2018 (“UK GDPR”), the EU e-Privacy Directive 2002/58/EC as amended by Directive 2009/136/EC or further amended or replaced from time to time, and any relevant national implementing legislation, and any substantially similar local legislation, including the recommendations and deliberations of the relevant privacy commissioners and other privacy, Personal Data protection, and data protection authorities, Canada’s Personal Data Protection and Electronic Documents Act (“PIPEDA”), the California Consumer Privacy Act of 2018 (as amended) and any regulations promulgated thereunder (“CCPA”), Israel’s Protection of Privacy Law, 5741 – 1981 and the rules and regulations promulgated thereunder, the Virginia Consumer Data Privacy Act (“VCPDA”); (ii) Legal Requirements applicable to direct marketing, e-mails, communication by text messages or initiation, transmission, monitoring, recording, or receipt of communications (in any format, including voice, video, email, phone, text messaging, or otherwise); and (iii) state consumer protection laws, Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information, Technology for Economic and Clinical Health Act, and the rules and regulations promulgated thereunder (“HIPAA”), the Payment Card Industry Data Security Standard (“PCI-DSS”) and programs, the Federal Trade Commission Act, the Gramm Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transactions Act, Controlling the Assault of Non- Solicited Pornography And Marketing Act of 2003 (“CAN-SPAM”), (B) guidance issued by a Governmental Entity that pertains to one of the laws, rules or standards outlined in clause (A), or (C) industry self-regulatory principles or Legal Requirement concerning any requirement for website and mobile application privacy policies and practices, behavioral advertising, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing). “Initial Release Amount” has the meaning set forth in Section 11.6(g). “Innovation Law” means the Israeli Research, Development and Technological Innovation in Industry Law, 5744 1984 and the regulations, tracks, rules and procedures promulgated thereunder. “Insider Receivable” has the meaning set forth in Section 3.5(d). “Insolvency Related Procedure” means, with respect to any Person, the occurrence of any of the following: (a) the filing of an application by such Person for, or a consent to, the appointment of a trustee

CONFIDENTIAL Schedule 6.11 or such similar officer appointed over or for any part of its assets of such Person’s assets; (b) the filing by such Person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Person’s inability to pay its debts as they come due; (c) the making by such Person of a general assignment for the benefit of such Person’s creditors; (d) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering a bankruptcy petition filed against such Person in any bankruptcy proceeding; (e) the expiration of sixty (60) days following the entry of an Order, judgment or decree by any court of competent jurisdiction adjudicating such Person bankrupt or appointing a trustee of such Person’s assets; or (f) any comparable action or procedure in any jurisdiction, including entering into any arrangement with its creditors in relation to unpaid debt, cessation of business or appointment of a liquidator. “Intellectual Property” means all forms of technology, Software or tangible embodiments of Intellectual Property Rights, including: algorithms, application programming interfaces, databases and data collections, diagrams, discoveries, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, platforms, proprietary information, protocols, schematics, specifications, Software code (in any form including source code and executable or object code), technical information, user interfaces, techniques, Domain Names, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including, for the avoidance of doubt, all tangible embodiments of the foregoing such as manuals, prototypes, studies and summaries). “Intellectual Property Rights” means all intellectual property rights, which may exist or be created under the laws of any jurisdiction in the world, in each case whether registered or unregistered, including: (a) rights associated with works of authorship, including exploitation rights, copyrights, and moral rights; (b) Trademark rights and similar rights; (c) Trade Secret rights and similar rights; (d) Patent and industrial property rights and similar rights; (e) database rights and similar rights; (f) other proprietary rights of any kind in or with respect to Intellectual Property; and (g) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(f)” above. “Interim Option Tax Ruling” has the meaning set forth in Section 7.9(b) of the Agreement. “Israeli Option Tax Pre-Ruling” has the meaning set forth in Section 7.9(a) of the Agreement. “Israeli Tax Rulings” has the meaning set forth in Section 7.9(b) of the Agreement. “ITA” means the Israel Tax Authority. “Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit F, attached hereto. “Key Employee” has the meaning set forth in the recitals to the Agreement. An individual shall be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter, provided that the Founder Key Employees shall be deemed to have “Knowledge” of a particular fact or matter that such Founder Key Employee could reasonably be expected to have discovered or otherwise become aware of by virtue of conducting a reasonable inquiry to such his or her direct reports. The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any executive officer or director or Key Employee of any Acquired Company is deemed to have Knowledge of such fact or other matter. A Seller that is an Entity shall be deemed to have “Knowledge” of a particular fact or other matter if any officer or director (or other similar position) of such Seller is actually aware of such fact or other matter.

CONFIDENTIAL Schedule 6.11 “Latest Balance Sheet” has the meaning set forth in Section 3.5(a). “Leased Real Property” has the meaning set forth in Section 3.9(b). “Legal Proceeding” means any action, suit, litigation, arbitration, claim, assessment, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel. “Legal Requirement” means any national, federal, state, local, municipal, foreign, supranational or other law, statute, constitution, treaty, principle of common law, directive, resolution, ordinance, code, edict, Order, rule, guideline, settlement, regulation or requirement issued, enacted, adopted, promulgated, entered, implemented or otherwise put into effect by or under the authority of any Governmental Entity. “Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable. “Lien” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, easement, encroachment, security interest, encumbrance, license, possessory interest, conditional sale or other title retention arrangement, intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security or restriction on the transfer, use or ownership of any security or other asset). A document or other item of information shall be deemed to have been “Made Available to Purchaser” only if such document or other item of information was, at all times during the period from the day that is two (2) Business Days prior to the Agreement Date through the Agreement Date, included in the virtual data room in connection with the Contemplated Transactions. “Major Customers” has the meaning set forth in Section 3.24(a). “Major Resellers” has the meaning set forth in Section 3.24(a). “Major Suppliers” has the meaning set forth in Section 3.24(a). “Material Adverse Effect” means any fact, state of facts, condition, change, circumstance, development, occurrence, event or effect (each, an “Effect”) that, either alone or in combination with any other Effect, (a) is, or would reasonably be expected to be or to become, materially adverse to (on a short- term or sustained basis) the business, liabilities, operations, condition (financial or otherwise), assets (whether tangible or intangible), or capitalization, of the Acquired Companies, taken as a whole; or (b) would reasonably be expected to prevent or materially impair or delay the performance by the Company of its obligations hereunder or prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, including the Share Purchase; provided, that, with respect to this definition of “Material Adverse Effect” none of the following, or any Effect to the extent resulting or arising from the following, shall be taken into account in determining whether there has been, is or would reasonably be expected to be a Material Adverse Effect: (i) the execution and delivery of this Agreement (provided that this clause (i) shall not apply to any representation or warranty the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement); (ii) any changes generally in the industries in which the Acquired Companies participate, or general economic conditions or financial markets (including prevailing interest rates, exchange rates and

CONFIDENTIAL Schedule 6.11 stock market levels); (iii) any act of God (including any earthquake, fire, storm or flood), any act of terrorism, war or other armed hostilities, any regional, national or international calamity, or any pandemic; (iv) any changes after the Agreement Date in any applicable Legal Requirement or GAAP (or other applicable accounting standards) or in the official interpretation of any of the foregoing by any Governmental Entity; (v) any action or failure to take action which action or failure to act is requested in writing by Purchaser or expressly required by this Agreement; and (vi) any changes in general Israeli, United States or global political or economic conditions; provided that with respect to the exceptions set forth in clauses (ii), (iii), (iv) and (vi), in the event that such Effect has had, or could reasonably be expected to have, a disproportionate effect on the Acquired Companies, taken as a whole, relative to other companies operating in the industry or industries in which the Acquired Companies operate, then such incremental disproportionate effect shall be taken into account for the purpose of determining whether a Material Adverse Effect exists or could reasonably be expected to occur. “Material Contract” means: (a) each Contract listed or required to be listed in (or expressly exempted from the disclosure requirements for) Section 3.11(b), Section 3.11(c), Section 3.11(d), Section 3.11(e), Section 3.11(f), or Section 3.11(n) of the Disclosure Schedule; (b) each Real Property Lease; and (c) each of the following: (a) each Company Contract with any Person relating to the supply of any products or services to any of the Acquired Companies and, together with all other Company Contracts involving such Person or any of such Person’s Affiliates, providing for payments by any one or more Acquired Companies, individually or in the aggregate, in excess of $100,000 in any fiscal year; (b) each Company Contract with any Person that contemplates or involves the payment or delivery of cash or other consideration by any Acquired Company in an amount or having a value in excess of $100,000 individually, or $250,000 in the aggregate when taken together with all other Company Contracts involving such Person or any of such Person’s Affiliates; (c) each Company Contract or other right pursuant to which any Acquired Company uses or possesses any material Company Personal Property (other than Company Personal Property owned by any of the Acquired Companies); (d) any Company Contract with, or for the material benefit of, any shareholder, director, officer or management-level employee of any Acquired Company, or any member of such Peron’s immediate family or any Affiliate of any of such Persons, including any Contract providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to or for the benefit of any such Person, but excluding any Contract that terminates or expires in its entirety as of the Closing without liability on the part of any Acquired Company; (e) each Company Contract imposing any restriction on any Acquired Company: (i) to engage, participate or compete in any line of business, market or geographic area; (ii) to engage in any aspect of the Business; (iii) to develop or distribute any Intellectual Property or Company Product; (iv) to make use of any Acquired Company IP; (v) to acquire any product or other asset or any services from any other Person, sell any product or other asset to or perform any services for any other Person, or transact business or deal in any other manner with any other Person, including any Company Contract that contains any “most favored nation” or “most favored customer” or similar provision; (vi) to solicit or hire any prospective employee, consultant, contractor, customer or supplier; or (vii) provides any exclusive right to a Channel Partner; (f) each Company Contract that provides to another Person the right to purchase, license or otherwise acquire an unlimited quantity of or unlimited usage of Company Products (based on any Acquired Company’s ordinary pricing metrics for such Company Products) for a fixed aggregate price

CONFIDENTIAL Schedule 6.11 or at no additional charge (including through “enterprise wide,” “unlimited use” or “all you can eat” provisions); (g) each Company Contract with a Major Customer (h) each Company Contract with a Major Supplier (i) each Company Contract with a Major Reseller; (j) each Company Contract granting any exclusive right, right of first refusal or right of negotiation to license, market, distribute, sell or deliver any Company Product; (k) each Company Contract that obligates any Acquired Company to pay any royalties or revenue shares; (l) each Company Contract creating or involving any agency relationship, Channel Partner arrangement or franchise relationship; (m) each Company Contract relating to any joint venture, strategic alliance, partnership or sharing of profits, revenue or proprietary information or similar arrangement; (n) each Company Contract relating to any transaction in which any Acquired Company (or any Subsidiary of an Acquired Company) merged or was consolidated with any other Person, acquired any securities or assets of another Person (other than purchases from vendors and suppliers in the Ordinary Course of Business) or otherwise acquired the rights to any Company Product or any Acquired Company IP; (o) each Company Contract (including each Acquired Company IP Contract) relating to the acquisition, transfer, development or shared ownership of any Intellectual Property or Intellectual Property Right (including any joint development agreement, technical collaboration agreement or similar agreement entered into by any of the Acquired Companies); (p) any standstill or similar agreement containing provisions prohibiting a third party from purchasing Equity Interests of the Company or any of its Subsidiaries or assets of the Company or any of its Subsidiaries or otherwise seeking to influence or exercise control over the Company or any of its Subsidiaries; (q) (A) any form of employment, contractor or consulting Contract with any current Company Associate and any individual agreements that materially deviate from the form, (B) any other form of employment agreement with a current Company Associate and (C) any employment agreement or offer letter that is not terminable by the Company or any of its Subsidiaries, as applicable, with an advance notice of more than thirty (30) days; (r) each Company Contract between any Acquired Company and any Company Associate or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, pursuant to which: (i) benefits would vest or amounts would become payable or the terms of which would otherwise be altered by virtue of the consummation of any of the Contemplated Transactions (whether alone or upon the occurrence or existence of any additional or subsequent event or circumstance); (ii) any Acquired Company is or may become obligated to make any severance, termination, retention, gross-up or similar payment to any Company Associate; or (iii) any Acquired Company is or may become obligated to make any bonus, incentive compensation, severance benefit, change in control benefit, long-term incentive plan, retention, pension, profit-sharing, retirement, other form of deferred compensation plan with any

CONFIDENTIAL Schedule 6.11 Company Associate or similar payment (other than in respect of ordinary course salary or wages, and payments that will not and would not reasonably be expected to exceed $200,000 in any 12-month period) to any Company Associate; (s) each Company Contract with any labor union or association, works council or similar body representing or purporting to represent any employee of any Acquired Company; (t) each Company Contract providing for or otherwise contemplating: (i) the sale or other disposition of any of the assets of any Acquired Company, other than in the Ordinary Course of Business; or (ii) the grant to any Person of any right to purchase any of the assets of any Acquired Company other than in the Ordinary Course of Business; (u) any lease of any real property or personal property; (v) any Company Contract relating to capital expenditures and involving future payments in any amount in excess of $100,000 individually or $200,000 in the aggregate, in each case in any fiscal year; (w) any outstanding purchase order or Company Contract for the purchase of tangible items of equipment or related services in any amount in excess of $100,000 individually or $200,000 in the aggregate, in each case in any fiscal year; (x) each outstanding power of attorney executed by or on behalf of any Acquired Company; (y) each Company Contract that provides for indemnification of any Person by any Acquired Company, including any current, former or future officer, director, employee or agent of any Acquired Company or warranty (other than agreements with customers entered into in the Ordinary Course of Business and with terms substantially similar to the terms set forth in the unmodified form of standard customer agreement Made Available to Purchaser); (z) each Company Contract involving any loan, guaranty, pledge, mortgage, indenture, performance or completion bond or indemnity or surety arrangement provided by any Acquired Company or otherwise relating to the incurrence, assumption or guarantee of any Indebtedness by any Acquired Company or imposing a Lien on any of the assets of any Acquired Company; (aa) each Government Contract or bid of any Acquired Company that, if awarded, would result in a Government Contract or any Contract concerning or related to Governmental Grants from the IIA or any other Governmental Entity; (bb) each Company Contract regarding the acquisition, issuance or transfer of any securities or affecting or dealing with any securities of any Acquired Company (other than issuance of Company Options in accordance with the Company’s standard form), including any restricted share agreement or escrow agreement and any underwriting or other agreement relating to any actual or potential offering of securities; (cc) each Company Contract providing for payment to the counterparty based on any Acquired Company’s revenues or profits; (dd) each Company Contract that does not expressly limit the liability of any Acquired Company to direct damages, or does not expressly disclaim the other party’s right to recover incidental, punitive, special, indirect or consequential damages;

CONFIDENTIAL Schedule 6.11 (ee) each Company Contract pursuant to which any management, monitoring, transaction, advisory or similar fee is, or at or prior to the Closing will become, payable to any securityholder of the Company or any of Affiliate of any securityholder of the Company; (ff) any confidentiality and non-disclosure agreements (whether the Company or any of its Subsidiaries is the beneficiary or the obligated party thereunder), other than those related to commercial transactions in the Ordinary Course of Business that are not individually material; (gg) any Company Contract granting any license or other rights to or from the Company or any of its Subsidiaries with respect to Acquired Company Data, other than grants to service providers to use such Acquired Company Data in connection with the provision of services to the Company or any of its Subsidiaries; and (hh) each other Company Contract that is, or each group of related or similar Company Contracts that are collectively, otherwise material to, or that were entered into outside the Ordinary Course of Business of, any Acquired Company. “Notice of Claim” has the meaning set forth in Section 11.6(a). “Objection Notice” has the meaning set forth in Section 1.7(b). “Objection Period” has the meaning set forth in Section 1.7(b). “Open Source Code” means any software that is distributed or made available by any third party under “open source” or “free software” terms, including any software distributed or made available under any version of the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license, Creative Commons licenses or similar terms. “Option Release Individual” has the meaning set forth in Section 3.2(i). “Order” means any order, writ, injunction, judgment, edict, decree, ruling or award of any arbitrator or any court or other Governmental Entity. “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, as amended, and all rules and regulations promulgated thereunder, as may be amended from time to time, including, any publications and clarifications issued by the ITA. “Ordinary Course of Business” means, with respect to the Company or any of its Subsidiaries, the ordinary course of business substantially consistent with the Company’s or such Subsidiary’s past practice. “Outbound Licenses” has the meaning set forth in Section 3.11(c). “Outstanding Warrant” has the meaning set forth in Section 1.3(a). “Parent” means Tenable Holdings, Inc., a Delaware corporation and parent company of Purchaser. “Parent Closing Stock Price” means the sale price per share of Parent Common Stock (assuming such shares are not restricted) on The Nasdaq Global Select Market at the close of trading on the trading day immediately preceding the Closing Date, as calculated by Bloomberg L.P. “Parent Closing VWAP” means the volume-weighted average sale price per share of Parent Common Stock (assuming such shares are not restricted) on The Nasdaq Global Select Market for the five

CONFIDENTIAL Schedule 6.11 (5) consecutive trading day period ending at the close of trading on the second trading day prior to the Closing Date, as calculated by Bloomberg L.P. “Parent Common Stock” means shares of Parent’s common stock, par value $0.01 per share; it being understood that such shares will be restricted shares. “Patent” means any patent (including any utility, utility model, design patent or certificate of invention), patent application (including any addition, provisional, national, regional or international application, as well as any original, continuation, continuation-in-part, divisional, continued prosecution application, reissue, review or re-examination application), patent or invention disclosure, registration, application for registration or any term extension or other governmental action which provides any right beyond the original expiration date of any of the foregoing. “Payee” has the meaning set forth in Section 1.8(c)(i). “Paying Agent” means IBI Trust Management. “Paying Agent Agreement” means that certain paying agent agreement in customary form and substance and reasonably satisfactory to Purchaser by and among Purchaser, the Sellers’ Representative and the Paying Agent, in substantially the form of Exhibit G. “Paying Agent Undertaking” has the meaning set forth in Section 1.8(c). “Payoff Letter” has the meaning set forth in Section 6.11. “PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as it may be revised from time to time. “PEO Plan” means any benefit or compensation plan, program, policy, practice or arrangement sponsored or maintained by a professional employer organization under which any current or former employee of the Company may be eligible to receive benefits or compensation, and under which the Company is a participating employer. “Per Share Deferred Stock Consideration” means, with respect to each Founder Key Employee, a number of shares of Parent Common Stock equal to (A) the Post-Preference Per Share Amount, multiplied by (B) 0.20, divided by (C) the Parent Closing VWAP. “Permit” means: (a) any permit, license, approval, certificate, franchise, permission, clearance, Consent, registration, variance, sanction, exemption, Order, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Legal Requirement; or (b) any right under any Contract with any Governmental Entity. “Permitted Lien” means: (a) any statutory lien to secure non-delinquent obligations to landlords, lessors or renters under leases or rental agreements; (b) any deposit or pledge made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable law; (c) any statutory lien in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and any other like lien; and (d) any easement, right of way or other matter on record, utility company right or other similar encumbrance affecting real property, which does not individually or in the aggregate with all other easements, rights of way or other matters on record, utility company rights or other similar encumbrances (i) interfere with the use of such real property for its intended purposes in the ordinary course of the business at such location or (ii) materially impair the value of such real property.

CONFIDENTIAL Schedule 6.11 “Person” means any natural person, Entity or Governmental Entity. “Personal Data” means: (a) any information that relates to, is linked to, or is capable of being linked to, an individual; (b) any information that is defined as “personally identifiable information,” “personal information,” “personal data,” or other similar terms by the Privacy Requirements, or (c) any information that is covered by PCI DSS. “Portfolio Company” has the meaning set forth in Section 6.15. “Post-Preference Per Share Amount” means the amount obtained by dividing the Aggregate Post- Preference Amount by the Fully Diluted Share Number. “Pre-Closing Financial Statements” has the meaning set forth in Section 6.1(c). “Pre-Closing Period” has the meaning set forth in Section 6.1(a). “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date. “Preferred Majority” means the holders of at least fifty and one-tenth percent (50.10%) of the voting power represented by the issued and outstanding Company Preferred Shares, on an as-converted basis. “Preferred Majority Vote” means the written consent or affirmative vote of the Preferred Majority, voting as a single class. “Privacy Requirements” has the meaning set forth in Section 3.11(o)(i). “Pro Rata Share” means, with respect to any Indemnitor, the fraction (a) having a numerator equal to the aggregate amount of consideration that such Indemnitor is entitled to receive pursuant to Sections 1.2(a), 1.3 and 1.4 and (b) having a denominator equal to the aggregate amount of consideration that all Indemnitors are entitled to receive pursuant to Sections 1.2(a), 1.3 and Section 1.4 as set forth in the Closing Consideration Spreadsheet. “Process,” “Processed,” “Processes,” or “Processing” means any operation or set of operations performed on Acquired Company Data, whether or not by automatic means, such as receipt, collection, monitoring, maintenance, creation, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, processing, analysis, transfer, transmission, disclosure, dissemination or otherwise making available, alignment or combination, blocking, erasure, destruction, privacy or security. “Purchaser” has the meaning set forth in the introductory paragraph of the Agreement. “Purchaser Cure Period” has the meaning set forth in Section 10.1(f). “Purchaser Plan” has the meaning set forth in Section 7.5(d). “Purchaser Tax Return” has the meaning set forth in Section 7.3(a). “R&W Insurance Amount” shall mean the premium, underwriting costs, brokerage premium and Taxes related to the procurement of the R&W Insurance Policy. “R&W Insurance Policy” shall mean the representation and warranty insurance policy issued to Purchaser naming Purchaser or a Subsidiary thereof as the insured, which policy insures Purchaser for breaches of the representations and warranties given by the Company and Sellers under this Agreement.

CONFIDENTIAL Schedule 6.11 “R&W Insurer” shall mean Euclid Transactional, LLC. “Real Property Lease” has the meaning set forth in Section 3.9(b). “Redemption Fee” has the meaning set forth in Section 7.8(a). “Registered IP” means any Intellectual Property Right that is registered, filed, issued or granted under the authority of, with or by, any Governmental Entity (or other registrar in the case of Domain Names), including any Patent, registered copyright, registered Trademark, registered design, Domain Name and any application for any of the foregoing. “Related Party” means: (a) any shareholder of the Company; (b) any Company Associate; (c) any member of the immediate family of any shareholder of the Company or Company Associate; (d) any Affiliate of any Person referred to in clause “(a),” “(b)” or “(c)” of this sentence; or (e) any trust or other Entity (other than any Acquired Company) in which any one of the Persons referred to in clauses “(a),” “(b),” “(c)” or “(d)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary, financial or Equity Interest. “Release” means emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the indoor or outdoor environment. “Release Date” has the meaning set forth in Section 11.6(g). “Releases” has the meaning set forth in Section 2.2(d). “Representative Losses” has the meaning set forth in Section 12.1(i). “Representatives” means officers, directors, managers, employees, agents, attorneys, accountants, advisors and other representatives. The term “Representatives” shall be deemed to include current and future “Representatives.” “Resignations” has the meaning set forth in Section 6.10. “Response Notice” has the meaning set forth in Section 11.6(b). “Response Period” has the meaning set forth in Section 1.7(b). “Restricted Share” has the meaning set forth in Section 1.2(f). “Restricted Stock Unit Award” means “Restricted Stock Unit Award” as defined in Parent’s 2018 Equity Incentive Plan. “Sale Shares” has the meaning set forth in the recitals to the Agreement. “Sanctioned Countries” has the meaning set forth in Section 3.13(d). “SEC” means the U.S. Securities and Exchange Commission. “Section 102 Option” means a Company Option granted under Section 102(b)(2) of the Ordinance. “Section 102 Securities” means Section 102 Options and Section 102 Shares.

CONFIDENTIAL Schedule 6.11 “Section 102 Shares” means Company Shares issued pursuant to the exercise of Section 102 Options. “Section 102 Trustee” means, IBI Trust Management, the trustee appointed by the Company in accordance with the provisions of Section 102(b) of the Ordinance and the rules and regulations promulgated in connection therewith, as amended. “Section 104H Trustee” means, IBI Trust Management, the trustee appointed by the Company in accordance with the provisions of Section 104H of the Ordinance and the rules and regulations promulgated in connection therewith, as amended. “Section 280G” has the meaning set forth in Section 7.4. “Section 280G Payments” has the meaning set forth in Section 7.4. “Section 3(i) Company Option” means a Company Option granted under Section 3(i) of the Ordinance. “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Security Incident” means (i) any actual or reasonably suspected unauthorized, unlawful, or accidental loss of, damage to, access to, acquisition of, use, alteration, acquisition, encryption, theft, modification, destruction, unavailability, disclosure of, or other Processing of Acquired Company Data, or (ii) any damage to, or unauthorized, unlawful, or accidental access to, or use of, any Acquired Company Systems. “Securityholders’ Agreements” means the agreements listed in Schedule 6.6(b). “Seller Cure Period” has the meaning set forth in Section 10.1(e). “Sellers” has the meaning set forth in the introductory paragraph of the Agreement. “Sellers’ Representative” has the meaning set forth in Section 12.1(a). “Sellers’ Representative Advisory Group” has the meaning set forth in Section 12.1(b). “Sellers’ Representative Engagement Agreement” has the meaning set forth in Section 12.1(b). “Sellers’ Representative Group Expenses” has the meaning set forth in Section 12.1(c). “Series A Preferred Shares” means Series A preferred shares of the Company, nominal value NIS 0.01 per share. “Series A-1 Preferred Shares” means Series A-1 preferred shares of the Company, nominal value NIS 0.01 per share. “Series A-2 Preferred Shares” means Series A-2 preferred shares of the Company, nominal value NIS 0.01 per share. “Series B Liquidation Preference Amount” means, with respect to each Series B Preferred Share, an amount equal to (a) $9.1110, plus (b) the aggregate amount of declared but unpaid dividends with respect

CONFIDENTIAL Schedule 6.11 to such Series B Preferred Share immediately prior to the Closing, minus (c) any amounts previously paid in respect of such Series B Preferred Share in accordance with Article 7.1 of the Company Articles. “Series B Preferred Shares” means Series B preferred shares of the Company, nominal value NIS 0.01 per share. “Share Purchase” has the meaning assigned to such term in the recitals to the Agreement. “Shortfall Adjustment Amount” has the meaning set forth in Section 1.7(d)(i). “Software” means computer software, firmware, data files, source and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto. “Specified Escrow Pro Rata Share” means the percentage set forth opposite each Specified Tax Indemnitors’ name on Section 11.7 of the Disclosure Schedule. “Specified Holders” has the meaning set forth in Section 1.8(c)(i).“Specified Representations” means the representations and warranties set forth in Sections 3.1 (Organizational Matters), 3.2 (Capital Structure), 3.3 (Authority and Due Execution), 3.4 (Non-Contravention and Consents) (except for Section 3.4(a) and Section 3.4(b)), 3.8 (Taxes), 3.14 (Brokers’ and Finders’ Fees), 4.1 (Authority and Due Execution), 4.2 (Non-Contravention and Consents), 4.4 (Title and Ownership), 4.5 (Due Organization), and 4.6 (Brokers’ and Finders’ Fees). “Specified Shareholder” has the meaning set forth in Section 6.15. “Specified Tax Contest” has the meaning set forth in Section 7.3(f). “Specified Tax Indemnitors” shall mean the individuals listed on Section 11.7 of the Disclosure Schedule. “Specified Tax Indemnity” has the meaning set forth in Section 11.2(a)(ix). “Specified Tax Indemnity Amount” has the meaning set forth in Section 11.7(a). “Specified Tax Indemnity Claim” has the meaning set forth in Section 11.7(a). “Standard Form Acquired Company IP Contracts” has the meaning set forth in Section 3.11(f). “Stipulated Amount” has the meaning set forth in Section 11.6(e). “Stock Consideration” has the meaning set forth in Section 1.8(c)(iv). “Stock Plan” means any equity or equity-based incentive plan or arrangement of the Company, including the Company’s 2019 Israeli Share Option Plan, 2020 Share Incentive Subplan of the 2019 Israeli Share Option Plan and the 2022 Share Incentive Plan, in each case, as amended, supplemented or modified from time to time in accordance with the Agreement. “Stock Withholding Amount” has the meaning set forth in Section 1.8(c)(iv). “Straddle Period” means any Tax period beginning on or before the Closing Date and ending after the Closing Date. “Subsequent Release Amount” has the meaning set forth in Section 11.6(h)(i).

CONFIDENTIAL Schedule 6.11 An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting, beneficial or ownership interests in such Entity. “Tax” includes: (a) any tax, assessment, fee or other governmental charge in the nature of a tax, including any Israeli or other non-U.S., national, U.S. federal, state or local income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, environmental tax, profits tax, severance tax, personal property tax, real property tax, sales tax, license tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, share capital tax, franchise tax, custom duties, registration duties, occupation tax, payroll tax, employment tax, social security (or similar) tax, social security (Bituach Leumi), national healthcare (Bituach Briyut) contributions, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax or other tax of any kind whatsoever, together with any interest, fines, penalties or additions thereto; (b) any liability for the payment of such amounts of the type described in (a) as a result of being a member of an affiliated, combined, consolidated, unitary or similar group for any taxable period; (c) any interest, fine, linkage differentials, penalty or addition to tax imposed by a Governmental Entity in connection with any item described in the immediately preceding clause “(a)” or clause “(b)”; and (d) any Liability in respect of any item described in clauses “(a),” “(b)” or “(c)” above, regardless of whether such Liability arises by reason of a Contract, assumption, operation of a Legal Requirement, imposition of transferee or successor liability or otherwise and, in the case of each of clauses “(a),” “(b),” “(c)” and “(d)” regardless of whether any item described therein is disputed or not. “Tax Escrow Fund” has the meaning set forth in Section 11.7. “Tax Incentives” has the meaning set forth in Section 3.8(n). “Tax Indemnity Release Date” has the meaning set forth in Section 1.1(a). “Tax Indemnity Retained Amount” has the meaning set forth in Section 1.1(a). “Tax Items” has the meaning set forth in Section 3.8(a). “Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, transfer pricing studies, transfer pricing documentation, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable Legal Requirement relating to any Tax. “Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection and administration of such Tax for such Governmental Entity or subdivision, including any governmental or quasi-Governmental Entity or agency that imposes, or is charged with collecting or administering, social security or similar charges or premiums. “Trade Secret” means any trade secret or confidential information, including any source code, documentation, know how, process, technology, formula, customer list, business or marketing plan, invention (whether or not patentable) and marketing information.

CONFIDENTIAL Schedule 6.11 “Trademark” means any trademark, service mark, trade name, trade dress, certification mark, distinguishing guise, logo, corporate name, right in business or get-up or other source or business identifier (in each case whether or not registered) and any registration, application, renewal or extension of any of the foregoing and any goodwill associated with any of the foregoing. “Transaction Deductions” means any amount that is a deduction for Tax purposes arising in connection with the transactions contemplated by this Agreement and is incurred by the Acquired Companies resulting from (a) compensatory payments made in connection with the transactions contemplated by this Agreement on or about the Closing Date, (b) any Company Transaction Expenses, and (c) any fees, expenses, premiums and penalties paid or payable with respect to the repayment of debt and the write-off or acceleration of the amortization of deferred financing costs. The amount of Transaction Deductions shall be computed assuming that an election was made under IRS Revenue Procedure 2011-29 to deduct seventy percent (70%) of any Transaction Deductions that are “success-based fees” (as described in IRS Revenue Procedure 2011-29). “Transaction Documents” means, collectively, the Agreement, the Restrictive Covenant Agreements, the Warrant Cancellation Agreement, the Releases, the Escrow Agreement, the Paying Agent Agreement, the Revesting Agreements, the Optionholder Acknowledgement Agreements, the Closing Consideration Spreadsheet, the Resignations, the Closing Consideration Spreadsheet Certificate, the Company Closing Certificate and each other agreement, certificate or document to be executed or delivered in connection with any of the Contemplated Transactions. “Transaction Value” means an amount equal to $265,000,000. “Transfer Tax Expenses” has the meaning set forth in Section 7.3(f). “Transfer Taxes” has the meaning set forth in Section 7.3(f). “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code. “U.S. Export and Import Law” means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130), the Export Administration Act of 1979, as amended (50 U.S.C. 2401-2420), the Export Control Reform Act, the Export Administration Regulations (EAR) (15 CFR Parts 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-598), the Legal Requirements administered by Customs and Border Protection (19 CFR Parts 1-199), export control laws implemented by the Department of Energy and Nuclear Regulatory Commission, United States anti-boycott regulations administered by the Office of Anti-boycott Controls of the United States Department of Commerce and the Internal Revenue Service, all laws and regulations related to import and customs requirements, or any other United States Legal Requirement regulating exports, imports or re-exports to or from the United States, including the export or re-export of goods, hardware, software, services or technical data from the United States. “U.S. Taxpayer” means U.S. citizens and green card holders, long term U.S. residents, and nonresidents of the U.S. who earn U.S.-source compensation. “Underwater Option” means any Company Option, whether or not vested, that has an exercise price payable in respect of a Company Ordinary Share subject to such Company Option that equals or exceeds the Post-Preference Per Share Amount. “Ungranted Equity Award” has the meaning set forth in Section 3.2(i). “Ungranted Equity Award Acknowledgement” has the meaning set forth in Section 2.2(o).

CONFIDENTIAL Schedule 6.11 “Unresolved Collective Claim” means, at any time, any Collective Claim that has been asserted by any Indemnitee against the Indemnitors, but that has not been fully and finally resolved in accordance with Section 11.6 of the Agreement, prior to such time. Any such claim shall be deemed for all purposes of the Agreement to remain unresolved until all amounts owing to such Indemnitee with respect to such claim, as determined pursuant to Section 11.6 of the Agreement, are paid in full. “Unresolved Collective Claim Retained Amount” has the meaning set forth in Section 11.6(g). “Unresolved Dispute” has the meaning set forth in Section 11.6(f). “Unvested Company RSU” has the meaning set forth in Section 1.2(d). “Unvested Option” has the meaning set forth in Section 1.2(b). “Unvested Replacement RSU Award” has the meaning set forth in Section 1.2(d). “Unvested RSU Award” has the meaning set forth in Section 1.2(b). “Upwards Adjustment Amount” has the meaning set forth in Section 1.7(d)(ii). “Valid Certificate” has the meaning set forth in Section 1.8(c)(i). “Vested Option” has the meaning set forth in Section 1.2(a). “WARN” has the meaning set forth in Section 3.16(m). “Warrant Cancellation Agreement” has the meaning set forth in Section 1.3(a). “Withholding Agent” has the meaning set forth in Section 1.8(a). “Withholding Drop Date” has the meaning set forth in Section 1.8(c)(i). “Working Capital Shortfall Amount” means the positive amount, if any, by which the Working Capital Target Amount exceeds the Closing Working Capital Amount; provided that if the Working Capital Shortfall Amount but for this proviso would be greater than $0 but less than or equal to $200,000, the Working Capital Shortfall Amount shall be deemed to be $0. “Working Capital Surplus Amount” means the positive amount, if any, by which the Closing Working Capital Amount exceeds the Working Capital Target Amount; provided that if the Working Capital Surplus Amount but for this proviso would be greater than $0 but less than or equal to $200,000, the Working Capital Surplus Amount shall be deemed to be $0. “Working Capital Target Amount” means negative six million eight hundred thousand (($6,800,000)).